MINE DEVELOPMENT ASSOCIATES
MINE ENGINEERING SERVICES

Technical Report on the Mesquite Mine Project, Imperial County, California, USA



Prepared for
WESTERN GOLDFIELDS INC.

Neil Prenn, P. Eng.
December 22, 2004

775-856-5700

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053

MINE DEVELOPMENT ASSOCIATES

MINE ENGINEERING SERVICES

TABLE OF CONTENTS

Section ***Page***

1.0 EXECUTIVE SUMMARY 1

2.0 INTRODUCTION AND TERMS OF REFERENCE 13

3.0 DISCLAIMER 15

4.0 PROPERTY DESCRIPTION AND LOCATION 16
- 4.1 Location 16
- 4.2 Land Area 16
- 4.3 Mining Claim Description 16
- 4.4 Agreements and Encumbrances 16
- 4.5 Environmental Liabilities 21
  - 4.5.1 Current Approvals and Reclamation Requirements 22
  - 4.5.2 Current Reclamation Bond Amount 23
  - 4.5.3 Actual Versus Bond Amount Reclamation Costs 23
    - 4.5.3.1 Roads 26
    - 4.5.3.2 Overburden/Interburden Stockpile Areas (OISAs) 26
    - 4.5.3.3 Clay Storage 26
    - 4.5.3.4 Ancillary Facilities 26
    - 4.5.3.5 Ponds 27
    - 4.5.3.6 Heaps 27
  - 4.5.4 Reclamation Conclusions 28

5.0 ACCESS, CLIMATE, LOCAL RESOURCE, INFRASTRUCTURE, AND PHYSIOGRAPHY 29
- 5.1 Access 29
- 5.2 Climate 29
- 5.3 Local Resources and Infrastructure 30
- 5.4 Physiography 30

6.0 HISTORY 31
- 6.1 Property History 31
- 6.2 Exploration History 33
- 6.3 Resource and Reserve History 33

775-856-5700

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053

7.0 GEOLOGIC SETTING 35
7.1 Regional Geology 35
7.2 Local Geology 38
7.2.1 Stratigraphy 38
7.2.2 Structure 39

8.0 DEPOSIT TYPE 41

9.0 MINERALIZATION 42

10.0 EXPLORATION 46

11.0 DRILLING 47
11.1 Summary 47
11.2 Reverse Circulation Drilling and Logging 47
11.3 Core Drilling and Logging 47
11.4 Twin Hole Comparison 47

12.0 SAMPLING METHOD AND APPROACH 49
12.1 Summary 49
12.2 Reverse Circulation Sampling 49
12.3 Core Sampling 49
12.4 Bulk Samples by Gold Fields 49
12.5 Drill Data 50
12.6 Blasthole Drilling 51

13.0 SAMPLE PREPARATION, ANALYSIS, AND SECURITY 52
13.1 Summary 52
13.2 Sample Security 52
13.3 Drill Sample Preparation and Analysis 52
13.4 QA/QC, Check Samples, Check Assays 53

14.0 DATA VERIFICATION 54

15.0 ADJACENT PROPERTIES 55

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING 56
16.1 Heap Leach Drilling 58

17.0 MINERAL RESOURCE ESTIMATE 59
17.1 Definitions 59
17.2 Methodology 59
17.2.1 Geologic and Grade Model 59
17.2.2 Structural Zones 60
17.2.3 Ordinary Kriging 60
17.2.4 Variography 60
17.2.5 Indicators 60

17.2.6 Inverse Distance Weighting....61
17.2.7 Restriction of the Influence of High-Grade Composites....62
17.2.8 Surfaces....62
17.2.9 Density....63
17.3 Mesquite Resource....63

18.0 MINERAL RESERVE ESTIMATE....65
18.1 Work in Process (Material remaining in Pad)....65
18.2 In Situ Reserves....71

19.0 OTHER RELEVANT DATA AND INFORMATION....75
19.1 Mining....75
19.2 Ore Control....75
19.3 Processing....76
19.4 Reclamation....77

20.0 INTERPRETATION AND CONCLUSIONS....78

21.0 RECOMMENDATIONS....79

22.0 REFERENCES....80

23.0 AUTHOR'S CERTIFICATE....84

LIST OF TABLES

Table **Page**
Table 1.1 Mesquite Past Production....2
Table 1.2 Mesquite Reconciliation data – From December Monthly Reports....6
Table 1.3 Newmont November 2003 Pit Optimization Parameters....6
Table 1.4 Mesquite Measured and Indicated Resource....7
Table 1.5 Mesquite Mine Reserves ($325 Gold-Newmont Calculation)....7
Table 1.6 Newmont's Proposed Expansion Capital Cost Estimate....8
Table 1.7 Mesquite Mine Expansion Economics....9
Table 1.8 Mesquite Mine Expansion Sensitivity....10
Table 1.9 Recoverable Gold Ounces Remaining (November 7, 2003)....12
Table 1.10 Recommended Mesquite Program....12
Table 4.1 Mesquite Property Holding Cost....20
Table 4.2 Mesquite Disturbed Land....22
Table 4.3 Manpower, Equipment, and Material Unit Cost Comparison for the Mesquite Mine....24
Table 5.1 Brawley Weather Station Average Monthly Data....29
Table 6.1 Mesquite Historic Production....32
Table 6.2 Leach Pad Recoverable Ounces and Actual Recovery....33
Table 11.1 Twin Hole Comparison....48
Table 12.1 Comparison of Block Estimates from Decline vs. Drill Holes....50

Table	Page
Table 12.2 Mesquite Mine Drill Data	50
Table 12.3 Mesquite Mine Drill Data Statistics	50
Table 16.1 Total Material Placed on the Heap Leach Pads – Inception through 2001	56
Table 16.2 Comparison of Bottle Roll Tests and Drill Hole Assays	58
Table 16.3 Preliminary Results of Column Tests using Heap Leach Drill Samples	58
Table 17.1 Model Extent	60
Table 17.2 Indicator Kriging Parameters	61
Table 17.3 Minimum Ore Probability	61
Table 17.4 Inverse Distance Weighting Parameters	62
Table 17.5 High-Grade Composite Restriction Parameters	62
Table 17.6 Mesquite Material Density	63
Table 17.7 Mesquite Mineralized Material	63
Table 17.8 Newmont November 2003 Pit Optimization Parameters	64
Table 17.9 Mesquite Measured and Indicated Resource	64
Table 18.1 Recoverable Gold Ounces Remaining (November 7, 2003)	67
Table 18.2 Breakdown of the Estimated Operating Costs for Continued Leaching	69
Table 18.3 Mesquite Mine Reserves ($325 Gold-Newmont Calculation)	71
Table 18.4 Newmont's Proposed Expansion Capital Cost Estimate	71
Table 18.5 Mesquite Mine Expansion Economics	72
Table 18.6 Mesquite Mine Expansion Sensitivity	73

LIST OF FIGURES

Figure		Page
Figure 4.1	Location Map	17
Figure 4.2	Claim Map	18
Figure 4.3	Site Map	19
Figure 4.4	Mesquite Mine Completed Reclamation	255
Figure 5.1	Brawley Weather Station Daily Data	29
Figure 5.2	View of the Big Chief Pit looking Northwest	300
Figure 6.1	Mesquite Historic Reserve Estimates	34
Figure 7.1	Regional Geology	36
Figure 7.2	Stratigraphic Section	37
Figure 7.3	Local Geology	40
Figure 9.1	Drill Hole Map	43
Figure 9.2	Typical Cross Section	44
Figure 9.3	Mesquite Outline of Gold Mineralization	45
Figure 12.1	Mesquite Mine Drill Data Distribution	51
Figure 13.1	Assay Lab Sample Preparation and Assaying Procedure	53

APPENDICES

Appendix A List of Claims

1.0 EXECUTIVE SUMMARY

Mine Development Associates (MDA) was requested to prepare a technical report for the Mesquite Mine by Western Goldfields Inc. (WGI). WGI completed the purchase of the mine on November 7, 2003. MDA completed an initial 43-101 report for the project in December 2003, and this report updates the original report with the progress of the project over the past year. The Mesquite Mine (Mesquite) operated during the period between March 1985 and May 2001. Gold Fields Mining Corporation began commercial gold production at the Mesquite Mine (Big Chief Pit) in March 1986 as a heap leach gold operation. In 1993, Santa Fe Pacific Gold Corporation acquired the Mesquite Mine, and became a wholly owned subsidiary of Newmont Gold Company in May 1997. Newmont mined the deposit through May 2001 when the existing reserves at a $300 gold price were depleted. Since cessation of mining activities, precious metals continue to be recovered from the heap leach pads through secondary recovery operations.

The Mesquite Mine is located in Imperial County, California, 35 miles east of Brawley, California and 52 miles northwest of Yuma, Arizona on State Highway 78. The Mesquite property consists of 213 unpatented and 53 patented lode mining claims, 127 patented and 97 unpatented mill site claims, 658 acres of California State leased land, and 315 acres of fee lands that cover a total area of approximately 5,200 acres.

Mesquite produced gold by heap leaching crushed and uncrushed (run of mine) material placed on one of 3 leach pads, built in 7 phases of construction over 12 years of operations, the final pad being constructed in 1997. A total of 154 million tons of material grading 0.026 oz Au/t containing nearly 4 million ounces of gold was placed on the leach pads. The processing of this material by heap leaching is expected to continue for an additional 2-3 years. Between 6,000 and 8,000 gpm of leach solution are placed on the heaps daily to recover gold. WGI has taken over the operations with a plan to continue leaching the pads over the next several years and reinitiate mining operations as soon as possible. Kappes Cassiday and Associates (KCA) conducted a due diligence investigation of the property on behalf of WGI, in May, 2003 and estimated that the average cost to produce an ounce of gold from the existing heaps would be $146/oz.

Nearly 3 million ounces of gold have been recovered by leaching and, since 1992, the cost to produce an ounce of gold has averaged $199 per ounce recovered. Table 1.1 illustrates the past production of the operation. The annual amount of material placed on the heap leach pads has varied between 3 million tons in 1986 to over 16 million tons in 1997. A total of 291.8 million tons of waste has been mined, indicating an overall stripping ratio of 1.89:1 over the life of the mine.

775-856-5700

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053

Table 1.1 Mesquite Past Production

Year	Tons	Grade oz Au/t	Ounces Mined	Ounces Produced	Cost $/oz Au
1985	329,800	0.055	18,110		
1986	3,019,700	0.062	188,410	152,810	
1987	3,908,200	0.052	202,700	179,660	
1988	4,881,900	0.045	222,070	173,170	
1989	7,670,300	0.032	246,220	199,690	
1990	8,230,800	0.036	295,430	202,260	
1991	7,924,100	0.030	240,880	201,730	
1992	9,079,100	0.029	266,830	207,890	$188
1993	9,749,900	0.030	289,260	205,910	$198
1994	10,770,280	0.030	324,250	209,570	$177
1995	13,766,790	0.022	306,480	193,360	$201
1996	15,527,630	0.023	356,240	186,800	$246
1997	16,463,000	0.016	271,530	227,940	$213
1998	11,536,700	0.016	185,080	154,080	$176
1999	14,087,100	0.017	234,040	164,570	$167
2000	12,840,900	0.016	208,090	120,920	$221
2001	4,225,500	0.031	130,620	92,630	$205
2002				57,100	$177
2003				48,796	$167
2004	(thru Sept.)			22,170	$321
Totals	**154,011,700**	**0.026**	**3,986,240**	**3,001,056**	**$198.8***

*Average 1992-2004

The gold recovered from the heap is subject to royalty based on the location of the ore that was originally mined. Most of the claims have no royalty (32 patented and 172 unpatented). Of the remaining claims (21 patented and 31 unpatented) the royalty ranges from 2% to 6.3% NSR. The California state leased land is also subject to a royalty ranging from 4-6% based on gold price. The royalties on the claims and state lands are detailed with the list of claims in Appendix A. MDA believes that the average royalty from the material already placed on the pad will be lower than the 3% expected by WGI.

In addition, Newmont will receive a net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore, according to the following schedule:

Property	Percentage Net Smelter Returns
California State Lands Lease	One-half of One percent (0.5%)
Wade/Kelly and McCrae/Hoover Patents	One-half of One percent (0.5%)
Glamis & Associates Claims	One percent (1.0%)
Hospah Non-Royalty Burdened Claims	Two Percent (2.0%)

On November 7, 2003 Western Goldfields Inc. (WGI) and Newmont Mining Corporation signed an Asset Purchase Agreement (APA) under which WGI acquired a 100% interest in the Mesquite Mine by issuing common stock together with warrants to purchase additional shares. The 3,342,609 shares of WGI issued were recorded in 2003 in the companies books at US$1,789,891.

Under the terms of the agreement, Newmont will retain a 50% interest in the net operating cash flow, less certain adjustments, from ore already placed on the heap leach pads. The adjustments include a general and administrative expense allowance of up to 10% of the direct mine operating and capital costs together with an annual deduction of US$350,000 in each of the first three years in the payments to Newmont. The payments to Newmont do not include any allowance for closure or reclamation costs that were assumed by WGI in the APA.

Through its acquisition, WGI assumed the environmental reclamation and closure liability at Mesquite and replaced certain State and Federal reclamation bonds totaling US$7.8 million. The Company has negotiated with AIG Environmental, a Division of the American International Group (AIG), an environmental risk transfer program comprising three components:

- Mine and Mill Closure and Reclamation Insurance;
- Mine and Mill Reclamation Surety; and
- Pollution Legal Liability Coverage for Pre-existing and Future Conditions

The Mine and Mill Closure and Reclamation Insurance is combined with the Mine and Mill Reclamation Surety to form a cost cap insurance policy which will serve to fund reclamation and post-closure site management by the Company and meet the US Bureau of Land Management, Imperial County, and the California Department of Environmental Protection (the "Agencies") requirements for reclamation financial assurance. The insurance premium for this combined policy, including taxes, is US$7,388,910.73, which WGI has paid in full.

WGI arranged for a loan of $6.0 million from RMB International (Dublin) Limited and raised additional equity funds to finance the environmental bonding and provide working capital and treasury funds. The terms of the loan call for quarterly repayment of $0.75 million at a 6% annual interest rate over the next two years. A significant portion of the equity and debt financing proceeds were applied to pay for this environmental risk transfer program.

As the post-mining land use, the leach pads will be a major land fill, recently purchased by the Los Angeles County Sanitation District. Mining operations have preference over land fill operations, but can be operated concurrently with mining. The waste dumps and rinsed leach pads will be used as land fill cover.

The description of the regional geology was taken from a paper written by Newmont Mesquite personnel. The Mesquite District lies on the southwest flank of the Chocolate Mountains, in amphibolite grade metamorphic rocks of the upper plate of the Vincent-Chocolate Mountain Thrust. Lithologies exposed in the southern Chocolate Mountains include Proterozoic granitic and metamorphic rocks, Mesozoic metamorphic and plutonic units, early to mid-Tertiary volcanic and plutonic rocks, and Tertiary to recent sedimentary units (Manske, 1991). The Proterozoic is represented by the Chuckwalla Complex, while the Mesozoic terrain is a structurally complicated package of gneisses, schist, phyllite, and plutons (Manske, 1991).

The Mesquite Mine comprises two main subparallel, Oligocene-age deposits: Big Chief –Vista (Big Chief, Cholla, and Lena, Rubble Ridge, Panhandle, and Vista), and Rainbow (Cherokee, Rainbow, and

East Rainbow). Gold mineralization is hosted in Mesozoic gneisses that are intruded by biotite/muscovite-rich granites. The district is covered by a thin veneer (0-200 feet) of Tertiary and Quaternary sediments, derived from the south slope of the Chocolate Mountains. Gold mineralization is bound by post-mineral faulting related to the Neogene San Andreas fault system.

The gold mineralization is generally found at the intersection of structures, or along fault zones. Two types of gold occur at the deposit; a silver-free native gold most common in the oxidized zone and the silver-bearing coarse gold.

The Mesquite Mine has been drilled by a total of 6,221 drill holes, the majority of which were completed by reverse circulation methods. A total of 103 of the holes in the database are known to be diamond drill holes generally completed collecting HQ core. Most of the drill holes have been vertical and have not been down-hole surveyed. About 650,000 ore control blastholes have been drilled, however the data from these blastholes are not available in a database for comparison with production estimates. The majority of the drilling on the deposit was completed by Gold Fields, although Santa Fe and Newmont both completed some drilling. About 2.7 million ft of drilling has been completed on the deposit.

Sampling methods are fairly well documented for the work completed by Gold Fields, however not for Santa Fe or Newmont. Core drilling was generally completed using HQ core, although core recovery information is not available in the database. RQD were noted to be made from each 5 ft interval, however, they are not in the current database.

MDA compared 32 core holes with nearby reverse circulation drill holes representing about 10,000 ft of compared data. This comparison indicated significant differences between some of the holes, with the core average (0.026 oz Au/t) being significantly different than the reverse circulation average (0.033 oz Au/t). More work on the data is required to understand the differences.

The current heap leaching practice starts with leach solution applied to ores using a matrix of drip emitter tubing. The emitter tubing distributes the leach solution evenly over the top of the heap. Typically there are between six and seven million square feet under leach. The application rate of dilute cyanide solution allows even leaching of the gold ore, reducing the effects of the solution channeling through the heap and ponding on top of the heap.

The gold solutions draining from the heaps are diverted to the pregnant solution pond, and from there the pregnant solution is pumped to one of three sets of carbon adsorption columns. Any solution draining from the heaps which are deemed "low grade" are re-circulated directly back to the leach pads to be "upgraded".

The pregnant solution is pumped to one of the three column trains, one of which is located at the main recovery plant. Two sets of columns are located at the ponds. Each column train consists of five up-flow distribution tanks. The 15 tanks combine to hold about 40 tons of carbon which adsorbs the gold from the leach solution. As the carbon removes the gold from the pregnant solution, the solution becomes barren of gold, i.e. barren solution. The barren solution is returned to the leach pads and then distributed over the heaped ore.

While the leach solution cascades down one of three, five-column trains, the carbon is advanced counter-current to solution flow, or up the column train. The carbon is removed from the top columns when the gold loading is between 100 and 150 oz. per ton.

Gold is stripped from the carbon on site in a refinery which was recently recommissioned by WGL. Gold is removed from the carbon using a hot cyanide-caustic, high pH strip solution. The gold-laden strip solution flows into an electrowinning cell where the gold is electroplated onto stainless steel mesh cathodes as a "sludge." Periodically, the sludge is removed from the cathodes, then is dried, mixed with flux and smelted into gold dore. The Mesquite Mine refinery produces a typical dore; 80% gold and 11% silver.

In summary the Mesquite Mine gold recovery is as follows:

- Ore is placed on the leach pads;
- Leach solution is recirculated between the ore and the gold absorption recovery columns. Excess leach solutions are recirculated back to the ore, bypassing the columns;
- Gold is absorbed into the activated carbon;
- The gold is desorbed from the carbon into a stripping solution;
- Electrowinning removes the gold from the stripping solution onto stainless steel wool, forming sludge; and
- The sludge is smelted and refined into gold dore' and sold.

The carbon which was previously processed at Newmont's facilities, for a cost of $1000/ ton, is now processed on site and the metal is poured into dore' bars. WGI completed construction of the carbon processing and gold refining facilities during May, 2004 for cost of $320,000.

MDA also compared the reconciliation of the model and reported production. These differences are shown in Table 1.2

Table 1.2 Mesquite Reconciliation data – From December Monthly Reports

Year	Model	Tons	Grade	Ounces
1986	1	-11.50%	-2.10%	-13.30%
1987	1	-5.20%	-3.10%	-8.10%
1988	1	-43.30%	-18.10%	-53.60%
1989	2	-4.70%	-5.60%	-10.00%
1990	2	4.10%	-3.90%	0.10%
1991	2	-2.10%	0.50%	-1.60%
1992	3	24.80%	-9.80%	11.20%
1993	3	1.80%	7.00%	8.00%
1994	3	-4.00%	6.90%	2.50%
1995	3	-8.60%	-7.20%	-15.20%
1996	3	-4.80%	-22.60%	-48.80%
1997	4	7.30%	5.00%	12.70%
1998	4	-0.40%	4.60%	4.10%
1999	4	0.00%	-0.80%	-0.80%
2000	4	-8.10%	13.20%	4.00%

*obtained from December monthly report for the year

Some of the reconciliation differences are very significant, and again need to be investigated further to determine the reasons for the differences.

The resource estimate was updated by Newmont in November, 2003 and is based on the difference of material above cutoff grades in a pit optimized for a $325 gold price (reserves) and a $400 gold price optimized pit. The pit optimization parameters are shown in Table 1.3. The Newmont November 2003 resource estimate is shown in Table 1.4. All of the resources are contained within the permitted footprint. Additional mineralized materials are contained in a $400 gold price optimized pit outside the permitted boundary. Some of this material is contained in the Rainbow deposit which would require relocation of a highway, and is not reported in Table 1.4. The resources tabulated do not include the in situ reserves.

Table 1.3 Newmont November 2003 Pit Optimization Parameters

Material	Item
Oxide - Cutoff Grade (oz Au/t)	0.006
Non-Oxide - Cutoff Grade (oz Au/t)	0.012
Mining Cost - $/ton mined	$0.70
Processing Cost - $/ton leached	$0.72
Oxide - Recovery < 0.016 oz Au/t	69.00%
Oxide - Recovery > 0.016 oz Au/t	75.00%
Non-Oxide - Recovery	35.00%

Table 1.4 Mesquite Measured and Indicated Resource
(From Newmont's November 2003 $400 Gold Price Optimized Pit)

Material	Tons 000's	Grade oz Au/t	Ounces 000's
Oxide	42,898.0	0.014	587.7
Non-Oxide	16,505.5	0.022	362.3
Totals	59,403.5	0.016	950.0

Newmont developed a Mesquite Expansion Plan to mine additional material contained in four pit phases developed from an optimized pit based on a gold price of $325/oz. Two pit phases are included in the Big Chief deposit and two in the Rainbow deposit. All of the reserves are within the currently permitted area, however, additional heap area and permits would be required for the new material placed on the pads.

Newmont considered purchasing a used mining fleet to mine this material. The mine life is short but the mining equipment must be large (35 cy front shovel and 240 ton trucks) to achieve low mining costs necessary for the proposed expansion. Table 1.5 shows the reserve estimate by Newmont at a $325 gold price. MDA checked the material in the Newmont $325 pit based on the Newmont model as shown in Table 1.5.

Table 1.5 Mesquite Mine Reserves ($325 Gold-Newmont Calculation)

Calculation	Pit	Feature	Tons Oxide 000's	Grade Oxide oz Au/t	Tons Non-oxide 000's	Grade Non Oxide oz Au/t	Tons Ore Grade 000's	Grade oz Au/t	Tons Overburden 000's	Tons Rock Waste 000's	Tons Waste 000's	Strip Ratio W:ore	Ounces Gold 000's
Newmont	Totals	All	40,059	0.021	2,128	0.024	42,187	0.021	*	*	152,536	3.62	899
MDA	Rainbow1	621	6,075	0.024	0	0.000	6,075	0.024	49,604	328	49,932	8.22	145
MDA	Rainbow2	622	16,558	0.019	2,341	0.018	18,899	0.019	28,191	2,151	30,342	1.60	364
MDA	Big Chief 1	630	4,990	0.027	0	0.000	4,990	0.027	9,800	16,960	26,758	5.36	137
MDA	Big Chief 2	633	11,621	0.019	1,180	0.026	12,801	0.020	25,132	17,381	42,513	3.32	252
MDA	Totals	All	39,344	0.021	3,521	0.020	42,765	0.021	112,726	36,820	149,545	3.49	900
Difference	MDA vs Newmont	All	715	0.000	(1,393)	0.004	578	0.000	*	*	2,991	0.13	1

* Not Available
Note: Newmont from feature 665 rather than 630 and 633

Table 1.6 illustrates Newmont's estimate of capital cost for the expansion project.

Table 1.6 Newmont's Proposed Expansion Capital Cost Estimate

Item	Year 1 $000's	Year 2 $000's	Year 3 $000's	Totals $000's
Mine Equipment	$22,525	$2,693		$25,218
Rebuilds		$1,280		$1,280
Transformer	$2,500			$2,500
Shop Demolition	$2,000			$2,000
Leach Pad		$5,418		$5,418
Diversion	$250			$250
Communications	$2,000			$2,000
Misc. Start-up	$3,000			$3,000
Powerline	$1,602			$1,602
Major Rebuilds			$10,480	$10,480
Totals	**$33,877**	**$9,391**	**$10,480**	**$53,748**
Equipment Salvage				**$10,550**

MDA believes the Newmont cost estimate is reasonable for used mine equipment. About 50 million tons of pre-production stripping is required and should be shown as a capital item. Using Newmont's cost estimate of $0.55/ton for waste stripping, this would add about $27.5 million to the capital cost.

MDA investigated the economics of the expansion project to determine the gold price at which the project may be attractive. Although the expansion project produces a positive rate of return at a $350/oz gold price, the expansion will be difficult to finance until the gold price is close to $400 per ounce. The pre-tax cost per ounce produced is around $320/oz gold including capital. A summary of the project economics is shown in Table 1.7 using Newmont's mine plan, projected operating cost and capital estimates.

Table 1.7 Mesquite Mine Expansion Economics

MESQUITE MINE EXPANSION								
PRODUCTION STATISTICS Mine Production		YR -1	YR 1	YR2	YR 3	YR 4	YR 5	Totals
Oxide Low Grade	Tons		1,992,600	5,409,157	7,448,482	2,513,467		17,370,709
	Grade (oz Au/t)		0.0014	0.0116	0.0112	0.0013		0.0114
	Recovery (%)		69.00%	69.00%	69.00%	69.00%		69.00%
Oxide High Grade	Tons		1,738,655	12,385,009	5,093,519	2,551,472		22,600,655
	Grade (oz Au/t)		0.0019	0.0265	0.0252	0.0440		0.0286
	Recovery (%)		73.00%	73.00%	73.00%	73.00%		73.00%
Non-Oxide	Tons		74,363	346,509	249,235	1,457,546		2,127,655
	Grade (oz Au/t)		0.0162	0.0226	0.0285	0.0255		0.0239
	Recovery (%)		33.00%	33.00%	33.00%	33.00%		33.00%
Tons Ore			3,805,620	18,070,675	12,788,236	7,522,485		42,187,019
Waste	Tons		1,534,978	35,430,849	32,641,238	21,966,948		172,138,008
Plant Production Ounces Placed on Heap Gold Production			61,997	396,776	218,849	221,834		899,457
Oxide Low Grade	69.00%		15,674	43,375	57,539	16,658	2,940	136,185
Oxide High Grade	73.00%		28,337	244,362	96,268	99,619	17,580	486,386
Non-Oxide	33.00%		422	2,741	2,486	11,857	1,951	18,657
Total Ounces Produced			44,653	290,673	156,293	127,134	22,471	641,428
Gold Sales	325		$14,512,184	$94,473,309	$50,795,030	$41,283,540	$7,302,978	$208,464,014
Silver Sales	9		$0	$0	$0	$0	$0	$0
Royalty			$145,122	$944,703	$507,950	$413,835	$73,030	$2,084,640
Total Sales			**$14,367,062**	**$93,525,606**	**$50,287,052**	**$40,869,706**	**$7,229,948**	**$206,379,374**
Tons Waste Mined		0	2,234,978	20,430,849	32,640,238	21,066,948	0	132,338,008
Tons Ore Mined			3,805,620	18,070,675	12,788,236	7,522,485		
Operating Cost								
Mining-Waste	$0.573		$3,077,388	$20,277,886	$18,673,036	$16,656,206		$58,684,536
Mining-Ore	$0.740		$2,770,494	$13,426,312	$9,263,631	$5,664,401		$31,427,037
Processing	$0.868		$2,740,049	$13,013,885	$9,207,529	$6,480,000	$5,170,000	$36,638,463
General and Administration	$0.201		$2,000,000	$2,000,000	$2,000,000	$2,000,000	$500,000	$8,530,000
Totals			$10,587,930	$48,713,282	$39,446,206	$30,800,607	$5,570,000	$135,220,076
Cost Per Oz Au			**$237.1**	**$167.4**	**$252.4**	**$241.9**	**$252.1**	**$210.81**
Cost Per Ton Placed on Heap			**2.78**	**2.70**	**3.08**	**4.09**		**3.21**
Net Profit before Taxes			**$3,779,132**	**$44,812,323**	**$10,840,846**	**$10,169,049**	**$1,559,948**	**$71,159,298**
Capital Investment		$33,877,000	$0	$9,291,000	$10,480,000	$0	($13,550,000)	$43,198,000
Working Capital			$2,646,982			$0	($2,646,982)	$0
Equipment Salvage								$0
Pre-Production Mining		$0	$27,500,000	$0	$0	$0		$27,530,000
Net Capital Cost		$33,877,000	$30,146,982	$9,291,000	$10,480,000	$0	($13,196,982)	$70,698,000
Net Cash Flow		($33,877,000)	($26,367,851)	$35,419,323	$360,846	$10,169,049	$14,756,931	$461,298
Cumulative Cash Flow		($33,877,000)	($60,244,851)	($24,825,527)	($24,464,682)	($14,295,632)	$461,298	$0
Net Present Value (8%)								**($9,371,288)**
Net Present Value (5%)								**($6,387,250)**
Internal Rate of Return								**0.29%**

Table 1.8 summarizes the sensitivity of the mine expansion to gold price

Table 1.8 Mesquite Mine Expansion Sensitivity

Gold Price $/oz Au	Pretax Cashflow $000'S	NPV (5%) $000'S	IRR %
$325.00	461.3	(6,307.3)	0.29
$350.00	16,336.6	6,976.6	10.12
$375.00	32,212.0	20,260.4	19.61
$400.00	48,087.3	33,544.2	28.75
$425.00	63,962.6	46,828.0	37.54
$450.00	79,838.0	60,111.8	46.03

A feasibility study is suggested for the expansion project. The following should be considered when evaluating the expansion project:

- First, MDA believes that financing to place the reserves into production will require the gold price to be close to $400 per oz;
- Second, the overall stripping ratio is very high for a low-grade deposit, averaging about 3.5:1 indicating that each ton of ore will have to carry the equivalent of 4.5 tons of mining cost;
- Third, additional reclamation bonding estimated to be $2.3 million may be required; and
- Fourth, KCA has indicated that additional plant capital may be required as summarized below in italics:

A new leach pad, the extension of Pad #6, has been permitted. Cost to construct this pad is estimated at $1.29 per square foot based on previous pad construction costs. Total permitted area is 90 acres.

Evaluation of in-ground ore reserves has not been completed, but approximately 42 million tons of ore might be available. To accommodate this on a 90 acre pad, the ore will have to be stacked approximately 220 ft high. However, there is some additional volume available on the existing pad 6, so it may be possible to maintain a lower heap height. KCA sees no reason why the heaps cannot be stacked as high as 220 ft, except that the high heaps will result in longer leach times and delayed gold recovery. The 90-acre pad plus the associated ditches and pipelines will cost approximately $6.5 million. Note that the Newmont estimate totals $5.4 million.

Newmont's capital cost estimate for all costs to re-start the operation is about $54 million. The bulk of this is for used mining equipment. A total of $3 million has been included for miscellaneous process equipment (pumps, carbon columns, irrigation pipeline inventory, etc). Some basic costs required for up-grading the process and support sections are itemized as follows:

ITEM	*COST*
Existing carbon columns - functional for remaining life	*$ 0*
Carbon stripping plant and acid wash plant, upgrade	*$ 300,000*
Cyanide receiving facility (to receive dissolved cyanide)	*$ 100,000*
Laboratory upgrade	*$ 250,000*
New 8000 gpm carbon column set, with pumps	*$ 4,000,000*
9000 ft of 24", and 9000 ft of 14" distribution lines, installed	*$ 4,000,000*

The above list is not comprehensive, but it includes the major items in the process section. These costs seem compatible with the overall capital cost estimate.

In addition to the in situ reserves, additional gold recovery is expected from the existing material already on the leach pad. Table 1.9 is an estimate of production based on estimated recoveries of different leach materials. This table illustrates that, based on projected recoveries used by prior operators, an additional 23,800 ounces of gold should be recovered from the leach pad as of October 1, 2004. MDA believes that about 25,800 remain to be recovered from the heap. MDA considers the KCA estimate of leach pad recovery a reserve based on past performance of the leach pad. KCA estimated the cost of leaching the remaining material on the pad to be $146/oz Au recovered, however their estimate did not include the initial management contract. As the solution grade has decreased, these costs have increased to over $300/oz Au. Recovery of additional materials is likely during the closure and washing stage as suggested by KCA.

Table 1.9 Recoverable Gold Ounces Remaining (November 7, 2003)

Estimated	82.0%	30.0%	79.0%	75.0%		40.0%			
Year	Crushed Oxide	Crushed Non-ox	ROM High	ROM Low	ROM Total Oxide	ROM Non-ox	Totals	Actual Oz Recovered	Cumulative Difference
	Recoverable Ounces Placed On Pad								
1986*	169,349				0		169,349	152,810	16,539
1987	166,211				0		166,211	179,660	3,090
1988	180,941				0		180,941	173,170	10,861
1989	202,274		15,709		15,709		217,983	199,690	29,154
1990	212,981		13,245		13,245		226,226	202,260	53,120
1991	191,585			5,429	5,429		197,014	201,730	48,404
1992	200,870			16,349	16,349		217,219	207,890	57,733
1993	205,917	3,011		21,131	21,131		230,059	205,910	81,882
1994	181,831	22,823		19,825	19,825		224,479	209,570	96,791
1995	174,401	9,878		39,840	39,840	3,096	227,215	193,360	130,646
1996	97,546	23,357	51,909	59,563	111,472	5,722	230,097	106,000	101,943
1997			131,676	73,377	205,053	2,808	207,861	227,940	161,864
1998			91,529	48,968	140,497	1,572	142,069	154,080	149,853
1999			NA	NA	165,776	1,422	167,199	164,570	152,482
2000			NA	NA	126,109	16,998	143,107	120,920	174,669
2001			NA	NA	40,511	31,297	71,808	92,630	153,047
2002								57,100	96,747
2003								48,796	47,951
2004**								22,170	25,781
Totals	**1,983,906**	**59,069**	**NA**	**NA**	**920,947**	**62,916**	**3,026,837**	**3,001,056**	**25,781**

* includes some material from 1985
**through September, 2004

MDA recommends that a complete data review of the project be completed to better understand the database and geology. WGI is in the process of preparing a new geologic model of selected areas on the property and is planning to update Newmont's resource and reserve calculation. Metallurgic testing of the refractory materials may improve recoveries. Additional targets may exist on or near the project, but the areas drilled need to thoroughly reviewed. A feasibility study needs to be completed on the Newmont designed expansion. Table 1.10 summarizes the recommended program for Mesquite.

Table 1.10 Recommended Mesquite Program

Item	Estimated Cost
On Site Carbon Stripping/Refining	$300,000
Data Review	$75,000
Metallurgical Testing	$150,000
Exploration Review	$20,000
Expansion Feasibility Study	$500,000
Contingency	$105,000
Totals	$1,150,000

2.0 INTRODUCTION AND TERMS OF REFERENCE

Mine Development Associates (MDA) has prepared this technical report for the Mesquite project at the request of Western Goldfields, Inc. (WGI). Mesquite was an operating gold mine between 1986 and 2001. Gold is currently being recovered from material placed on the leach pad during the mining period. Recovery is expected to continue for several years. WGI purchased the Mesquite gold deposit and the Mesquite mine processing facilities, located 35 miles east of Brawley, CA on State Highway 78, from Newmont Mining on November 7, 2003.

The purpose of this report is to provide technical support for WGI's Mesquite project and to satisfy WGI's obligation to file an updated technical report to be made available to the public. The technical report was written in compliance with disclosure and reporting requirements set forth in the Canadian Venture Exchange ("CDNX") Corporate Finance Manual, National Instrument 43-101, Companion Policy 43-101CP, and Form 43-101F1. The in-place resources for the Mesquite deposit were calculated by Dale Louchs, Chief Engineer, Nevada Planning Group, Newmont Mining Corporation (Newmont). Included in part of the resources is material already mined and placed on the leach pad, from which gold is being recovered. Gold recovery from the leach pad is expected to continue approximately 36 months. MDA and Kappes, Cassiday and Associates reviewed data relevant to the material placed on the heap and estimated the ounces of gold contained in the leach pad that are expected to be recovered.

The scope of this study included a review of pertinent technical reports and data in possession of Western Goldfields relative to the general setting, geology, project history, exploration activities and results, methodology, quality assurance, interpretations, resources and reserves. Each scope element was addressed in the context of the company's target concepts, recent results, and proposed activities.

The author's mandate was to comment on substantive public or private documents and technical information listed in the *Reference* Section (22). The mandate also required on-site inspections and preparation of an independent technical report containing the authors' observations, conclusions and recommendations. A site inspection was conducted on May 15, 2003.

Currency, units of measure, and conversion factors used in this report include:

Linear Measure

1 inch	= 2.54 centimeters	
1 foot	= 0.3048 meter	
1 yard	= 0.9144 meter	
1 mile	= 1.6 kilometers	

Area Measure

1 acre		= 0.4047 hectare
1 square mile	= 640 acres	= 259 hectares

Capacity Measure (liquid)

1 US gallon	= 4 quarts	= 3.785 liter

Weight

1 short ton	= 2000 pounds	= 0.907 metric tonne
1 pound = 16 oz	= 0.454 kg	= 14.5833 troy ounces

Analytical Values

1%	=	10,000 g Au/tonne	=	291.667 oz Au/ton
1 g/tonne	=	0.0001%	=	0.0291667 oz Au/ton
1 oz troy/ton	=	0.003429%	=	34.2857 g/tonne
10 ppb	=	0.00029 oz Au/t		
100 ppm	=	2.917 oz Au/t		

Currency Unless otherwise indicated, all references to dollars ($) in this report refer to currency of the United States.

$1 US = $1.316 CN (rate October 27, 2003)

$1 CN = $0.76 US (rate October 27, 2003)

Frequently used acronyms and abbreviations

AA	atomic absorption spectrometry
Ag	silver
APA	Asset Purchase Agreement with Newmont Mining Corporation
Au	gold
BLM	U.S. Department of the Interior, Bureau of Land Management
CIM	Canadian Institute of Mining, Metallurgical, and Petroleum
°F	degrees Fahrenheit
ft	foot or feet
Newmont	Newmont Mining Corporation
NSR	net smelter return
oz Ag/t	troy ounces silver per short ton (oz/ton)
oz Au/t	troy ounces gold per short ton (oz/ton)
RC	reverse circulation drilling method
ton	short ton
WGI	Western Goldfields, Inc.

3.0 DISCLAIMER

MDA has relied almost entirely on data and information provided by WGI, much of which was obtained or derived from prior operators of the Mesquite property and many of the conclusions made in this report are based entirely on previous operators' work. Though MDA reviewed much of the available data, visited the project site, and took samples for specific gravity measurements, these tasks are dwarfed by the amount of data that exists. That said, MDA believes the data presented by WGI are generally an accurate and reasonable representation of the project

WGI has provided copies of legal documentation regarding the purchase/option agreement with Newmont and the unpatented and patented mining claims covering the Mesquite project. Although MDA is not a "Qualified Person" for assessing the validity of unpatented claims, WGI has completed a due diligence review of the claims and has stamped copies of the payment of claim holding fees for 2003-2004 for the BLM and Imperial County. The documentation provided by WGI is referenced or included in this report.

MDA did not investigate the environmental or social-economic issues associated with the Mesquite project and the author is not a "Qualified Person" for these issues in California. These issues were addressed by Enviroscientists, Inc. (Enviroscientists) during their due diligence review dated May 15, 2003.

4.0 PROPERTY DESCRIPTION AND LOCATION

4.1 Location

The Mesquite Mine is located in Imperial County, California, 35 miles east of Brawley, California and 52 miles northwest of Yuma, Arizona, on State Highway 78. The location of the property is shown in Figure 4.1

4.2 Land Area

The Mesquite property consists of 213 unpatented and 53 patented mining lode claims, 127 patented and 97 unpatented mill site claims, 658 acres of California state leased land, and 315 acres of fee lands that cover a total area of approximately 5,200 acres. The claims are administered by the U.S. Bureau of Land Management (BLM) on federally owned lands administered by the BLM. All of the claims are located in Imperial County in southeastern California. A claim map is shown in Figure 4.2. A listing of the claim names and BLM recordation information is presented as Appendix A. In addition, the property includes a right of way (34.23 acres) for a utility corridor in portions of section 17, 20, 21, 28 and 33 T13S, R19E Mount Diablo Base and Meridian.

4.3 Mining Claim Description

The mining claim group is centered at 33 degrees 7.5 minutes North latitude and 114° 56.2 minutes West longitude, and covers all or portions of Sections 33, 34 T12S, R19E and Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 17, 18 and 33, T13S, R19E, Mount Diablo Base and Meridian. The areas of defined gold resources are located entirely in the claims listed in Appendix A and shown in Figure 4.2, which is the claim location map. Figure 4.3 is a site map showing the areas that have been mined or used as waste pad or leach pad area.

4.4 Agreements and Encumbrances

On July 7, 2003 Western Goldfields Inc. (WGI) and Newmont Mining Corporation (Newmont) signed a letter of intent regarding the purchase by WGI of Newmont's 100% interest in the Mesquite Mine. As consideration for the letter of intent, WGI issued to Newmont 111,859 shares of WGI common stock.

On November 7, 2003 Western Goldfields Inc. (WGI) and Newmont Mining Corporation signed an Asset Purchase Agreement (APA) under which WGI acquired a 100% interest in the Mesquite Mine by issuing 2,218,609 shares of WGI common stock together with warrants to purchase an additional 2,494,810 shares of WGI common stock. In addition, WGI assumed the environmental reclamation and closure liability at Mesquite and replaced certain State and Federal reclamation bonds totaling US$7.8 million. The shares of WGI issued have a deemed value of US$4,293,042 based on $1.80 per share valuation and the November 7 total.

Newmont has retained a 50% interest in the net operating cash flow, less certain adjustments, from ore already placed on the heap leach pads. The adjustments include a general and administrative expense allowance of up to 10% of the direct mine operating and capital costs together with an annual deduction of US$350,000 in each of the first three years in the payments to Newmont. The payments to Newmont do not include any allowance for closure or reclamation costs that were assumed by WGI in the APA.

Figure 4.1 Location Map


Oceanside
Escondido
San Diego
El Centro
Brawley
Blythe
Yuma
Tijuana
Rosarito
Mexicali
Ensenada
San Luis Rio Colorado
I-10
BLYTHE
ARIZONA
MESQUITE
MINE
EL CENTRO
HOLTVILLE
CALEXICO
MEXICALI
CALIFORNIA
MEXICO
I-8
SCALE IN MILES
0
40
North
SOURCE: Newmont Mining Corporation, 1999
7/7/00
MINE DEVELOPMENT
ASSOCIATES
Reno
Nevada

Figure 4.2 Claim Map


Tract 38
R19E
MINE DEVELOPMENT
ASSOCIATES
NORTH

Figure 4.3 Site Map


MINE DEVELOPMENT
ASSOCIATES
Reno
Nevada
T12S
T13S
R19E
NORTH
2
11
3
10
15
4
9
16
5
8
17
6
7
18

WGI has entered into a management contract with Harrison Western Construction Corporation to manage the Mesquite mine leaching facility.

The gold recovered from the heap is subject to royalty based on the location of the ore that was originally mined. Most of the claims have no royalty (32 patented and 172 unpatented). Of the remaining claims (21 patented and 31 unpatented) the royalty ranges from 2% to 6.3% NSR. The California state leased land is also subject to a royalty ranging from 4-6% based on gold price. The royalties on the claims and state lands are detailed with the list of claims in Appendix A.

In addition, Newmont will receive a net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore, according to the following schedule:

Property	Percentage Net Smelter Returns
California State Lands Lease	One-half of One percent (0.5%)
Wade/Kelly and McCrae/Hoover Patents	One-half of One percent (0.5%)
Glamis & Associates Claims	One percent (1.0%)
Hospah Non-Royalty Burdened Claims	Two Percent (2.0%)

All of the claims have certain restrictions in common which are:

- the applicable land use restrictions of the California Desert Conservation Areas;
- any multiple use rights of third parties as provided for in the applicable federal laws and regulations; and
- reservations to the United States, for rights of way for ditches or canals constructed by the Federal Government.

Some of the claims may have small areas that encroach on the Chocolate Mountain Aerial Gunnery range. Any portions of the claims that are located inside the Chocolate Mountain Aerial Gunnery are invalid, but do not affect any known potential mining areas.

The holding cost of the property is shown in Table 4.1. The areas of defined gold resources are located entirely in the claims listed in Appendix A and shown in Figure 4.2.

Table 4.1 Mesquite Property Holding Cost

Item	Annual Cost
Claim Maintenance	$31,181
Claim Lease	$12,192
Landfill	$1,500
State Lease	$3,290
BLM Right of Way	$449
Total Holding Cost	**$48,612**

WGI assumed through its acquisition of the Mesquite property the liability for its reclamation and closure. Simultaneously with closing, WGI procured an environmental reclamation and closure insurance policy from American International Specialty Lines Insurance Company, a member of the AIG Group. Under the terms of this policy, WGI is indemnified from increases in the reclamation and closure costs while, to the extent closure can be achieved for less than approximately $6.0 million, it will receive the benefits.

The three components of the environmental risk transfer program include:

- Mine and Mill Closure and Reclamation Insurance;
- Mine and Mill Reclamation Surety; and
- Pollution Legal Liability Coverage for Pre-existing and Future Conditions

The Mine and Mill Closure and Reclamation Insurance is combined with the Mine and Mill Reclamation Surety to form a cost cap insurance policy which will serve to fund reclamation and post-closure site management by the Company and meet the US Bureau of Land Management, Imperial County, and the California Department of Environmental Protection (the "Agencies") requirements for reclamation financial assurance. The insurance premium for this combined policy, including taxes, is US$7,388,910.73 which WGI has paid in full. A portion of this premium will be segregated by AIG into a commutation account to earn interest and that will be used by them to directly pay ongoing reclamation costs as incurred. The amount in the commutation account is the current cost estimate for the Agencies' required reclamation work of US$5,998,994 in present value dollars. The remainder of the premium, US$1,389,925.73, is deemed to be the premium (with tax) to provide coverage for future reclamation costs exceeding those provided by the commutation balance.

The Pollution Legal Liability Coverage is for pre-existing pollution conditions; those being conditions that pre-exist the inception date of the policy, regardless of when they are discovered or when a claim takes place under the policy. The policy has a 10 year term for pre-existing conditions. The New Pollution Conditions are those conditions that take place after policy inception and this portion of the policy has a 5-year term. The Company has paid a premium of US$267,132.53 inclusive of tax.

WGI arranged for a loan of $6.0 million from RMB International (Dublin) Limited and raised additional equity funds to finance environmental bonding and provide working capital and treasury funds. The terms of the loan call for quarterly repayment of $0.75 million at a 6% annual interest rate over the next two years. A significant portion of the equity and debt financing proceeds were applied to pay for this environmental risk transfer program.

4.5 Environmental Liabilities

The Mesquite Mine was in operation during the period between 1986 and 2001, when mining activities ceased. The operation recovered gold by heap leaching. Leaching is ongoing and expected to continue for about three more years. The property permits and bonding requirements were investigated by Rich DeLong of Enviroscientists, Inc. He developed the text for this section during the due diligence review of the property in May 2003.

This section outlines Enviroscientists' reclamation and reclamation cost evaluation conducted on the Mesquite Mine (Facility) as part of Western Goldfields' evaluation of the property for acquisition. This evaluation addresses the current approvals and reclamation requirements, the current reclamation bond amount, the April 2003 reclamation bond release request, the actual versus bond amount reclamation costs, and a conclusion. This review did not address the agency approvals or reclamation requirements and cost calculations for the planned expansion of the Facility. The reclamation and reclamation cost evaluation consisted of 1) a one day site visit on May 15, 2003, and 2) review of the following documents:

- Newmont's Mesquite Mine Closure and Reclamation Plan (October 2001) (*Reclamation Cost document*);
- Newmont's internal reclamation cost estimate (February 2002) (*Internal Cost document*);
- Newmont's Reclamation Progress Report and Bond Release Request submitted to the County of Imperial and the BLM (April 2003) (*Release Cost document*);
- BLM Record of Decision on the Mesquite Mine (July 2002) (*BLM ROD*);
- California Regional Water Quality Board - Colorado River Basin Region Waste Discharge Order and Requirements (March 1995) (*WDO*);
- County of Imperial Reclamation Permit (April 1985);
- County of Imperial Reclamation Permit (February 1988);
- County of Imperial Conditional Use and Reclamation Permit (March 2002) (*CUP/RP*);
- Mesquite Mine Expansion Draft Environmental Impact Report/Environmental Impact Statement (August 2000) (*Draft EIR/EIS*); and
- Mesquite Mine Expansion Draft Environmental Impact Report/Environmental Impact Statement (February 2002) (*Final EIR/EIS*).

The Release Cost document includes a map that outlines the phases of concurrent reclamation of the Overburden/Interburden Stockpile Areas (OISAs), and a copy of this map is attached for reference. The Facility is an open pit heap leach precious metal mining operation located in eastern Imperial County, California, at the southern end of the Chocolate Mountains. The Facility comprises 5,200 acres and is permitted to disturb up to 4,962 acres. To-date 3,655 acres have been disturbed, as shown in Table 4.2.

Table 4.2 Mesquite Disturbed Land

Item	Area
Open Pits	762
Heap Leach Pads	645
Heap Leach Ponds and Facility Roads	258
Overburden/Interburden Storage Areas	1,219
Ancillary Facilities	771
Totals	3655

4.5.1 Current Approvals and Reclamation Requirements

The facility reclamation and heap leach closure requirements are outlined in the BLM ROD, the CUP/RP, and the WDO. The requirements outlined in these three permits are consistent with the

reclamation and closure requirements at other mines in this part of California. In addition, the requirements appear to be achievable with a standard closure and reclamation effort.

4.5.2 Current Reclamation Bond Amount

The current reclamation cost estimate is based on the closure and reclamation details outlined in the Reclamation Cost document. This document specifies a reclamation bond amount of $7.7 million for the existing Facility operations. In the development of the cost estimate for this document the concurrent reclamation activities (contouring) on the OISA's completed in 1999 and 2000 were accounted for in the cost estimate. The 197 acres of the OISA's that have been concurrently reclaimed in 2001 and 2002 are not incorporated into this cost estimate. There are two items outlined in the text portion of the Reclamation Cost document that are not addressed in the reclamation cost estimate. The text specifies that all areas to be seeded will be either gouged or scarified; however, the cost estimate only calculates costs for ten percent of the area. This is likely not a substantial issue since the only areas that would need to be treated would be compacted areas such as roads and the top of the OISAs. The text outlines the construction of a diversion berm to channel surface flows away from the pit wall cracks in the north wall of the Big Chief Pit. No costs are incorporated into the bond calculations for these activities. However, the Release Cost document does address the costs for this activity and proposes the incorporation of the amount into the existing bond.

4.5.3 Actual Versus Bond Amount Reclamation Costs

The Internal Costs document and the Reclamation Cost document have been compared to assess the differences in how the internal costs are assessed as compared to the calculation of the external bond costs. Table 4.3 shows a comparison of the unit costs for both the Reclamation Cost Estimate and the Internal Costs document. Figure 4.4 illustrates the areas where reclamation has been completed.

Table 4.3 Manpower, Equipment, and Material Unit Cost Comparison for the Mesquite Mine

Manpower, Equipment, and Material Unit Cost Comparison Mesquite Mine Reclamation Cost Estimate			
	Reclamation Cost Estimate (October 2001)	Internal Cost Estimate, (February 2002)	Notes
Manpower Costs			
Operator[1]	Unit Rate ($)	Unit Rate ($)	
OP6 / D6	$49.33		Only used in April 2003 document
OP8 / D9	$49.74	$32.00	The internal cost estimate refers to the D9 operator as a Dozer Operator. This is an internal labor cost
OP8 / 785A	$49.74	$37.65	
OP10 / Aerial Seeder	$50.36	$50.36	
T12 / Laborer, Pump Op.	$36.60		
Equipment Costs			
Equipment	Unit Rate ($)	Unit Rate ($)	
CAT D9N	$175.00	$125.00	Dozer – this is the only equipment referenced in the February 2002 estimate.
CAT D4	$31.00	n/a	Only used in April 2003 document
CAT 785A	$125.00	$100.00	Haul Pak
CAT 438B	$110.00	n/a	Only used in April 2003 document
Driltech D40K	$90.00		Drill Rig
Challenger	$110.00		Tractor
Seeder-W	$20.00		Whirlybird
Aerial	$640.00	$640.00	Air Seeder (per hour)
Harrow	$25.00		Implement
Farm Tractor	$50.00		
Trailer	$45.00		
Lowboy	$101.00		
Pickup	$10.00		
Heap Detox Cost			
Item	Unit Rate ($)	Unit Rate ($)	Unit
Pump – Barren	$22,000.00	n/a	360hp
Pump Fresh	$0.00	n/a	hp
Power	$0.08	n/a	kW-hr
Misc Supplies	$10,200.00	n/a	per mo
Irrigation System	$20,000.00	n/a	Installed
Material Costs			
Material	Unit Rate ($)	Unit Rate ($)	Notes
Seed – Aerial	$12.00	$12.00	per 1 lb. (see *Sources*:)
Seed – Broadcast	$9.00	$9.00	per 1 lb. (see *Sources*:)
Analysis	$3,000.00	$2,500.00	
Cement	$12.00	$12.00	per bag
Slurry	$11.00	$11.00	per bag
Gold	$270.00	$275.00	$/oz
Sample – W	$300.00	$250.00	per water sample
Nutrients	$170.00	$170.00	per 1000 gallons
Piping	$4.00	$4.00	per linear foot
Application Rates			
Material	Unit Rate ($)	Unit Rate ($)	Notes
Seed – Aerial	3.20	3.20	lbs PLS/acre
Seed – Broadcast	2.30	2.30	lbs PLS/acre


210
230
250
510
440
500
260
280
490
420
270
460
220
450
475
Vista Pad
430
400
LEGEND
Pad 5
Pad 6
Pad 6 Extension
Pads 1234
NEWMONT MINING COMPANY
Mesquite Mine: Reclamation
Areas Completed by Years: 1999, 2000, 2001 & 2002

4.5.3.1 Roads

Contouring: The quantity of dirt to be moved in the Internal Cost document is estimated as a six-inch depth over 50 percent of all roads. The Reclamation Cost document utilizes an estimate of a six-inch depth over the entire area of facility roads. All contouring work cost estimates in the Internal Cost document are based on one CAT D9 operated by a Dozer Operator with a production rate of 210 cubic yards per hour. The Reclamation Cost document calculates all estimates using four CAT D9s operated by OP8's with a production rate of 210 cubic yards per hour.

Ripping/ Scarification: The Internal Cost document lists one CAT D9 operated by a Dozer Operator with a production rate of two acres per hour. The Reclamation Cost document lists two CAT D9s operated by OP8's with production rates of 1.8 acres per hour.

Microcatchments: The Internal Cost document lists one CAT D9 operated by a Dozer Operator with a production rate of three acres per hour. The Reclamation Cost document lists one CAT D4 operated by an OP6 with a production rate of 1.6 acres per hour. Required hours for completion are 129 and 323 respectively.

4.5.3.2 Overburden/Interburden Stockpile Areas (OISAs)

Ripping Scarification: All OISA ripping cost estimates in the Internal Cost document are based on one CAT D9 operated by a Dozer Operator with a production rate of two acres per hour. The Reclamation Cost document estimates are based on two CAT D9s operated by OP8s with production rates of 1.8 acres per hour.

Microcatchments: The Internal Cost document estimates are based on one CAT D9 operated by a Dozer Operator with a production rate of three acres per hour. The Reclamation Cost document estimates earthwork with two CAT D4s operated by OP6s with production rates of 0.6 acres per hour.

OISA numbers 220 and 230 have no reclamation costs associated with earthwork and revegetation in the Internal Cost document, but are calculated in the Reclamation Cost document. Both OSIA's are listed as being reclaimed in 1999 and, for 220, completed in 2002 on the facility map entitled Mesquite Mine: Reclamation and dated May 16, 2003.

4.5.3.3 Clay Storage

Total clay storage acreage is listed as 30 acres and 35 acres in the Internal Cost document and the Reclamation Cost document respectively. Equipment usage and production rate discrepancies are the same as listed in the OISA section.

4.5.3.4 Ancillary Facilities

Contouring: The Internal Cost document bases the quantity of earthwork (cubic yards) on a depth of one foot over ten percent of the entire area (517 acres). Earthwork quantities in the Reclamation Cost document are based on a depth of six inches over the entire area (517 acres).

Ripping Scarification: Ripping cost estimates in the Internal Cost document are based on one CAT D9 operated by a Dozer Operator with a production rate of two acres per hour. The Reclamation Cost document estimates are based on two CAT D9s operated by OP8s with production rates of 1.8 acres per hour.

Microcatchments: The Internal Cost document estimates are based on one CAT D9 operated by a Dozer Operator with a production rate of three acres per hour. The Reclamation Cost document estimates earthwork with two CAT D4s operated by OP6s with production rates of 0.6 acres per hour.

The Internal Cost document allocates $35,000 for the removal of a bioremediation facility and $25,500 for miscellaneous waste removal. Neither item is referenced or accounted for in the Reclamation Cost document.

4.5.3.5 Ponds

Ripping Scarification: No ripping costs are included in the Internal Cost document.

Liner Bury: The Internal Cost document lists one CAT D9 for liner bury. The Reclamation Cost document lists three CAT 438Bs. Production rates in both documents are listed as 0.5 acres per hour.

4.5.3.6 Heaps

Ripping/Scarification: The area of heap pads 1-4 and 5 requiring ripping in the Internal Cost document is estimated as ten percent of the total area of each heap. In the Reclamation Cost document 100 percent of the total area is calculated.

Ripping cost estimates in The Internal Cost document are based on one CAT D9 operated by a Dozer Operator with a production rate of two acres per hour. The Reclamation Cost document estimates are based on two CAT D9s operated by OP8s with production rates of 1.8 acres per hour.

Heap Detoxification: The following paragraphs analyze information provided in the Internal Cost document and the Reclamation Cost document, but due to the major discrepancies in both reporting and calculation techniques, further information is required in order to determine the differences in the Internal Cost document and the Reclamation Cost document cost estimates.

Detoxification time is estimated to be ten months for rinsing and six months for water management in the Internal Cost document. Calculations in the Reclamation Cost document, based on total rinse water required and pump capacity, estimate rinse time requirements as 5,430 hours for the barren solution rinse and 21,893 hours for the fresh water rinse. Total time required for heap detoxification in the Reclamation Cost document calculates out to 38 months.

Manpower required for detoxification, as referenced in the Internal Cost document, is one manager, three foremen and six operators (24 hour coverage) for rinsing and, one manager, two foremen, and three operators for water management. No individual wages are provided in this reference. Calculations based on the numbers provided in Table B-1 indicate that $7,848 per month and $7,786 per month were

allocated for manpower in rinsing and water management respectively. Detoxification estimates in the Reclamation Cost document are based on two rinse cycles, one utilizing barren solution and one utilizing freshwater. Each rinse cycle requires two T12 laborers. The wage rates for T12 laborers in the Reclamation Cost document Manpower Costs table is $36.60 dollars per hour. Calculations using the Reclamation Cost document Table B-7A Required Time (hr) and Manpower Cost ($) information, indicates that $8.70 per hour is used in the final cost estimation. The total estimated cost for manpower is $1,600,000 and $475,000 for the Internal Cost document and the Reclamation Cost document respectively.

Equipment costs are estimated to be approximately $2,000,000 in the Reclamation Cost document. No material costs are listed. Material costs are estimated to be approximately $2,000,000 in the Internal Cost document, and no equipment costs are listed in this document.

Drilling and sampling costs are estimated to be $128,500 and $165,026 in the Internal Cost document and the Reclamation Cost document, respectively. The total cost is calculated in the Internal Cost document by multiplying the total drill feet by a production rate to determine the required time (514 hrs) and then multiplying the time by an hourly cost. The hourly cost, calculated from information provided in Table B-1 of the Internal Cost document, is $250 per hour. The total cost is calculated in the Reclamation Cost document by multiplying the total drill holes by a production rate to determine a time requirement (718 hrs), which is then multiplied by an hourly cost. The hourly cost, calculated from the information in the Reclamation Cost document, Table B-7A, is $230. The $230 is further broken down to $50 per hour for manpower and $180 per hour for equipment. No distinction is presented in the Internal Cost document.

Costs associated with heap leach sampling are estimated to be $46,260 and $61,056 in the Internal Cost document and the Reclamation Cost document respectively. Costs in the Internal Cost document are calculated as a total number of samples (1542) multiplied by a rate ($30). This is possibly a hard entry error, and could be 30 samples at a rate of $1,542 per sample. Sampling costs in the Reclamation Cost document are calculated as a total number of samples (144) multiplied by a rate of $425.

Detoxification costs in the Internal Cost document are estimated to be $3,299,823. Total detoxification costs in the Reclamation Cost document are estimated to be $2,756,357. Total reclamation cost in the Internal Cost document is $5.2 million.

4.5.4 Reclamation Conclusions

The approved facility reclamation plan, including the Reclamation Cost document and the Release Cost document, addresses the necessary requirements for the closure and reclamation of the operation. The reclamation bond cost calculations address the items outlined in the reclamation plan and the costs appear to adequately cover the anticipated costs. The concurrent reclamation of 197 acres of OISAs in 2001 and 2002 have not been requested for bond reduction. At $1,000 per acre, a bond reduction of approximately $200,000 could be obtained. The Internal Cost document has a reclamation cost that is approximately $1.5 million less than the bond for the reclamation plan (assuming that the bond reduction request is approved).

5.0 ACCESS, CLIMATE, LOCAL RESOURCE, INFRASTRUCTURE, AND PHYSIOGRAPHY

5.1 Access

The Mesquite Mine is located about 35 miles to the east of the town of Brawley and about 52 miles northwest of the town of Yuma, Arizona. Access to the property is from Highway 78. Figure 4.1 shows the general area, as well as access to the property.

5.2 Climate

The climate is arid with high temperatures in the summer generally in the 100-110 °F range and winter highs generally in the 70-80 °F range. Winter temperatures are rarely below 32 °F. Precipitation at the property totals less than 3 inches per year. The evaporation potential greatly exceeds the precipitation on an average annual basis, so the area is one with a negative water balance. Table 5.1 and Figure 5.1 illustrate climatic data from a weather station at Brawley, about 35 miles from the site.

Table 5.1 Brawley Weather Station Average Monthly Data

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Annual
Average Max. Temperature (F)	69.4	73.7	79.1	86.3	94.3	103.1	107.7	106.5	102.3	91.7	78.9	70.1	**88.6**
Average Min. Temperature (F)	39.2	43.2	47.7	53.3	60	66.3	75.1	75.9	69.7	58.3	46.1	39.6	**56.2**
Average Total Precipitation (in.)	0.29	0.37	0.26	0.08	0.02	0.01	0.05	0.32	0.29	0.22	0.16	0.44	**2.63**

Figure 5.1 Brawley Weather Station Daily Data


BRAWLEY 2 SW, CALIFORNIA (041048)
Period of Record : 12/1/1927 to 3/31/2003
Temperature (F)
130
120
110
100
90
80
70
60
50
40
30
20
10
Jan 1
Feb 1
Mar 1
Apr 1
May 1
Jun 1
Jul 1
Aug 1
Sep 1
Oct 1
Nov 1
Dec 1
Dec 31
Day of Year
Extreme Max
Ave Max
Ave Min
Extreme Min
Western Regional Climate Center

5.3 Local Resources and Infrastructure

Lodging, supplies, and labor are available in either Brawley (population 22,000) or Yuma (full time population 81,000). Groundwater is supplied by a series of fresh water wells. The heap leach facility currently circulates 6,000 to 8,000 gpm of solution. Adequate power is available on site from power lines installed for the operating mine.

5.4 Physiography

The Mesquite Mine gold property is located a few miles to the east of the Chocolate Mountains and Chocolate Mountain Gunnery Range, at an elevation of between 600 and 1,000 ft. The property is on an alluvial fan that slopes gently from the northwest to the southeast. The vegetation consists of sparse desert vegetation. Figure 5.2 is a view of the Big Chief pit looking west, with the Vista Heap Leach Pad and the Chocolate Mountains in the background.

Figure 5.2 View of the Big Chief Pit looking Southeast



6.0 HISTORY

6.1 Property History

Track crews building the Southern Pacific railroad first discovered Mesquite placer gold around 1876. Early reports indicate that they sifted daily from the gulches and washes intersecting the railroad. The first strike and claims in the area were staked at this time by Felisaro Parro (Horn, 1972).

A second era of placer mining in the district started during the 1920's and 1930's. During the depression jobless men searched for gold in the Chocolate Mountains and surrounding foothills and managed to survive with pick and shovel. Small-scale subsistence mining was replaced with larger placer and lode mines from 1937 through the mid-1970's. During its heyday, hundreds of people worked the mines or prospected in the area.

In 1957, Richard and Ann Singer moved to the area and started prospecting. Convinced that there was significant gold to be discovered they staked claims, noted geology, and began a dry washing campaign that lasted until the late 1980's. Optimistic that a large-scale ore body existed, the Singer's spent $50,000 on machinery, assays, and prospecting on their 27 claims (Horn, 1972).

Lode gold mining in the Mesquite district is not documented before 1939. In 1939, several thousand dollars of gold bearing ore was mined from the Mary Lode Mine (Sampson and Tucker, 1942), which is located approximately six miles northwest of the Mesquite Mine. Several other lode mines were located along the base of the Chocolate Mountains. Production from these mines was not significant.

Attempts at lode mining on the Mesquite property were initiated during the 1950's and continued through the late 1970's with no significant production recorded. The largest shaft was the Big Chief, sunk by Charlie Wade and K.W. Kelly, to a depth of 150 feet. The shaft serviced drifts on three levels (Manske, 1991), although no significant gold production was recorded (Morton, 1977). Goldfields became interested in the property in 1980 and spent the next two years exploring and acquiring a land position. Goldfield's initial interest was in historic placer gold of the district. Once a land position had been acquired they started an exploratory drill program and in late 1982 they announced that they had identified a bulk minable gold deposit.

Gold Fields Mining Corporation began commercial gold production at the Mesquite Mine (Big Chief Pit) in March 1986 as a heap leach gold operation. In 1993, Santa Fe Pacific Gold Corporation acquired the Mesquite Mine, and became a wholly owned subsidiary of Newmont Gold Company in May 1997. Newmont mined the deposit through May 2001 when the existing reserves at a $300 gold price were depleted. Gold recovery from the Mesquite heap has continued through 2003 and is expected to continue for the next several years. The Mesquite Mine is presently the largest annual gold producer in California.

A total of 154.01 million tons of material grading 0.0259 oz Au/t has been placed on the leach pads over the life of the mine. Mining operations stopped during May 2001 after a slide occurred in the Big Chief Pit shortly before the planned shut down of the mine. Approximately 2.975 million ounces of gold have been recovered through November 7, 2003. Table 6.1 shows a summary of the material placed on the

leach pads. Table 6.2 shows the total ounces recovered and total recoverable ounces placed on the leach pads. This table indicates approximately 51,500 recoverable ounces remain on the leach pad.

Table 6.1 Mesquite Historic Production

Material	Pit	Tons 000's	Grade oz Au/t	Ounces Au 000's
Crushed Oxide Ore	Big Chief	43,354.3	0.039	1,698.0
Crushed Oxide Ore	Vista	16,127.3	0.030	481.8
Crushed Oxide Ore	Rainbow	9,363.1	0.025	234.1
Crushed Oxide Ore	Cherokee	1,671.2	0.031	52.4
Subtotal Crushed Oxide	All Pits	70,516.0	0.035	2,466.3
Crushed Refractory Ore	Big Chief	2,612.1	0.064	166.5
Crushed Refractory Ore	Vista	250.1	0.040	9.9
Crushed Refractory Ore	Rainbow	1.3	0.021	0.0
Subtotal Crushed Refractory	All Pits	2,863.5	0.062	176.5
ROM Oxide Ore	Big Chief	40,991.4	0.016	645.7
ROM Oxide Ore	Vista	30,530.3	0.016	483.7
ROM Oxide Ore	Rainbow	4,402.4	0.013	58.8
Subtotal ROM Oxide	All Pits	75,924.1	0.016	1,100.2
ROM Refractory Ore	Big Chief	1,691.6	0.027	45.0
ROM Refractory Ore	Vista	2,989.6	0.037	109.2
ROM Refractory Ore	Rainbow	26.9	0.040	1.1
Subtotal ROM Refractory	All Pits	4,708.1	0.033	155.3
Total All Materials	Big Chief	88,649.4	0.029	2,555.2
Total All Materials	Vista	49,897.2	0.022	1,084.6
Total All Materials	Rainbow	13,793.8	0.021	294.0
Total All Materials	Cherokee	1,671.2	0.031	52.4
Total All Materials	**All Pits**	**154,011.7**	**0.026**	**3,986.2**

Table 6.2 Leach Pad Recoverable Ounces and Actual Recovery

Estimated	82.0%	30.0%	79.0%	75.0%		40.0%			
Year	Crushed Oxide	Crushed Non-ox	ROM High	ROM Low	ROM Total Oxide	ROM Non-ox	Totals	Actual Oz Recovered	Cumulative Difference
	Recoverable Ounces Placed On Pad								
1986*	169,349				0		169,349	152,810	16,539
1987	166,211				0		166,211	179,660	3,090
1988	180,941				0		180,941	173,170	10,861
1989	202,274		15,709		15,709		217,983	199,690	29,154
1990	212,981		13,245		13,245		226,226	202,260	53,120
1991	191,585			5,429	5,429		197,014	201,730	48,404
1992	200,870			16,349	16,349		217,219	207,890	57,733
1993	205,917	3,011		21,131	21,131		230,059	205,910	81,882
1994	181,831	22,823		19,825	19,825		224,479	209,570	96,791
1995	174,401	9,878		39,840	39,840	3,096	227,215	193,360	130,646
1996	97,546	23,357	51,909	59,563	111,472	5,722	238,097	186,800	181,943
1997			131,676	73,377	205,053	2,808	207,861	227,940	161,864
1998			91,529	48,968	140,497	1,572	142,069	154,080	149,853
1999			NA	NA	165,776	1,422	167,199	164,570	152,482
2000			NA	NA	126,109	16,998	143,107	120,920	174,669
2001			NA	NA	40,511	31,297	71,808	92,630	153,847
2002								57,100	96,747
2003								48,796	47,951
2004**								22,170	25,781
Totals	**1,983,906**	**59,069**	**NA**	**NA**	**920,947**	**62,916**	**3,026,837**	**3,001,056**	**25,781**

* includes some material from 1985
**through September, 2004
Note: Table through 1998 from a KCA report; ROM recovery estimated at 77% from 1999-2001

6.2 Exploration History

Exploration interest in the area increased during the 1970's and included work by Placer-Amex, Conoco, Glamis Gold Corporation, Newmont Mining Corporation, and Gold Fields Mining Corporation. Exploration sampling, trenching, and drilling identified a number of gold bearing zones. Gold Fields was able to consolidate a viable land position in 1980 and initiated a thorough exploration program that included geochemistry, geophysics, and a drilling program. Gold Fields started a rotary drilling program in September 1981, approximately three hundred feet south of the Big Chief Shaft. Ten of the first twelve holes intersected ore-grade gold mineralization within 200 feet of the surface, and the Mesquite gold discovery was announced in November 1982 (Lindqvist, 1986). The mine began commercial gold production at the Big Chief Pit in March 1986, with reported reserves of 41 million tons at 0.056 oz Au/t (2.30 million ounces) (Willis and Tosdal, 1992).

6.3 Resource and Reserve History

Figure 6.1 illustrates the historic resource and reserve estimates at Mesquite compared to gold mined from the deposit.

Figure 6.1 Mesquite Historic Reserve Estimates


Millions of Ounces of Gold
4.00
3.75
3.50
3.25
3.00
2.75
2.50
2.25
2.00
1.75
1.50
1.25
1.00
0.75
0.50
0.25
0.00
1985
1987
1989
1991
1993
1995
1997
1999
2001
Year
Reserves (Ounces Gold)
Ounces Gold Mined

7.0 GEOLOGIC SETTING

7.1 Regional Geology

The Mesquite District lies on the southwest flank of the Chocolate Mountains, in amphibolite grade metamorphic rocks of the upper plate of the Vincent-Chocolate Mountain Thrust. These upper plate rocks represent a fragment of Precambrian and Mesozoic continental crust that has an extremely complex history. During the Precambrian a gneissic complex was formed, followed by several episodes of plutonic intrusion into the gneisses. Granitic rocks were again intruded during the early Triassic and late Jurassic – early Cretaceous periods. The upper plate rocks were also subjected to several phases of amphibolite facies regional metamorphism, ranging from Precambrian to Mesozoic. Figure 7.1 illustrates the relationship between the Mesquite Deposit and the major faulting in the area. The map also includes the locations of some other prospects/deposits that seem to be associated with the same regional faulting.

The description of the regional geology was taken from a paper written by Newmont Mesquite personnel (Smith, et all, 1999).

Lithologies exposed in the southern Chocolate Mountains include Proterozoic granitic and metamorphic rocks, Mesozoic metamorphic and plutonic units, early to mid-Tertiary volcanic and plutonic rocks, and Tertiary to Recent sedimentary units shown in Figure 7.1 (Manske, 1991). The Proterozoic is represented by the Chuckwalla Complex, while the Mesozoic terrain is a structurally complicated package of gneisses, schist, phyllite, and plutons (Manske, 1991). Mesozoic rock units include the Orocopia Schist, and Jurassic (?) Winterhaven Formation, which are overlain by Tertiary Quechan Volcanic rocks and Quaternary alluvial deposits. A stratigraphic section of the Mesquite area is shown in Figure 7.2.

The Chuckwalla Complex, locally referred to as the Mesquite Gneiss package, consists of amphibolite to greenschist grade gneisses and schists and plutonic rocks (Manske, 1991). These upper plate Proterozoic to Mesozoic metamorphic rocks are intruded by a series of Mesozoic quartz diorite to peraluminous granite plutons (Haxel and Dillion, 1978). U/Pb isotope dating of these intrusives indicates Jurassic to Cretaceous ages (80-105 Ma) (Frost, 1987, Manske, 1991).

The Chuckwalla complex was thrust over the Orocopia Schist along the Vincent-Chocolate Mountain Thrust (80-74 Ma) (Dillion, 1986). The Orocopia is a medium to coarse-grained albite- epidote-amphibolite grade schist, which is exposed along the core of the Chocolate Mountains (Manske, 1991). The protolith of this formation was a middle Jurassic graphitic graywacke (Haxel, 1977). This unit does not crop out in the Mesquite Mine, but it presumably underlies the district as the regional basement (Haxel and Dillion, 1978).

Chuckwalla and Orocopia sequence has been offset by the high angle, normal Singer Fault (8-10 Ma). This N60-70°W (75-85° NE dipping) fault places younger Winterhaven Formation in contact with the older, higher metamorphic grade Chuckwalla and Orocopia. The Winterhaven Formation comprises phyllites, quartzites, conglomerates, and metavolcanics and appears to represent Jurassic volcanic and sedimentary protoliths, metamorphosed at a lower greenschist grade (Manske, 1991).

Figure 7.1 Regional Geology


Tertiary
Quechan Volcanics
Quartz Monzonite
Mesozoic Granitic Rocks
Winterhaven Formation
Chuckwalla Complex
Orocopia Schist
Major Gold Deposits
Chocolate Mountains
Cargo Muchachos
American Girl
Imperial Project
Picacho
Colorado River
MESQUITE
CA
AZ
N
Tc
Tqv
Jw
Os
Mgn
Mg
Tqr

Figure 7.2 Stratigraphic Section


Qal
Unconsolidated, loosely derived alluvial detritus, recent < 4 Ma
Tn
Consolidated, polylithic conglomerate
Quechan Volcanics (Tqv)–
Quechan Volcanics (Tqv)–
Silver Streak Intrusives
Mesozoic Intrusives
Winterhaven Formation
Chuckwalla Complex
Bay Horse Quartzite (Jbq)–
Muscovite Schist (Jms)–
Biotite Gneiss
Hornblende Biotite Gneiss
Mafic Gneiss (Jmg)–
Muscovite Granite
Pegmatite
Orocopia Schist (Os)–
Tertiary
Jurassic–Cretaceous
Au Mineralization

Tectno–Stratigrapic column of the Chocolate Mountain and Mesquite Mine (Manske, 1991, Morton, 1966)

The metamorphic and plutonic terrains were uplifted and eroded during the early Tertiary. Oligocene calc-alkaline magmatism, consisting of andesite and rhyodacite flows (32 Ma) and ignimbrites and tuffs (26 Ma) covered the eroded surface as part of the Quechan Volcanics. The Mt. Barrow quartz monzonite sequence was then intruded. (Crowe, 1978, Manske, 1991). These dates are coincident with gold mineralization events, dated at approximately 26-38 Ma. Following emplacement of the Mt. Barrow stock, the district was subjected to Tertiary extension. This tectonism generated large-scale northwest-trending faults, and reactivated some Mesozoic thrusts (Frost, 1981, Haxel and Grubensky, 1984). Near the end of Tertiary extension, the area was regionally deformed resulting in fold axes trending west-northwest (Cameron and Frost, 1981; Spencer, 1982). The Chocolate Mountains form the axis of a west-northwest trending antiform within the regional fold set, with Mesquite lying on a z-fold along the southwest limb (Manske, 1991).

Erosion of these folded terrains produced poorly sorted conglomerates, fanglomerates, sands, and silts. These Miocene deposits provide a mantle (10-500 feet thick) over most of the Mesquite district (Manske, 1991). A late Miocene basalt flow and recent alluvial gravel deposits cap these units. The right-lateral strike slip motions on the San Andreas system (8-10 Ma) have transected all of above noted lithologies, with the exception of recent gravel deposits. A local splay of this system, the Singer Fault, is located between the Chocolate Mountains and the Mesquite Mine.

7.2 Local Geology

The description of the Mesquite Mine geology was taken from Newmont's 2001 Life of Mine Plan document (Louchs, 2000).

The Mesquite Mine comprises two subparallel, Oligocene-age orebodies: Big Chief –Vista (Big Chief, Cholla, and Lena, Rubble Ridge, Panhandle, and Vista), and Rainbow (Cherokee, Rainbow, and East Rainbow). Gold mineralization is hosted in Mesozoic gneisses that are intruded by biotite/muscovite-rich granites. The district is covered by a thin veneer (0-200 feet) of Tertiary and Quaternary sediments, shed from the south slope of the Chocolate Mountains. Gold mineralization is bound by post-mineral faulting related to the Neogene San Andreas fault system.

7.2.1 Stratigraphy

The Mesquite deposit is hosted by a Jurassic-aged gneiss and pluton terrane. Within this package a Mesquite District tectno-stratigraphic sequence has been defined (from bottom to top): mafic gneiss (MG), hornblende-biotite gneiss (HBG), biotite gneiss (BG), Bay Horse Quartzite (BQ), and Muscovite Schist (MS). These units have been crosscut by a number of quartz, feldspar, biotite and muscovite-rich granite sills, plutons, and dikes. The MG, HBG, and BG units are present in a shallowly dipping stratigraphic sequence, offset by numerous high and low-angle faults. The MG unit is recognized by an increase in mafics, development of a schistose fabric, and the presence of tonalite. The HBG unit tends to contain an augen texture, large euhedral sphene crystals (altered to yellow leucoxene), and is the major ore host within the deposit. The BG unit, a salt-and pepper-colored, well-banded gneiss, is commonly brecciated and bleached. This package is overlain by 0-400 feet of Tertiary alluvium (lithified silts, sands, and gravels) and unconsolidated Quaternary gravels.

7.2.2 Structure

There are four main structural components in the Mesquite mining district. In order of decreasing age:

- N45°-60°W-striking low-angle reverse faults (25°-35° SW dip). These faults have a 5-10 foot thick zone of pale green gouge and commonly separate mineralized, strongly fractured HBG in the hanging wall from un-mineralized MG in the footwall. These structures appear to predate alluvium deposition.

- E-W-striking high angle strike slip faults (80°-90° S dip). These faults are right-lateral strike slip faults between which dilational extension (northwesters) probably occurred. These faults show evidence of reactivation, and offset the Tertiary-Bedrock contact.

- N40°-60°W, high-angle (80°-90°) faults with relatively small offsets, which reflect the primary distribution of gold mineralization.

- N30°-40°E near vertical normal faults that offset all other structural elements and the alluvial overburden.

These structures have provided both conduits and offsets to the orebodies found at Mesquite. The high-angle northwest structures appear to have the greatest control on gold distribution, while the high-angle northeast faults have offset the orebodies in a stair step fashion. Finally, the system is bounded by San Andreas parallel structures that terminate known mineralization to the south and north. These structures (Singer Fault to north, unnamed to south) have emplaced relatively unprospective ground in contact with the more favorable Mesquite gneissic package. Figure 7.3 shows the local geology of the Mesquite mine area.



SINGER FAULT ZONE
EXPLANATION
STRATIGRAPHY
Mine Dumps/Leach Pads
Quaternary/Tertiary Alluvium
Quechan Volcanics
Pegmatite
MS- Muscovite Schist and Gneiss
BG- Biotite Gneiss
HBG- Hornblende-Biotite Gneiss
Mesozoic Intrusives
N
Scale
0
2000 feet

Newmont Mining

Mesquite Mine geology, 1997. Based on pit and district mapping. Cross Section lines AA' and BB' in reference to Figure 9.2.

Modified from Manske, 1991, Morales, 1994, and Willis and Tosdal, 1992.

MINE DEVELOPMENT ASSOCIATES

Reno Nevada

DATE
DRAWN BY
CHECKED BY
SCALE not to scale

Western Goldfileds, Inc.
Mesquite Mine Site
Regionan Geology

Brawley CA

FIGURE NO.
7.3

8.0 DEPOSIT TYPE

The gold mineralization at Mesquite was deposited in an epithermal setting, within 500-1000 feet of the surface. The majority of the economically attractive mineralization is found in the biotite gneiss and hornblende-biotite gneiss, while the mafic gneiss and intrusive rocks are generally less mineralized. Gold mineralization is found both disseminated and vein hosted within these units. The majority of the veining is controlled by faults and fault junctions which have moderate to steep dips.

The gold mineralization dominantly occurs in two types:

- Pods of mineralization that are limited in lateral and vertical extent at fault intersections; and
- Trends of mineralization along faults.

9.0 MINERALIZATION

This write up of the Mesquite mineralization was taken from a document written by Newmont personnel describing the Mesquite operation (Smith et al, 1999). Gold occurs at Mesquite as both submicron disseminated and coarse gold. All documented gold occurrences are native gold, and classification has been based on silver content and grain size. A silver-free native gold is the most common type in the oxidized zone. It occurs in particles less than 5 microns in size, although clusters up to 100 microns are common in fault zones. Gold grains are subhedral to anhedral in shape, with anhedral morphology predominating. In general, the grains are characterized by irregular, ragged boundaries and equant to elongate shape. Gold within the oxide portion of the deposit is commonly associated with goethite pseudomorphs after pyrite and mica minerals. Later stage gold, less then 5 microns in size, is found along the cleavages of the micas.

A second type of gold is the silver-bearing (5-20%) coarse (10-600 microns) gold. Its average size is 30-50 microns and it is typically found in the unoxidized zone, and only occasionally in the oxidized zone. Grains have octahedral morphology, with cuspate to sharp boundaries. Gold specimens are usually bright yellow electrum, with minor inclusions of galena and pyrite. Silver-bearing gold is associated with quartz-adularia pyrite veins containing arsenopyrite, magnetite, and chalcopyrite.

Visible gold has been identified throughout Mesquite. Small flakes, less than 50 microns in size, of free "flour" gold have been found within the oxidized gouge and clay fault zones. The flour gold is thought to be a result of re-mobilization during oxidation and is supergene in nature. Gold is typically associated with titanium oxides (rutile) and hematite. These zones are limited in extent (1 inch to 3 feet wide, with 3 to 50 feet of strike length), but can be extremely high grade. Selective sampling indicates typical gold values of 1.0 to 2.0 oz Au/t, with a high of 35.9 oz Au/t recorded in Big Chief.

Coarse-grained hypogene gold has also been noted with more frequency and larger size in the unoxidized portion of the deposits. Recent test work on non-oxidized ore indicates that 65-78% of the gold is liberated free milling gold, 13% is associated with refractory sulfide minerals, and the remainder is associated with iron oxides and carbonates. Grain size ranges from 10-600 microns, with no textural indications of re-mobilization. Coarse gold generally occurs as electrum within quartz veins (occluded and void fill), while the refractory portion is found within overgrowth rims of arsenopyrite, chalcopyrite, and pyrite.

Figure 9.1 is a drill hole map illustrating the location of the over 6,200 holes drilled on the property. Figure 9.2 shows cross sections through the deposit. Figure 9.3 illustrates the location of gold mineralization in the Mesquite mine area.

Figure 9.1 Drill Hole Map


2
3
4
5
6
7
8
9
10
11
15
16
17
18
MINE DEVELOPMENT
ASSOCIATES
Reno
Nevada
NORTH

Figure 9.2 Typical Cross Section


A
A'
Big Chief
Cholla
B
B'
Vista
Rainbow

Figure X. AA' cross section through Big Chief and Cholla gold deposits.
BB' cross section through Vista and Rainbow gold deposits.

From Newmont


N. HALF SECTIONS
CHOLLA
BIG CHIEF
LENA
GOLD BUG
BAY HORSE
RUBEL RIDGE
PANHANDLE
VISTA
CHEROKEE
RAINBOW
E. RAINBOW
EXPLANATION
Mesquite Mine
Gold Mineralization

Gold mineralization at Mesquite Mine. Compiled from blastholes and exploration drilling.

From Newmont.

Western Goldfileds, Inc. Mesquite Mine Site Gold Mineralization Brawley CA	MINE DEVELOPMENT ASSOCIATES Reno Nevada	DATE DRAWN BY: Newmont Gold CHECKED BY SCALE: not to scale	FIGURE NO. 9.3

10.0 EXPLORATION

The first gold production at the Mesquite project dates to the late 1800's and early 1900's when placer gold was recovered on a small scale. After World War II, small-scale subsistence mining continued. At times, hundreds of people worked the mines or prospected in the area.

Exploration during the 1970's included work by Placer-Amax, Conoco, Glamis Gold Corporation, Newmont Mining Corporation, and Gold Fields Mining Corporation. Exploration sampling, trenching, and drilling identified a number of gold bearing zones. The results and details concerning the pre-Gold Fields exploration are not available for inclusion in this report.

In 1980 Gold Fields decided to acquire property and conduct exploration. They initiated a thorough exploration program that included surface sampling and geophysics. In September 1981 Gold Fields drilled twelve rotary drill holes, ten of which encountered significant mineralization within 200 ft of the surface. In 1982 Gold Fields drilled the Big Chief deposit on a 141 ft fence line with holes spaced 141 ft apart along the fence line. This campaign employed 5-1/4 in. reverse circulation holes above the water table (approximately 200 ft) and 3-1/16 in. core below the water table. By September 1982, 350 exploration holes had been drilled. By September 1983 a total of 868 holes were completed totaling 284,439 ft of drilling. About half of the holes in the present database were completed by mid-year 1988, (3,200 holes and 1.3 million ft). Gold Fields, Santa Fe, and Newmont continued to drill on the Mesquite property by mostly reverse circulation drilling as they mined the deposits, although Gold Fields completed most of the drilling on the property. By 1993 over 5,000 holes had been completed totaling 2.4 million ft. The current database contains 6,221 drill holes totaling 2.7 million ft. Gold Fields initially had a regional exploration office that was responsible for the drilling and area exploration. It was based in Yuma, Arizona, but moved to the mine around 1992.

In late 1982 a decline was begun, to improve the confidence in the drill results of the Big Chief deposit. A total of 2390 ft of underground decline development (586 rounds) near the center of the deposit was completed in 1983 (Bechtel, 1984). The decline was driven to provide material for pilot heap leach tests and to allow detailed geologic mapping and bulk sampling of the deposit. Each round from the decline was bulk sampled and a comparison with drill sampling was noted in Bechtel (1984). A total of 50 model blocks were estimated from the decline data and compared to the same blocks estimated from drill holes drilled along the path of the decline on 20 ft intervals. The average grade of the two estimates compared closely although the grade estimates of individual blocks did not correlate well.

Gold Fields, Santa Fe, and Newmont continued to drill and develop the Big Chief, Vista, Cherokee, Rainbow, Lena and Gold Bug deposits on the property. The initial grid at Big Chief was reduced to 70 ft with infill drilling along the 141 ft space fence lines. The Vista deposit was initially drilled on 140 ft fence lines, with drill holes spaced 70 ft apart in the fence line. The other deposits were drilled initially on 200-400 grids, with infill drilling generally to 100 ft spacing.

11.0 DRILLING

11.1 Summary

The Mesquite mine has a total of 6,221 drill holes in the database, the majority of which were completed by reverse circulation methods. A total of 103 of the holes in the database are known to be diamond drill holes. It is also known that during the early development of the property 128 of the reverse circulation drill holes were deepened by diamond drilling below the water table. A total of 13 PQ core holes that are known to be drilled for metallurgical testing were not found in the current drill hole database. Most of the drill holes have been vertical and have not been down-hole surveyed.

11.2 Reverse Circulation Drilling and Logging

The initial sampling by Gold Fields on the reverse circulation drilling was completed using two field samplers to collect and quarter each 2.5 ft drill interval from the Jones riffle beneath the drill cyclone. MRDI estimated that about 85% of the samples were dry. Wet sampling was completed by a rotary wet sampler located beneath the drill cyclone. Flocculent is added to aid the settling of fines.

Portions of each 2.5 ft interval bags are poured into sieves and washed. Enough of the washed sample was then placed into trays to half fill the cells in the trays. The trays were logged and sample was generally discarded.

Gold Fields completed most of the reverse circulation drilling on the property. The methods used by Santa Fe and Newmont have not been documented.

11.3 Core Drilling and Logging

Core drilling was generally completed using HQ core, which was transferred to Yuma, Arizona where it was cleaned and photographed. RQD measurements were made from each 5 ft interval. The core was logged and marked on 5 ft intervals. Core recovery information is not available in the database.

11.4 Twin Hole Comparison

Gold Fields drilled two pairs of twin reverse circulation core holes during their pre-production exploration. They concluded that the assays showed the same pattern of gold grades. The correlation coefficient for the paired composites is 55%; the mean value of the core composites (20 ft) is 0.028 oz Au/ton and the mean of the reverse circulation composites (also 20 ft) is 0.027 oz Au/ton. The coefficient of variation was 1.3 for the core composites and 0.9 for the reverse circulation composites (Bechtel feasibility, 1984).

MDA found that a number of the vertical diamond drill holes have been drilled within 25 ft of vertical reverse circulation drill holes. MDA compared 32 core holes with nearby reverse circulation drill holes representing about 10,000 ft of compared data. This comparison indicated significant differences between some of the holes as shown in Table 11.1.

Table 11.1 Twin Hole Comparison

Core Holes			RC Hole			Interval			Core	RC
Core	**East**	**North**	**RC Hole**	**East**	**North**	**From**	**To**	**Footage**	**oz Au/t**	**oz Au/t**
LDH-01	12948	9925	MR-1995	12943	9914	275	540	265	0.029	0.032
LDH-02	12804	10065	MR-0809	12791	10062	135	500	365	0.015	0.020
LDH-03	12752	10020	MR-1824	12742	10012	205	460	255	0.019	0.019
LDH-04	12687	9970	MR-1830	12694	9961	165	440	275	0.014	0.021
LDH-05	12889	9964	MR-0811	12877	9963	250	520	270	0.017	0.036
LDH-08	12044	10582	MR-1700	12049	10586	75	380	305	0.014	0.018
LDH-09	12188	10616	MR-0780	12198	10621	75	420	345	0.013	0.059
LDH-10	12200	10507	SM-0484	12193	10503	135	380	245	0.018	0.015
LDH-11	12895	10069	MR-0678	12883	10063	135	540	405	0.014	0.050
LDH-12	12375	10283	MR-0671	12389	10294	105	360	255	0.012	0.021
LDH-13	12563	10140	MR-0178	12581	10152	225	360	135	0.034	0.049
LDH-14	11664	10574	MR-1731	11659	10576	100	330	230	0.024	0.024
LDH-15	11513	10529	MR-0798	11508	10523	115	480	365	0.023	0.025
LDH-18	12325	10442	MR-1717	12342	10457	55	400	345	0.013	0.012
LDH-20	11648	10578	MR-1731	11659	10576	100	420	320	0.030	0.028
LDH-21	11232	10963	SM-1488	11243	10963	260	500	240	0.011	0.158
VDH-01	17173	6997	MR-0479	17181	7004	0	200	200	0.035	0.012
VDH-02	17039	7039	MR-1219	17052	7029	0	400	400	0.012	0.020
VDH-04	17362	7149	MR-1388	17351	7158	65	300	235	0.032	0.028
VDH-05	17442	7056	MR-1230	17450	7037	160	360	200	0.040	0.063
VDH-07	17257	7234	MR-1220	17277	7248	0	300	300	0.016	0.012
VDH-09	17071	7271	MR-1367	17059	7259	0	360	360	0.024	0.014
VDH-10	17191	7170	MR-2982	17198	7165	0	470	470	0.015	0.030
VDH-11	18033	7051	MR-1339	18044	7052	85	500	415	0.024	0.033
VDH-12	16307	7105	MR-0969	16302	7106	15	300	285	0.006	0.046
VDH-13	16743	7137	MR-1216	16757	7152	15	500	485	0.011	0.016
VDH-14	18012	7196	MR-0089	18005	7184	45	380	335	0.025	0.024
VDH-16	16391	7180	MR-0349	16399	7200	20	300	280	0.033	0.014
VDH-17	18140	6949	MR-1253	18144	6963	120	555	435	0.038	0.104
VDH-18	18177	6997	MR-0613	18187	7000	100	550	450	0.148	0.039
VDH-19	18135	7134	MR-1310	18137	7151	95	360	265	0.019	0.026
VDH-21	17176	6994	MR-0479	17181	7004	0	260	260	0.011	0.011
Totals								**9995**	**0.026**	**0.033**

This comparison indicates that more work on the data is suggested to understand the significance of the differences between the drill holes.

12.0 SAMPLING METHOD AND APPROACH

12.1 Summary

Bechtel (1984) reported that Gold Fields compared the results of reverse circulation and core drilling and concluded that there was no bias in either type of drilling. During their initial reserve estimation Gold Fields also made a comparison of block estimates based on drill holes and block estimates based on four or more bulk samples within each block. The mean grades of 50 blocks were within 2%. In addition, Gold Fields made a comparison of the grade estimates for 1,122 blocks based on 141 ft spaced drilling with grade estimates of the same blocks based on drill spacing averaging less than 100 ft. The difference in the means of the block estimates was less than 1% (Bechtel, 1984).

12.2 Reverse Circulation Sampling

Gold Fields' initial sampling on the reverse circulation drilling was completed using two field samplers to collect and quarter each 2.5 ft drill interval from the Jones riffle beneath the drill cyclone. The succeeding 2.5 ft interval split was combined to produce a ¼ split of the five ft interval. This sample generally weighed 25-30 lbs. This sample was placed in bags and trucked to Yuma, Arizona to the Gold Fields in-house sample preparation facility. The samples were dried in Yuma prior to processing.

The first stage at the sample preparation facility was to crush the cuttings to 95% minus 10 mesh. A one pound split was obtained by running the crushed sample through a Jones splitter. The sample was then disc pulverized to -100 mesh by passing the pulp through the pulverizer twice. The one pound pulverized sample was then split into four ¼ pound assay pulps.

Details of Santa Fe and Newmont sampling methods have not been documented.

12.3 Core Sampling

The whole core was transported to the Yuma, Arizona Gold Fields in-house sample preparation facility. The whole core was jaw crushed and then roll crushed. After this point the sample preparation was similar to RC drilling. (Untitled file document)

12.4 Bulk Samples by Gold Fields

In 1982 and 1983 a decline and cross-cuts were developed to provide material for a pilot heap-leach and to provide geologic information. A total of 2,390 feet of underground development was completed. Each blast round of approximately 40 tons was split into two portions, one for metallurgical testing and the other for assaying. A total of 58 rounds were bulk sampled. Table 12.2 shows a comparison of model blocks estimated from the decline samples compared to the same model blocks estimated from using only the drill data.

Table 12.1 Comparison of Block Estimates from Decline vs. Drill Holes

Item	Drill	Decline
Mean - oz Au/t	0.052	0.051
Minimun Grade - oz Au/t	0.010	0.010
Maximum Grade - oz Au/t	0.099	0.175
Standard Deviation	0.018	0.034
Number of Blocks	50	50
Correlation Coefficient	12.70%	12.70%

12.5 Drill Data

The drill hole data for the project is summarized in Table 12.2. Two of the drill holes were missing coordinate data and 15,187 intervals were missing assays, either due to the sample not being recovered or the interval was not assayed.

Table 12.2 Mesquite Mine Drill Data

Item	Value
Number of Drill Holes	6,221
Number of Core Holes	
Drill Hole Footage	2,705,141
Drill Hole Intervals	487,786
Drill Hole Assays	472,599
Drill Hole Missing Intervals	15,187
Down Hole Survey	0

Item	Hole ID	North	East	Elevation	Depth
Minimum Northing	MR-0194	-120,000	12,500	565	200
Maximum Northing	MR-3482	15,328	4,507	789	400
Minimum Easting	MR-0377	-900	-8,600	470	300
Maximum Easting	MR-0393	-2,300	37,900	800	500
Minimum Elevation	MR-3549	7,114	17,153	369	440
Maximum Elevation	MR-3526	10,808	7,307	966	650
Minimum Depth	MR-1681	7,647	17,265	796	48
Maximum Depth	MR-1916	9,001	21,200	826	2,034

Table 12.3 shows the statistics of the assay database, 30 ft composites and the model.

Table 12.3 Mesquite Mine Drill Data Statistics

Data Set	Number	Mean oz Au/t	Minimum oz Au/t	Maximum oz Au/t	Variance	Standard Deviation	Standard Error	Coefficient Variation
Drill Holes	472,599	0.010	0.000	15.300	0.0048	0.069	0.00010	6.80
Composites	88,530	0.009	0.000	3.651	0.0013	0.036	0.00012	3.95
Model Blocks	245,402	0.013	0.001	2.045	0.0002	0.015	0.00003	1.14

Figure 12.1 shows the distribution of the assay data with the 30 ft composites and model distribution plotted on the same graph.

Figure 12.1 Mesquite Mine Drill Data Distribution


Quantile-Quantile Plot of Gold - Mesquite Assays
.01
.05
.1
.25
.5
.75
.9
.95
.99
54.6
20.1
7.40
2.72
1.000
0.368
0.135
0.050
0.018
0.007
0.002
0.001
oz Au/t
Assays
Composites
Model

12.6 Blasthole Drilling

Over 650,000 blasthole samples have been taken while the mine was operating. Blastholes were drilled on 19-24 ft spacing on each bench to define the ore and waste boundaries while mining. A database of the blasthole information was recently located and is being reviewed. The blasthole samples were collected by a through the deck "rocket" sampler collected by the blasthole driller, and assayed at the mine laboratory using MIBK gold dissolution and atomic absorption assaying.

13.0 SAMPLE PREPARATION, ANALYSIS, AND SECURITY

13.1 Summary

The information on sample security is in general lacking, however it is apparent that the mine personnel had control of the sample from the drill site to the assay laboratory. Most of the samples were sampled, prepared, and assayed by Gold Fields personnel. The procedure used by Santa Fe or Newmont has not been documented.

13.2 Sample Security

The samples were collected at the drill site, split and placed in sealed bags at the drill site and transported to the Mesquite Mines' exploration sample preparation facilities located in Yuma, Arizona by mine sample preparation employees. The sample pulps were prepared in Yuma and were shipped to assay laboratories. Most of the samples were shipped to Gold Fields' assay laboratory facilities in Colorado. The procedure used by Santa Fe or Newmont has not been documented.

13.3 Drill Sample Preparation and Analysis

Bulk samples (from the decline), reverse circulation drill samples and core samples were treated at the Gold Fields sample preparation facility in Yuma, Arizona. The previously prepared 40 pound bulk sample and the drill samples were crushed to -10 mesh and then split in a Jones splitter to approximately one pound. This sample was pulverized to -150 mesh and split into four pulps. One of these pulps was fire-assayed at their laboratory in Lakewood, Colorado. Check assays were run on 20% of the samples by submitting a second pulp to either Skyline Laboratory or Barringer Laboratory. The checks assays made on the duplicate pulps were noted to agree with the original assay with no bias and 95% correlation coefficient.

During sample preparation, periodic checks were made for coarse gold by running the reject material through a Denver gold saver and carrying out both visual and quantitative assessments of the results (Bechtel, 1984).

Figure 13.1 show the sample preparation procedure.

Figure 13.1 Assay Lab Sample Preparation and Assaying Procedure


Dry
Roll Crush (90% -10 mesh)
Riffle Split 1 lbs
Pulverize (90% -100 mesh)
3 Duplicate Pulps – 100 g
Blend, Roll, Split
100 g original pulp
1 AT Fire Assay
5-20% Quality Control Checks
Final Assay, 5-20% Checks

13.4 QA/QC, Check Samples, Check Assays

According to Bechtel (1984) Gold Fields prepared all drill samples (both core and reverse circulation) and the bulk samples from the decline at their sample preparation lab in Yuma, Arizona. After fire-assaying the samples at their own lab in Lakewood, Colorado, check assays were done on approximately 20% of the samples. A second, duplicated pulp was assayed by either Barringer Laboratory or Skyline Laboratory.

Gold Fields' comparison of 1,383 check assays with the corresponding original assay shows a good correlation of the two sets of data. The means were within approximately 5% and the correlation coefficient was 95%.

QA/QC procedures by Santa Fe or Newmont have not been documented.

14.0 DATA VERIFICATION

Although there are lingering questions about the coarse gold associated with the deposit and its effect on the assaying in general, the data has been verified by the production of nearly 3 million ounces from the deposit.

15.0 ADJACENT PROPERTIES

Several properties have been mined within a mineralized belt running between the Chocolate Mountains to the north and the southern slopes of the Cargo Muchacho Mountains to the south, running from the Mesquite Mine and about 20 miles to the southeast. Properties that have been mined include the Picacho Mine and the American Girl Mine. The Imperial project is located about 10 miles to the southeast from the Mesquite Mine with published reserves of 1.5 million ounces.

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING

The initial metallurgical testwork suggested that gold in oxide mineralization could be economically recovered from the Mesquite deposit by heap leaching. The early testing included a number of small test heaps from material obtained from the decline, bottle and column leach tests, bio-oxidation and non-oxide leaching testwork. Commercial production commenced in 1986 and has continued through 2001 when the economically viable materials were exhausted due to the low gold prices. The initial work suggested crushing would be necessary, however in 1989 Mesquite started to process the lower grade materials by run of mine (ROM) heap leaching without crushing, and in 1996 converted entirely to a run of mine heap leach operation. A total of 154.01 million tons of material grading 0.0259 oz Au/t and containing almost 4 million ounces of gold has been placed on the leach pads over the life of the mine. Mining operations stopped during May 2001 after a slide occurred in the Big Chief Pit shortly before the planned shut down of the mine. Approximately 3 million ounces of gold have been recovered through the end of September 2003, from the approximately 4 million ounces of gold placed on the heaps. Table 16.1 shows the total materials placed on the heap leach pads.

Table 16.1 Total Material Placed on the Heap Leach Pads – Inception through 2001

Material	Pit	Tons 000's	Grade oz Au/t	Ounces Au 000's
Crushed Oxide Ore	Big Chief	43,354.3	0.039	1,698.0
Crushed Oxide Ore	Vista	16,127.3	0.030	481.8
Crushed Oxide Ore	Rainbow	9,363.1	0.025	234.1
Crushed Oxide Ore	Cherokee	1,671.2	0.031	52.4
Subtotal Crushed Oxide	All Pits	70,516.0	0.035	2,466.3
Crushed Refractory Ore*	Big Chief	2,612.1	0.064	166.5
Crushed Refractory Ore*	Vista	250.1	0.040	9.9
Crushed Refractory Ore*	Rainbow	1.3	0.021	0.0
Subtotal Crushed Refractory*	All Pits	2,863.5	0.062	176.5
ROM Oxide Ore	Big Chief	40,991.4	0.016	645.7
ROM Oxide Ore	Vista	30,530.3	0.016	483.7
ROM Oxide Ore	Rainbow	4,402.4	0.013	58.8
Subtotal ROM Oxide	All Pits	75,924.1	0.016	1,188.2
ROM Refractory Ore*	Big Chief	1,691.6	0.027	45.0
ROM Refractory Ore*	Vista	2,989.6	0.037	109.2
ROM Refractory Ore*	Rainbow	26.9	0.040	1.1
Subtotal ROM Refractory*	All Pits	4,708.1	0.033	155.3
Total All Materials	Big Chief	88,649.4	0.029	2,555.2
Total All Materials	Vista	49,897.2	0.022	1,084.6
Total All Materials	Rainbow	13,793.8	0.021	294.0
Total All Materials	Cherokee	1,671.2	0.031	52.4
Total All Materials	**All Pits**	**154,011.7**	**0.026**	**3,986.2**

* Refractory in this table means both containing coarse gold (slow leaching) and/or non-oxide materials

The Mesquite heap leaching process is outlined in the following few paragraphs (Smith et all, 1999). The crushed or run-of-mine (ROM) ore was placed in heaps on double-lined engineered leach pads. The total heap height was designed to reach two hundred feet, consisting of up to seven (7) thirty-foot (30 ft.) lifts. Each layer was leached for an initial duration of about one hundred and twenty (120) days. Following the initial leach, no solution was applied, the heap rested and was considered inactive. The leach solution, as retained moisture in the resting heap, continued to extract residual gold values not recovered during the primary leach. When subsequent lifts were placed above these inactive ores and leached, the leach solution passed down through the resting ore and collected the residual gold along with the gold recovered through the primary leaching of the topmost ore heap.

In 1996, the Mesquite Mine crusher circuit was deactivated. The decision not to crush ore from the Mesquite Mine followed several large-scale column and pilot heap leach tests. The pilot tests indicated gold recovery from run-of-mine ore was similar to the gold recovery obtained from that of crushed ore.

Leach solution is applied to ores using a matrix of drip emitter tubing. The emitter tubing distributes the leach solution evenly over the top of the heap. The emitters are spaced on thirty-inch centers. Typically, there are between six and seven million square feet under leach, for an application rate of between .0005 and .0015 gallons per minute per square foot. This application rate of dilute cyanide solution allowed even leaching of the gold ore, reducing the effects of the solution channeling through the heap or ponding on top of the heap.

The gold solutions draining from the heaps flow by gravity into the pregnant solution pond. From the pregnant pond the solution is pumped to one of three sets of carbon adsorption columns. One of the sets of carbon adsorption columns is located at the main recovery plant. Two sets of columns are located at the solution ponds. Each column train consists of five up-flow distribution tanks. The 15 tanks combine to hold about 40 tons of carbon. Inside each column, activated carbon adsorbs the gold from the pregnant solution. Carbon used in the carbon columns is coconut shell based. The total combined pregnant solution flow rate averages 6,000 to 7,000 gallons per minute. As the carbon removes the gold from the pregnant solution, the solution becomes barren. After the barren solution is adjusted for pH and cyanide concentration, it is pumped back to the leach pads and distributed over the heaped ore, continuing the leach solution cycle between the leach plant and the gold-recovery carbon columns.

While the leach solution cascades down one of three, five-column trains, the is periodically advanced counter-current or up the column train. The carbon is removed from the top columns when the gold loading is between 100 and 150 oz per ton. The carbon is then transferred to the on-site desorption vessels for carbon stripping. Gold is removed from the carbon using a hot cyanide-caustic strip solution. The strip solution flows into an electrowinning cell where the gold is deposited on stainless steel mesh cathodes. The strip solution is recycled to continue stripping gold from the carbon. The deposits on the cathodes as a "sludge." Periodically, the sludge is removed from the cathodes. The sludge is dried, mixed with flux and smelted into dore. The Mesquite Mine dore assays typically 83% gold and 6% silver. Carbon stripping and refining capacity is present on site, but if activated, will likely result in higher grade barren solution due to the use of stripped carbon in the process.

MDA tabulated the results of 477 bottle roll tests on drill hole samples. This tabulation indicated coarse gold assay problems are evident. Three of the tests yield multi-ounce results that are orders of

magnitude higher than the drill hole assay, and make the average of the bottle roll calculated head grade considerably higher than the average of the drill hole assays. Without these three tests the bottle rolls' calculated head grade and the drill hole assays agree as shown in Table 16.2.

Table 16.2 Comparison of Bottle Roll Tests and Drill Hole Assays

Item	Bottle Roll Calc. Head oz Au/t	Drill Hole Assay oz Au/t
All Tests (477)	0.057	0.038
All Tests except 3 (474)	0.038	0.038

16.1 Heap Leach Drilling

During 2004 Western Goldfields drilled and sampled the existing heap leach pads at Mesquite. A total of 26 sonic drill holes composed of 424 five ft intervals were sampled and submitted for assay and metallurgical testing. Average fire assay head grade was 0.008 ounces per ton.

Metallurgical testing on composites from the sonic drill holes is in progress. Preliminary results are shown in Table 16.3.

Table 16.3 Preliminary Results of Column Tests using Heap Leach Drill Samples

Column ID	Cyanide Concentration lbs/ton	Days	Calculated Head oz Au/t	Extracted Gold oz Au/t	Percent Au Recovery	Last Pregnant Solution ppm Au
P-5	0.1	54	0.0109	0.0012	11.3	0.007
P-6	0.1	54	0.0119	0.0013	10.5	0.007
P-7	0.2	54	0.0082	0.0019	23.3	0.021
P-8	0.2	54	0.0116	0.0019	16.3	0.021
P-9	0.3	54	0.0091	0.0025	27.1	0.031
P-10	0.3	54	0.0115	0.0018	15.8	0.017
Averages			0.0105	0.0018	17.4	0.017

17.0 MINERAL RESOURCE ESTIMATE

17.1 Definitions

The resources stated for Mesquite in this report conform to the definitions adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), August 20, 2000, and meet the criteria of those definitions, where:

A Mineral Resource is a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge.

A 'Measured Mineral Resource' is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimated is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

An 'Indicated Mineral Resource' is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimated is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

An 'Inferred Mineral Resource' is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques for locations such as outcrops, trenches, pits, workings and drill holes.

17.2 Methodology

17.2.1 Geologic and Grade Model

Newmont used the approach documented in this section to update the geologic model of the deposit. They used an indicator approach to determine if material had a probability of being above the cutoff grade ("ore") grade. The "ore"/waste indicator modeling used a two-step interpolation to determine the probability of a block being above the cutoff grade ("ore") or waste and the interpolation of the gold

value of the ore blocks. Ordinary Kriging was utilized for the "ore"/waste determination and inverse distance weighting is utilized for the gold value interpolation. The Mesquite exploration hole database contains 6,221 holes, although two of the holes have missing coordinate information. The model was re-interpolated in December 1998 to reflect new holes drilled in the north halves of Sections 5 & 6, north of the present Cholla extension of the Big Chief Pit. Table 17.1 illustrates the model extent.

Table 17.1 Model Extent

	Minimum	Maximum	Number
Easting	4,000	24,000	800
Northing	5,000	15,500	400
Elevation	100	850	30
Bench Height			30 feet
Block Size			25 feet x 25 feet

17.2.2 Structural Zones

Structural features have an effect on the mineralization at the Mesquite Mine. Five discrete zones were identified and boundaries created for each of these structural zones. These boundaries were used to identify separate interpolation parameters for each structural zone.

17.2.3 Ordinary Kriging

Ordinary Kriging (OK) was used to create the "ore"/waste probability value. This provided a mathematical alternative to hand generating mineralized envelopes. Drill hole composites above the cutoff grade were given a value of 1, while drill hole composites below the cutoff grade were given a value of 0. From the coded composites a value between 0 and 1 was interpolated into the blocks of the model. This effectively allowed discrimination within a probability contour. An interpolated "ore"/waste value of .50 equates to a 50 percent probability that the block is ore.

17.2.4 Variography

Anisotropy was determined both mathematically and empirically. Over 1 million blastholes were available to determine the variography of the mineralization within each of the five structural zones. Hand-generated contours of gold values, ore zone maps, and computer-generated contours of blasthole data were used in conjunction with blasthole variography to determine the trends of mineralization.

17.2.5 Indicators

The exploration database drill hole data were composited into 30' gold values. Gold values between .000 and .006 oz Au/t were assigned an indicator value of zero (waste). Gold values ≥.007 oz Au/t were assigned an indicator value of one ("ore"). Interpolation using these "indicators" yields an "ore"/waste

(probability) value in each block. Table 17.2 shows the indicator kriging parameters, while Table 17.3 illustrates the probability of "ore" to define a block as potentially "ore" grade.

Table 17.2 Indicator Kriging Parameters

Search Distance	Direction
150 Feet	Primary
140 Feet	Secondary
30 Feet	Vertical
Anisotropy	
315°	Bearing
0°	Dip
Number of Composites	
2	Minimum
12	Maximum

Table 17.3 Minimum Ore Probability

Area	Probability Contour
Big Chief	.30
Cholla	.40
North Big Chief	.40
Vista	.40
Rainbow East	.20

Probability values were picked to yield total ore tonnage which closest represents total ore-grade material when compared to the total ore tons mined. Blocks that meet the chosen ore/waste probability value are interpolated with inverse distance weighting interpolation (ID^x) to determine a gold value. Blocks that do not meet the probability criteria are set to .000 oz Au/t.

17.2.6 Inverse Distance Weighting

The use of inverse distance weighting interpolation (ID^x) allows the flexibility to vary the power to adjust the distribution of the gold values. A low (ID^x) power gives more weight to all composites within the search ellipsoid and tends to "smear" values. Conversely, the higher the power, the less weight composites further away from the block to be interpolated, within the search ellipsoid, will receive. This will result in more definition between lower and higher-grade material types. Table 17.4 illustrates the grade interpolation parameters.

Table 17.4 Inverse Distance Weighting Parameters

Area	ID Power	Max. samples
Big Chief	2	12
Cholla	2	12
North Big Chief	2	12
Vista	2	12
Rainbow East	4	12

17.2.7 Restriction of the Influence of High-Grade Composites

High-grade composites were restricted as to the spatial influence they could have on the interpolation of a block. The grade at which the influence (search distance) was limited and the distance were dependent on the structural zone. The high grade limiting data is shown in Table 17.5.

Table 17.5 High-Grade Composite Restriction Parameters

Area	Grade (oz Au/t)	Distance (ft)
Big Chief	.100	75
Cholla	.100	10
North Big Chief	.100	10
Vista	.080	25
Rainbow East	N/A	N/A

17.2.8 Surfaces

Three surfaces were generated for the 3-D block model: topography, bedrock, and refractory. Digital terrain models were created for the bedrock and refractory surfaces.

Topography
Actual surveyed production as-built topography through 12/31/00 was used to calculate all schedules and reserves.

Bedrock
The bedrock digital terrain model surface (DTM) represents the point where the geologist identified the contact between alluvium and bedrock in each drill hole.

Refractory
The refractory digital terrain model surface (DTM) was generated at the intercept where the geologist identified the first occurrence of pyrite in the drill hole cuttings. In holes where no pyrite was identified and the total depth (TD) of the drill hole was greater than 450', the bottom of the hole was used. Holes were ignored for the generation of this DTM in which no pyrite was identified and the TD was less than 450'.

17.2.9 Density

The density used for the resource and reserve estimation is based on fairly extensive testing over the life of the mine. The densities of the Mesquite material are shown in Table 17.6.

Table 17.6 Mesquite Material Density

Material	cu ft/ton	tons/cu yd	lbs/cu ft	SG
Rock	13.58	1.99	147.28	2.36
Overburden	15.94	1.69	125.47	2.01

17.3 Mesquite Resource

The most recent Mesquite grade model was completed by Dale Louchs (Newmont, 1998) for the Mesquite deposit in 2000, based on 6,221 drill holes. Table 17.7 summaries the total mineralized material in the Mesquite grade model compiled by Newmont during November 2003.

Table 17.7 Mesquite Mineralized Material

Material	Cutoff	Tons 000's	Grade	Ounces 000's
ROM - Oxide	0.006	135,931.7	0.009	1,251.7
Crush - Oxide	0.016	50,092.6	0.027	1,355.6
Sulfide	0.012	120,713.3	0.018	2,222.3

The grade model was estimated by first determining the probability of a block being ore grade by indicator kriging and then estimating the grade by inverse distance squared methods, restricting the influence of high-grade composites. The grade model in recent years during the mine operation has accurately predicted the material mined within a few percent. Newmont does not report a resource for any of their properties, since the U.S. Security and Exchange Commission does not allow reporting of any category of resource.

MDA considers the Measured and Indicated resource material in the grade model that has not been mined and is contained in a $400 optimized pit per the JORC or Canadian 43-101 definitions. Newmont optimized a pit based on a $400 gold price during November 2003 and the parameters are shown in Table 17.8.

Table 17.8 Newmont November 2003 Pit Optimization Parameters

Material	Item
Oxide - Cutoff Grade (oz Au/t)	0.006
Non-Oxide - Cutoff Grade (oz Au/t)	0.012
Mining Cost - $/ton mined	$0.70
Processing Cost - $/ton leached	$0.72
Oxide - Recovery < 0.016 oz Au/t	69.00%
Oxide - Recovery > 0.016 oz Au/t	75.00%
Non-Oxide - Recovery	35.00%

The result of the November 2003 $400 gold price pit optimization is summarized as measured and indicated resources shown in Table 17.9. The resource is in addition to the reserves and does not include material reported as reserves. All of the material is contained within the permitted footprint. Additional mineralized material is contained in a $400 gold price optimized pit outside the permitted boundary. Some of this material is contained in the Rainbow deposit which would require relocation of a highway, and is not reported in Table 17.8.

Table 17.9 Mesquite Measured and Indicated Resource
(From Newmont's November 2003 $ 400 Gold Price Optimized Pit)

Material	Tons 000's	Grade oz Au/t	Ounces 000's
Oxide	42,898.0	0.014	587.7
Non-Oxide	16,505.5	0.022	362.3
Totals	59,403.5	0.016	950.0

18.0 MINERAL RESERVE ESTIMATE

The reserves at Mesquite are made up of both materials placed on the existing heap and not yet recovered, and in situ reserves.

18.1 Work in Process (Material remaining in Pad)

Kappes, Cassiday, and Associates (KCA) provided an estimate of the recoverable material remaining on the pad in their trip report during their May 2003 due diligence visit. Excerpts of the KCA report are summarized in italics as follows:

The current leach curve data indicates that gold recovery has averaged 4560 oz/month for the twelve months ending March, 2003. It does not seem to have dropped off during that time. However, during that period all heaps were undergoing the "first pass" wash.

Final new ore had been stacked in May 2001, and primary leaching was completed about three months thereafter, on 1 September 2001. Since 1 September 2001, approximately 27.2 million tons of wash solution have been applied. The heaps contain 154 million tons of ore containing 18.5 million tons of "pore" solution. Therefore, 1.47 displacement washes have been applied during the 21 months since washing began. In practice, Mesquite personnel leach the heaps in panels. There are 23 million square feet of heap, and a panel of 216,000 sq ft is placed under wash every week, so that it takes 24 months (ending 31 August 2003) for the entire heap to be subjected to one wash cycle.

"Ideal" heap washing efficiency curves tend to show that one displacement wash will extract 50% of the gold contained in a heap as high as those at Mesquite. This would indicate that the second wash solutions will contain an average gold grade 50% that of the first-pass solutions. However, there are several factors which cause the Mesquite heaps to deviate from the idea, and which indicate that gold grades will hold up, among them:

- *Run-of-mine ore is about 60% of all ore stacked. ROM ore tends to leach slower and there is more by-passing of solution around the internal fractures, suggesting that one displacement wash will extract perhaps 50%, not 70% of the gold bearing solution.*

- *The method of washing is to wash in panels of fairly limited area. Using this method, solution tends to migrate laterally into unwashed areas. This decreases the wash efficiency.*

On the other hand, the data from the Vista heap, which has undergone three displacement washes, indicates a significant drop-off in gold grades during the second displacement wash.

Given these factors, KCA's best guess for continued production is as follows:

- *Average solution gold content and monthly gold production over the next 24-months (months 1-21) will decrease to an average of 70% of the current figures (to 3192 oz/mo, total 76,600 oz);*
- *Average solution gold content and monthly gold production over the following 12 months (months 25-36) will be 49% of the current figures (2234 oz/mo, total 26,800 oz);*
- *Therefore, total gold production from 1 July 2003 through 30 December 2005 could be 108,800 oz.*

To maintain the above levels of production, the heaps will have to be monitored and managed intensively. While Western Goldfields can achieve some lowering of operating cost because they are a smaller company than Newmont, the lower costs may be offset by a higher level of attention to operations.

Therefore, I conclude that there is a reasonable expectation that the heaps can yield 103,400 recoverable ounces from 1 July 2003 through December 2005, at an average cash cost (total site cost) of $146 per ounce.

The data interpretation in both the present case and in the 1999 review, is highly subjective. I estimate a 90% probability that the future recovery will be between 70,000 and 120,000 oz. The recovery is, to a significant extent, a function of the money spent to achieve it. The low-end 70,000 ounce recovery figure would result if Western Goldfields lowers operating cost per ounce, by lowering cyanide application rate and maintenance of solution application systems.

Projecting recovery beyond month 36 is even more uncertain, but it is possible that another 30,000 ounces could be recovered before the cash cost reaches $300 per ounce.

In June 1999, a KCA engineer, Alex Ruzycki, who had worked intimately with the Mesquite data while a Goldfields employee, did a heap review to determine recoverable gold. After being adjusted for production activities since 1999, his analysis predicts a recoverable gold content in the heaps in February 2003, of 75,600 ounces. This compares reasonably well with the 84,000 oz projection presented above, which is based on the present leach curves.

MDA added to the table described above to estimate the total recoverable ounces remaining in the heap through the end of May 2003 shown in Table 18.1. This table illustrates that, based on projected recoveries used by prior operators, an additional 51,500 ounces of gold should be recovered from the leach pad as of mid-October 2003. MDA believes that between 51,500 ounces of gold on the low end and 88,800 ounces of gold (KCA estimate less 20,000 ounces of production since the estimate) on the high end remain to be recovered from the heap. MDA considers the KCA estimate of leach pad recovery a reserve based on past performance of the leach pad and the economics provided on the following pages. Recovery of additional materials is likely during the closure and washing stage as suggested by KCA.

Table 18.1 Recoverable Gold Ounces Remaining (November 7, 2003)

Estimated	82.0%	30.0%	79.0%	75.0%		40.0%			
Year	Crushed Oxide	Crushed Non-ox	ROM High	ROM Low	ROM Total Oxide	ROM Non-ox	Totals	Actual Oz Recovered	Cumulative Difference
	Recoverable Ounces Placed On Pad								
1986*	169,349				0		169,349	152,810	16,539
1987	166,211				0		166,211	179,660	3,090
1988	180,941				0		180,941	173,170	10,861
1989	202,274		15,709		15,709		217,983	199,690	29,154
1990	212,981		13,245		13,245		226,226	202,260	53,120
1991	191,585			5,429	5,429		197,014	201,730	48,404
1992	200,870			16,349	16,349		217,219	207,890	57,733
1993	205,917	3,011		21,131	21,131		230,059	205,910	81,882
1994	181,831	22,823		19,825	19,825		224,479	209,570	96,791
1995	174,401	9,878		39,840	39,840	3,096	227,215	193,360	130,646
1996	97,546	23,357	51,909	59,563	111,472	5,722	238,097	186,800	181,943
1997			131,676	73,377	205,053	2,808	207,861	227,940	161,864
1998			91,529	48,968	140,497	1,572	142,069	154,080	149,853
1999			NA	NA	165,776	1,422	167,199	164,570	152,482
2000			NA	NA	126,109	16,998	143,107	120,920	174,669
2001			NA	NA	40,511	31,297	71,808	92,630	153,847
2002								57,100	96,747
2003								48,796	47,951
2004**								22,170	25,781
Totals	**1,983,906**	**59,069**	**NA**	**NA**	**920,947**	**62,916**	**3,026,837**	**3,001,056**	**25,781**

* includes some material from 1985
**through September 2004
Note: Table through 1998 from a KCA report; ROM recovery estimated at 77% from 1999-2001

It should be noted that slight variations in percent recovery will have major effects on recoverable ounces. For example, since about 4 million ounces of gold have been placed on the pad, a 1% variation in grade or recovery is 40,000 ounces. Western Goldfields had and agreement to process loaded carbon through Newmont's Twin Creeks facility. The agreement with Newmont will continued processing for six months at a cost of $1,000/ton after which WGI re-commissioned the on site refinery, as was suggested by KCA.

Currently, Mesquite purchases new carbon, uses it once, then ships it to Newmont operations in Nevada. With new carbon, the barren solution contains about 0.013 ppm gold, and about 90% of the gold is recovered on each pass through the carbon. A new operator will probably have to strip and re-use carbon. Even with a very good stripping, acid washing and regeneration plant (the existing Mesquite plant is adequate) the barren solution grade will climb to about 0.025 ppm. Since the pregnant solution grade from the old heaps can be expected to gradually decrease, the single-pass gold recovery will drop somewhat, possibly to about 75%. This could result in a near term fairly abrupt decrease in monthly gold production of 10% to 20%, or a corresponding increase in production cost of 10% (due to the need to pump and process more solution). At this stage of the economic evaluation, overall costs and recovery are projected with an inaccuracy of 10% or more, so this carbon problem is not considered a major issue.

KCA also estimated operating costs for the next 36 months of leaching operation (July 2003 through June 2006). They estimated the operating cost to average US$146.00/oz Au, further they believe that this cost is accurate to plus/minus US$25.00/ oz Au.

Monthly production in May 2003 is about 4,800 oz/month (there are significant individual month fluctuations, but this was the previous 12-month average). Monthly costs in early-2003 average $570,000. Therefore, the cost per ounce produced is $119.00.

We expect a gradual decline in both production and costs, so that in the period July 2003 through June 2005 (24 months), production will average 3,360 oz/month, and monthly costs will average $440,000. Assuming a smooth curve, the Month 24 production will be 1,920 ounces and the Month 24 costs should be $251,000 (to achieve the "target" $131.00 per ounce). However, the production decline is not expected to be a smooth curve - there will be a steeper drop at the front end (in months 1 through 6), therefore the production in month 24 is projected to be 2,350 ounces.

The monthly costs over the 24-month period can be broken down as shown in the table below. Obviously, the cost issues are somewhat subjective. The key operating expense is for leach chemicals (i.e. sodium cyanide). The current rate of cyanide consumption at Mesquite is about 12,000 pounds of sodium cyanide per month, which is purchased for an approximate cost of $0.60 per pound. The consumption is in line with that at a typical active heap leach, and the price is very normal (Newmont does not seem to be getting a better price than Western Goldfields could get). The level of cyanide addition (and the consumption) should decrease as the washing cycle progresses (see the note below). This is the key cost reduction component in the cost projections presented herein. We do not have sufficient data to confirm that lower cyanide addition rates will not adversely affect gold recovery. However, based on experience and a concept of the chemistry involved, it appears to be a reasonable assumption.

In summary, the initial 80,600 ounces will be produced at an average cost of $141 per ounce, and the final 28,200 ounces will be produced at a cost of $160 per ounce. This will result in a projected overall cost for 108,800 ounces, of $146.00 per ounce.

Table 18.2 shows the KCA estimated costs for continued leaching of the existing Mesquite pad.

Table 18.2 Breakdown of the Estimated Operating Costs for Continued Leaching

	All Costs shown below are in US$		
	Recent Month 4,800 oz/mo	Average Month 3,360 oz/mo	Month 24 2,350 oz/mo
Labor, 17 (14) people (a)	116,000	104,000	104,000
Cyanide and caustic (b)	236,000	165,000	120,000
Electricity (c)	91,000	91,000	60,000
Anti-scalant (c)	26,000	26,000	16,000
Pipe & fittings	11,000	11,000	11,000
Carbon & product realization (d)	32,000	32,000	24,000
Parts & supplies	20,000	20,000	20,000
Environmental (e)	12,000	-	-
Reclamation allocation (e)	(12,000)	-	-
Other	38,000	26,000	22,000
Total	570,000	475,000	377,000
Total cost/oz	119.00	141.00	160.00
To achieve $131/oz, Total monthly costs		440,000	308,000

Notes to accompany above table:

(a) It should be possible to reduce the labor contingent fairly quickly from the current 17 people to 14 people.

(b) Cyanide with associated caustic are projected to be applied at the rate of 125 ppm NaCN in year 2003. There is no field evidence that this level of cyanide is required, although one field test (not very well documented) suggested that elimination of all cyanide resulted in a recovery decrease. Typically, at this stage of leaching, most heaps would recover gold without any cyanide addition. Based on the evidence and the "feeling" of operating personnel, it does not appear prudent to eliminate cyanide addition entirely. The costs shown in the table assume that cyanide addition will be decreased to maintain the current addition rate as a stable ratio to the ounces recovered.

(c) Electricity and anti-scalant addition are a function of the amount of solution pumped to the heap. It should be possible to optimize pumping rate by applying solution over a wider area, at an intermittent rate; and late in the game, to significantly reduce the over-all amount pumped while maintaining the projected gold recovery rate.

(d) Carbon purchase and product sales cost should be nearly a direct function of the number of ounces produced. However, in the above table, I have assumed that the costs stay the same for months 1 through 12, and thereafter decrease gradually. Defining these costs will not be possible now, since there are several factors in the cost of carbon and gold recovery that depend on negotiations as to the disposition of carbon.

(e) Environmental costs, and Reclamation Allocation, are expected to neutralize each other, primarily because there is enough money in the reclamation/closure budget to cover all of the costs of on-going environmental monitoring and reporting.

The KCA cost estimate assumed the present carbon treatment arrangement will be in force, whereby Mesquite would not strip the carbon. In addition no allowance has been included for corporate management or project oversight services.

Under the terms of the agreement Newmont and Western Goldfields have agreed to share on a 50%/50% basis the net operating cash flow from operation of the Mesquite leach facility based on the ore currently on the pads.

Since the writing of the KCA report, Western Goldfields, Inc. has continued secondary leaching operations at Mesquite. Several programs have been initiated and are currently in process. These are summarized below:

- Two Sonic Drilling programs on the Mesquite heaps have been completed. Initial work on the 5 foot intervals included the following;
    - 26 Holes;
    - 424 Intervals;
    - Moisture Content analysis;
    - Fire Assay; Au and Ag; and
    - Cyanide Soluble Au.
- Two Different metallurgical testing programs have been run on composites from the Sonic Drill programs. Metallurgical testing incuded the following;
    - 22 column tests
    - High grade composites
    - Low Grade composites
    - Individual Hole composites

Gold production continues at Mesquite. The active leaching area has been increased from 4 million ft^2 to over 7 million ft^2. WGI is negotiating with Newmont to replace the Net of Cash Flow agreement (NOCF) which is currently in place, with a straight NSR agreement. At the heart of the matter is agreeing on total recoverable ounces remaining. Newmont and Western Goldfields are close to finalizing this new agreement and the calculated recoverable ounces they are coming up with agree reasonably well with the previous estimate of KCA and are slightly higher. The projected remaining recoverable ounces on the heaps, according to Newmont and WGI, is approximately 35,000 as of the end of September 2004.

All final metal processing has been done on site since the rehabilitation of the refinery was completed in 2nd quarter of 2004. Dore' is now being shipped from Mesquite which averages approximately 82% gold and 11% silver.

18.2 In Situ Reserves

Newmont developed a Mesquite Expansion Plan to mine additional material contained in four pit phases developed from an optimized pit based on a gold price of $325/oz. Two pit phases are included in the Big Chief and two in the Rainbow. All of the reserves are within the currently permitted area.

Newmont considered purchasing a used mining fleet to mine this material. The mine life is short but the mining equipment must be large (35 cy front shovel and 240 ton trucks) to achieve low mining costs necessary for the proposed operation. Table 18.3 shows the reserve estimate by Newmont at a $325 gold price. MDA's check is based on Newmont's model and pit outlines.

Table 18.3 Mesquite Mine Reserves ($325 Gold-Newmont Calculation)

Calculation	Pit	Feature	Tons Oxide 000's	Grade Oxide oz Au/t	Tons Non-oxide 000's	Grade Non Oxide oz Au/t	Tons Ore Grade 000's	Grade oz Au/t	Tons Overburden 000's	Tons Rock Waste 000's	Tons Waste 000's	Strip Ratio w:ore	Ounces Gold 000's
Newmont	Totals	All	40,059	0.021	2,128	0.024	42,197	0.021	*	*	152,538	3.62	899
MDA	Rainbow1	821	6,075	0.024	0	0.000	6,075	0.024	48,604	326	49,032	8.22	145
MDA	Rainbow2	822	16,558	0.019	2,341	0.016	18,899	0.019	28,191	2,151	30,342	1.60	364
MDA	Big Chief 1	830	4,990	0.027	0	0.000	4,990	0.027	5,809	16,959	36,758	5.36	137
MDA	Big Chief 2	833	11,621	0.019	1,180	0.026	12,801	0.020	25,132	17,381	42,513	3.32	252
MDA	Totals	All	39,344	0.021	3,521	0.020	42,866	0.021	112,736	36,816	149,656	3.49	898
Difference	MDA vs Newmont	All	715	0.000	(1,393)	0.004	669	0.000	*	*	2,882	0.13	1

* Not Available
Note: Newmont from feature 865 rather than 830 and 833

Table 18.4 illustrates Newmont's capital cost estimate.

Table 18.4 Newmont's Proposed Expansion Capital Cost Estimate

Item	Year 1 $000's	Year 2 $000's	Year 3 $000's	Totals $000's
Mine Equipment	$22,525	$2,693		$25,218
Rebuilds		$1,280		$1,280
Transformer	$2,500			$2,500
Shop Demolition	$2,000			$2,000
Leach Pad		$5,418		$5,418
Diversion	$250			$250
Communications	$2,000			$2,000
Misc. Start-up	$3,000			$3,000
Powerline	$1,602			$1,602
Major Rebuilds			$10,480	$10,480
Totals	**$33,877**	**$9,391**	**$10,480**	**$53,748**
Equipment Salvage				**$10,550**

MDA believes the Newmont cost estimate is reasonable for used mine equipment. Most of the year one waste stripping included in the mine plan would normally be considered pre-production stripping. About 50 million tons of pre-production stripping is required and should be shown as a capital item. Using Newmont's cost estimate of $0.55/ton for waste stripping, this would add about $27.5 million to the capital cost.

MDA investigated the economics of the expansion project to determine the gold price at which the project may be attractive. Although the expansion project produces a positive rate of return at a $350/oz gold price, the expansion will be difficult to finance until the gold price is between $400 and $450. The pre-tax cost per ounce produced is around $320/oz gold including capital. A summary of the project economics is shown in Table 18.5 using Newmont's mine plan, projected operating cost and capital estimates.

Table 18.5 Mesquite Mine Expansion Economics

MESQUITE MINE EXPANSION								
PRODUCTION STATISTICS Mine Production		YR -1	YR 1	YR2	YR 3	YR 4	YR 5	Totals
Oxide Low Grade	Tons		1,992,603	5,429,155	7,440,482	2,513,467		17,375,708
	Grade (oz Au/t)		0.0114	0.0116	0.0112	0.0113		0.0114
	Recovery (%)		69.00%	69.00%	69.00%	69.00%		69.00%
Oxide High Grade	Tons		1,798,655	12,385,009	5,091,519	3,351,472		22,688,655
	Grade (oz Au/t)		0.0219	0.0265	0.0252	0.0440		0.0286
	Recovery (%)		75.00%	75.00%	75.00%	75.00%		75.00%
Non-Oxide	Tons		34,365	346,509	249,235	1,457,546		2,127,655
	Grade (oz Au/t)		0.0162	0.0226	0.0285	0.0255		0.0239
	Recovery (%)		35.00%	35.00%	35.00%	35.00%		35.00%
Tons Ore			3,805,623	18,170,673	12,781,236	7,322,485		42,187,019
Waste	Tons		1,574,978	35,430,849	32,645,238	28,866,943		102,538,008
Plant Production Ounces Placed on Heap Gold Production			61,997	396,776	218,049	221,834		899,457
Oxide Low Grade	69.00%		13,674	43,373	37,339	16,636	2,940	136,183
Oxide High Grade	75.00%		28,557	244,562	96,268	99,619	17,580	486,586
Non-Oxide	35.00%		422	2,741	2,486	11,857	1,951	18,657
Total Ounces Produced			44,653	290,673	136,292	127,334	22,471	641,428
Gold Sales	$325		$14,512,184	$94,473,309	$50,795,032	$41,383,542	$7,302,978	$208,464,014
Silver Sales	$6		$0	$0	$0	$0	$0	$0
Royalty			$145,122	$944,703	$507,950	$413,835	$73,030	$2,084,640
Total Sales			**$14,367,062**	**$93,525,606**	**$50,287,052**	**$40,969,706**	**$7,229,948**	**$206,379,374**
Tons Waste Mined		0	1,574,978	35,430,849	32,645,238	28,866,943	0	102,538,008
Tons Ore Mined			3,805,623	18,170,673	12,781,236	7,322,485		
Operating Cost								
Mining Waste	$0.572		$3,077,388	$20,277,886	$18,673,076	$16,636,226		$58,684,576
Mining Ore	$0.745		$2,770,494	$13,425,512	$9,565,601	$5,664,431		$31,423,037
Processing	$0.860		$2,740,049	$13,013,885	$9,207,529	$6,400,000	$5,170,000	$36,638,463
General and Administrative	$0.200		$2,000,000	$2,000,000	$2,000,000	$2,000,000	$500,000	$8,500,000
Totals			$10,587,930	$48,715,282	$39,446,206	$30,800,657	$5,670,000	$135,220,076
Cost Per Oz Au			**$237.1**	**$167.6**	**$252.4**	**$241.9**	**$252.3**	**$210.81**
Cost Per Ton Placed on Heap			**2.78**	**2.70**	**3.08**	**4.09**		**3.21**
Net Profit before Taxes			**$3,779,132**	**$44,810,323**	**$10,840,846**	**$10,169,049**	**$1,559,948**	**$71,159,298**
Capital Investment		$33,377,000	$0	$9,391,000	$10,480,000	$0	($13,550,000)	$43,138,000
Working Capital			$2,646,982			$0	($2,646,982)	$0
Equipment Salvage								$0
Pre-Production Mining		$0	$27,500,000	$0	$0	$0		$27,500,000
Net Capital Cost		$33,377,000	$30,146,982	$9,391,000	$10,480,000	$0	($13,196,982)	$70,638,000
Net Cash Flow		($33,377,000)	($26,367,851)	$35,419,323	$360,846	$10,169,049	$14,756,931	$461,298
Cumulative Cash Flow		($33,377,000)	($60,244,851)	($24,825,527)	($24,464,682)	($14,295,632)	$461,298	$0
Net Present Value (8%)								**($9,371,288)**
Net Present Value (5%)								**($6,307,250)**
Internal Rate of Return								**0.29%**

Table 18.6 summarizes the sensitivity of the mine expansion to gold price

Table 18.6 Mesquite Mine Expansion Sensitivity

Gold Price $/oz Au	Pretax Cashflow $000'S	NPV (5%) $000'S	IRR %
$325.00	461.3	(6,307.3)	0.29
$350.00	16,336.6	6,976.6	10.12
$375.00	32,212.0	20,260.4	19.61
$400.00	48,087.3	33,544.2	28.75
$425.00	63,962.6	46,828.0	37.54
$450.00	79,838.0	60,111.8	46.03

The following should be considered when evaluating the expansion project:

- First, financing to place the reserves into production will be very difficult to find until the gold price is between $400 and $450 per oz;
- Second, the stripping ratio is very high for a low-grade deposit, averaging about 3.5:1 indicating that each ton of ore will have to carry the equivalent of 4.5 tons of mining cost;
- Third, additional reclamation bonding estimated to be $2.0-$2.5 million may be required; and
- Fourth, KCA has indicated that additional plant capital may be required as summarized below:

A new leach pad, the extension of Pad #6, has been permitted. Cost to construct this pad is estimated at $1.29 per square foot based on previous pad construction costs. Total permitted area is 90 acres.

Evaluation of in-ground ore reserves has not been completed, but approximately 42 million tons of ore might be available. To accommodate this on a 90 acre pad, the ore will have to be stacked approximately 220 ft high. However, there is some additional volume available on the existing pad 6, so it may be possible to maintain a lower heap height. KCA sees no reason why the heaps cannot be stacked as high as 220 ft, except that the high heaps will result in longer leach times and delayed gold recovery. The 90-acre pad plus the associated ditches and pipelines will cost approximately $6.5 million. Note that the Newmont estimate totals $5.4 million.

Newmont's capital cost estimate for all costs to re-start the operation is about $54 million. The bulk of this is for used mining equipment. A total of $3 million has been included for miscellaneous process equipment (pumps, carbon columns, irrigation pipeline inventory, etc). Some basic costs required for up-grading the process and support sections are itemized as follows:

ITEM	*COST*
Existing carbon columns - functional for remaining life	*$ 0*
Carbon stripping plant and acid wash plant, upgrade	*$ 300,000*
Cyanide receiving facility (to receive dissolved cyanide)	*$ 100,000*
Laboratory upgrade	*$ 250,000*
New 8000 gpm carbon column set, with pumps	*$ 4,000,000*
9000 ft of 24", and 9000 ft of 14" distribution lines, installed	*$ 4,000,000*

The above list is not comprehensive, but it includes the major items in the process section. These costs seem compatible with the overall capital cost estimate.

19.0 OTHER RELEVANT DATA AND INFORMATION

The Mesquite Mine operated during the period starting in March 1985 and ceased mine production during May 2001. This section describes the operating practices that were used during this period, and is from a document written by Newmont (Smith, et all, 1999) describing the property.

19.1 Mining

In 1986, the first full year of mining, a total of 8.7 million tons of material was mined at an average rate of approximately 30,000 tons of material per day. Production increased to a peak of 45 million tons in 1997, a rate of 132,000 tons of ore and waste per day.

Benches, 30 feet in height, were drilled with rotary blast hole drills on a 24-foot square grid. The 7-7/8" diameter holes were drilled to a depth of 35' feet allowing five feet of sub-drill to adequately break the toe. A one-pound explosive charge of water gel (a booster) was attached to a 18-grain detonating cord down line and is lowered to the bottom of the hole. Once the hole had been primed, a 12-ton pneumatic drill truck filled the holes with blasting agent composed of ammonium nitrate and fuel oil (ANFO). Once the holes were loaded and back-filled with drill cuttings, the holes are connected together "tied in" using non-electric surface delay detonators. A timed delay between firing of adjacent holes reduced the energy released at any one time and is necessary to minimize damage to the pit wall. When the holes are "tied-in", a shock-tube line was laid out to a safe location. The blasting sequence commences once the pit was cleared. Approximately one fifth of a pound of ANFO was required for every ton of rock blasted.

Loading was accomplished with 24-cubic yard capacity hydraulic shovels. These shovels can load a 150-ton haul truck, in less than two minutes, with four passes (buckets of rock). A fleet of 12-150 ton haulage trucks transported ore to leach pads approximately three miles away. Waste material was transported to a nearby in-pit overburden pile.

19.2 Ore Control

Ore zone determination was accomplished by interpolation of the 24-foot spaced blasthole assay values. Samples were collected for each blasthole using a through-the-deck rocket sampler. Approximately 30 pounds of drill cuttings were collected from each blasthole and are assayed for total gold using MIBK method. Hole locations were surveyed before blasting and are matched with the assay value.

This data was then assigned a value of one (1), ore, if the assay value meets the economic pit cutoff or a value of zero (0), waste, if the value does not meet the economic pit cutoff. Ordinary Kriging was used to interpolate the ore/waste probability value. This provided a mathematical tool to determine the ore/waste split. Interpolating a value between 0 and 1 in the blocks of the model effectively allows discrimination within a probability contour. An interpolated ore/waste value of 0.5 equates to a 50 percent probability that the block is ore. Values between 0.3 and 0.4 are used to determine the ore/waste contour. The ore control block model consisted of 25' x 25' x 30' blocks. Once the ore/waste value was interpolated, blocks that meet the ore/waste probability value are interpolated again using the gold assay values with inverse distance interpolation (IDx) to determine the gold grade in the ore blocks. Only blasthole values found within the blocks determined to be ore in the ore/waste interpolation were used to

determine the grade of these blocks. Minable polygons are drawn around the ore blocks and were staked in the pit and mined appropriately.

19.3 Processing

The Mesquite Mine used both crushing and run of mine heap leaching to recover the gold in the ore. The heap leach pads are double lined primarily for the containment of gold-bearing solutions, but also to protect the environment. The total heap height may reach two hundred feet, consisting of up to seven (7) thirty-foot (30 ft.) lifts or layers. Each layer is leached for an initial duration of about one hundred and twenty (120) days. Following the initial leach, the heap rests or is considered to be inactive. The leach solution, as retained moisture in the resting heap, continues extracting residual gold values not recovered during the primary leach. When subsequent lifts are placed above these inactive ores and leached, the leach solution passing down through the resting ore will collect the residual gold along with the gold recovered through the primary leaching of the topmost ore heap.

In 1996, the Mesquite Mine crusher circuit was deactivated. The decision not to crush ore from the Mesquite mines followed several large-scale column and pilot heap leach tests. The pilot tests indicated gold recovery from run-of-mine ore was similar to the gold recovery obtained to that of crushed ore. To date, bypassing the ore crushing stage has not appeared to impact gold recoveries.

Leach solution is applied to ores using a matrix of drip emitter tubing. The emitter tubing distributes the leach solution evenly over the top of the heap. The emitters are spaced on thirty-inch centers. Typically there is between three and four million square feet under leach, for an application rate of between .001 and .002 gallons per minute per square foot. This application rate of dilute cyanide solution allows even leaching of the gold ore reducing the effects of the solution channeling through the heap and ponding on top of the heap.

The gold solutions draining from the heaps are divided into two streams. The higher-grade stream flows to the pregnant pond. From the pregnant pond the solution is pumped to one of three sets of cascading up-flow columns. The amount of heap drainage diverted to the pregnant ponds is equivalent to the total flow capacity of the three column trains. Any excess solution draining from the heaps reports to the intermediate pond. Solution in the intermediate pond is recirculated directly back to the leach heap.

The pregnant solution is pumped to one of the three column trains. One column train is located at the plant. Two sets of columns are located at the ponds. Each column train consists of five up-flow distribution tanks. The 15 tanks combine to hold about 40 tons of carbon. The carbon adsorbs the gold from the leach solution. Recently, the type of carbon used in the carbon columns was changed from pelletized peat-based carbon to coconut shell based carbon for the three trains. The pregnant solution flow rate averages 6,000 gallons per minute. As the carbon removes the gold from the pregnant solution, the solution becomes barren of gold, i.e. barren solution. The barren solution is returned to the leach pads and then distributed over the heaped ore, continuing the leach solution cycle between the leach plant and the gold recovery carbon columns.

While the leach solution cascades down one of three, five-column trains, the carbon advances counter-current or up the column train. The carbon is removed from the top columns when the gold loading is between 100 and 150 oz. per ton.

The loaded carbon is stripped in WGI's plant at the site. Gold is removed from the carbon using a hot cyanide-caustic strip solution, similar to the Zadra process. The gold laden strip solution flows into electrowinning chambers where the gold is deposited on stainless steel mesh cathodes. The strip solution is recycled to continue stripping gold from the carbon. The carbon transfer cycle links the gold recovery solution cycle to the production of gold dore.

The gold deposits on stainless steel wire mesh as a "sludge." Periodically, the sludge is removed from the cathodes. The sludge is dried, mixed with flux and smelted into gold dore. The Mesquite Mine refinery produces a typical dore - 83% gold and 11% silver.

In summary the Mesquite Mine gold recovery is as follows:

- Run-of-Mine ore is placed on the leach pads;
- Leach solution is recirculated between the ore and the gold absorption recovery columns. Excess leach solutions are recirculated back to the ore, bypassing the columns;
- Gold is absorbed into the carbon;
- Mesquite carbon shipped to Nevada for processing;
- The gold is desorbed from the carbon into a stripping solution;
- Electrowinning removes the gold from the stripping solution onto stainless steel wool, forming sludge; and
- The sludge is smelted and refined into gold dore and sold.

19.4 Reclamation

The Mesquite Mine is currently not active and has initiated portions of the formal closure or reclamation activities. The closure and reclamation plan has been developed to comply with the California Code of Regulations, Bureau of Land Management guidelines, the Conditional Use Permit Requirements with Imperial County, and the Surface Mining and Reclamation Act.

Closure and reclamation at the Mesquite Mine will be performed for complete decommission of the associated mining facilities, and to enhance a self-supporting ecosystem that will provide for the post-mine land uses of wildlife habitat, mineral exploration, and recreation. The plan has been developed to achieve the following objectives:

- Ensure public safety, reduce or eliminate adverse environmental impacts, and to provide visual compatibility with the surrounding landscape;
- Return site areas to be reclaimed, such as plant and administration areas, to a condition similar to that existed prior to commencement of mining activities;
- Re-establish a stable environment that will support a diverse self-sustaining vegetation community consistent with the land use objectives;
- Minimize off-site impacts by controlling infiltration, erosion and sedimentation.

Some of the reclamation activities that have been completed include scarifying and broadcast seeding of compacted surfaces to encourage plant growth, minimizing waste rock disposal sites by dumping waste in mined areas of the open pits, and the creation of micro seed catchment areas on the existing waste rock facilities.

20.0 INTERPRETATION AND CONCLUSIONS

Approximately 3 million ounces of gold have been recovered from the Mesquite deposit since 1985. Leaching of the ore currently stacked on the pads is expected to continue for an additional 2-3 years. The facility now has the capacity to treat loaded carbon and produce gold dore'. Newmont no longer processes the loaded carbon at their Nevada operations. Additional reserves have been identified by Newmont by expanding the old pits. At a $400 gold price, the return on mining and leaching the additional material is attractive. MDA suggests that a feasibility study be completed to reopen the Big Chief and Rainbow deposits.

21.0 RECOMMENDATIONS

MDA recommends that WGI complete the following work:

- MDA recommends that the drill hole data and database be checked in detail. While we believe the data has been checked in some detail there are some apparent errors in coordinates, missing coordinates, and incomplete geologic information. This work would include possibly adding information to the database such as RQD, alteration, identifying the type of mineralization, etc. This is no small task and could keep two people busy for a three month period. The estimated cost of this work is estimated to be $75,000.
- A metallurgical test program to improve leach pad recoveries in a phased program is estimated to cost $100,000 to $200,000.
- Complete cross sections and plan maps for the Big Chief and Rainbow deposits to determine if any additional drilling would be recommended. This study could be completed in a relatively short time and should cost about $10,000.
- Plan, schedule, and complete a feasibility study for the economic in-situ material. This will likely take 4-6 months to complete and cost an estimated $500,000.

22.0 REFERENCES

Allen, C. R., 1981, The Modern San Andreas Fault, in W. G. Ernst (ed.) The Geotectonic Development of California, Vol. 1, p. 511-534.

Bechtel Civil and Minerals, Inc, 1984, Mesquite Project Feasibility Study, Prepared for Gold Fields Operating Co.

Cameron, R. E., and Frost, E. G.,1981, Regional Development of Major Antiforms and Synforms Coincident with Detachment Faulting in California, Arizona, Nevada, and Sonora, Geologic Society America Abstracts with Programs, Vol. 13, No. 7, p. 421.

Crockett, J. H., 1988, Compositional and Textural Aspects of Native Gold, Gold Fields Mining Corporation Report (unpub), 30pp.

Crowe, B. M., 1978, Cenozoic Volcanic Geology and Probable Age of Inception of Basin-Range Faulting in the Southeasternmost Chocolate Mountains, California, Geologic Society of America Bulletin, vol. 89, p 251-264.

Davy McKee Corporation, 1987, VCR Project Feasibility Study, Prepared for Gold Fields Operating Co.

Dillon, J. T., 1976, Geology of the Chocolate and Cargo Muchacho Mountains, Southeastern California, Ph.D dissertation (unpub), University of California at Santa Barbara, 575 pp.

Dillon, J. T., 1986, Timing of Thrusting and Metamorphism along the Vincent-Chocolate Mountain Thrust System, Southern California, Geologic Society of America Abstracts with Programs, vol. 18, no. 2, p. 101.

Dixon, R. L., Casteel, M. V., Kelsey, G. L., Ochs, M. L., Ruff, R., Willis, J., Wolff, S., 1995, Bay Hose Resource Evaluation, Mesquite Mine, Santa Fe Pacific Gold Corporation (unpublished).

Frost, D. M., Cameron, T. E., Krummenacher, D., and Martin, D. L., 1981, Possible Regional Interaction of Mid-Tertiary Detachment Faulting with the San Andreas Fault and the Vincent – Orocopia Thrust System, Arizona and California, Geologic Society of America Abstracts with Programs, vol. 13, no. 7, p 455.

Frost, D. M., 1987, Final Report on U/Pb dating studies in the Mesquite Pit and Adjoining Regions, Gold Fields Mining Corporation Report (unpub), 8 pp.

Frost, D. M. and Watowich, S. N., 1987, The Mesquite and Picacho gold mines: Epithermal Mineralization Localized with Tertiary Extensional Deformation, in G. H. Davis and E. M. Vanderdolder eds., Geologic Diversity of Arizona and its Margins: Excursions to Choice Areas, Arizona Bureau of Geology and Mineral Technology Special Paper 5, p. 325-335.

Frost, E. G., Frost, D. M., and Houser, C. E., 1989, Mid-Tertiary Ductile Deformation Below the Trigo Mountains Detachment Fault, Southwestern Arizona, Geological Society of America Abstracts with Programs, Vol. 21, p. 81.

Gasparrini, C., 1987, Chemical and Microanalytical Study of 77 Samples from the Vista Deposit in Southeastern California, Report No. 455, Gold Fields Mining Corporation report (unpub), 7 vol.

Haxel, G. B., and Dillon, J. T., 1978, The Pelona-Orocopia Schist and the Vincent-Chocolate Mountain Thrust System, Southern California, in D.G. Howell and K. A. MacDougall, eds, Mesozoic Paleogeography of the Western United States, SEPM Pacific Coast Paleogeography Symposium 2, p 453-469.

Haxel, G. B., and Grubensky, M. J., 1984, Tectonic Significance of Localization of Middle Tertiary Detachment Faults Along Mesozoic and Early Tertiary Thrust Faults, Southern Arizona Region, Geologic Society of America Abstracts with Programs, Vol. 16, No. 6, p. 533.

Higgins, C. T., March 1990, Mesquite Mine: A Modern Example of the Quest for Gold, Imperial County, California, California Geology, p. 51-56.

Horn, V., 1972, They Still Find Gold in Them Foothills, Inland Empire, Imperial Valley Press, p. 7-40.

Lindqvist, W. F., 1986, Discovery of the Mesquite Gold Deposit, Imperial County, California, Abstract in Society of Economic Geologists Technical Program, SME-AIME Annual Meeting 1987, p. 84.

Loucks, D, 1998, Mesquite- 1998 Life of Mine Plan, Newmont Gold Company report (unpub), 47 pp.

Loucks, D, 2000, Mesquite- 2001 Life of Mine Plan, Newmont Gold Company report (unpub), 47 pp.

Manske, S. L., 1986, The Relative Solubilities of Gold and Silver in the Oxide Zone of the Mesquite Deposit, Imperial County, California, Stanford University Report (unpub), 12 pp.

Manske, S. L., 1987, Matlack, W. F., Springett, M. W., Strakele Jr., A. E., Watowich, S. N., Yeomans, B. and Yeomans, E., Geology of the Mesquite Deposit, Imperial County California, Print No. 87-107, 116th Annual AIME Meeting, 9 pp.

Manske, S. L., 1991, Epithermal Gold Mineralization in Gneissic Rocks of the Mesquite District, Imperial County, California, Ph.D. Dissertation at Stanford University, 347 pp.

Matlack, W. F., and Springett, M. W., 1985, Gold Mineralization and Trace Element Geochemistry of the Mesquite District, California, Gold Fields Mining Corporation report (unpublished).

Miller, F. K., and Morton, D. M., 1977, Comparison of Granitic Intrusions in the Pelona and Orocopia Schists, Southern California, U. S. Geological Survey Journal Research, Vol. 5, p. 643-649.

Miller, P.C., 1989, Application of Bio-Oxidation to Mesquite Ore, Phase 2, Relationship Between Sulphide Oxidation and Gold Recovery, Davy Research and Development Ltd. Report (unpublished).

Miller, T., 1988, Bio-Oxidation of Heap Leach Grade Sulfide Ore at Mesquite, Presented at NMA/UMA Symposium, 10 pp.

Mineral Resources Development Inc., 1991, Mesquite Mine – Review of Strategic Life-of-Mine Plan – Interim Report (unpublished).

Mineral Resources Development Inc., 1992, Mesquite Mine Audit: Findings from Audit of Sample Collection and from Review of the On-Site Assay Lab (unpublished).

Mineral Resources Development Inc., 1992, Geology and Sampling, Mesquite Mine (unpublished).

Mineral Resources Development Inc., 1992 Reserve Review Back-Up for Gold Fields Mining Company (unpublished).

Morales, R., 1994, Mesquite District Geology: Mine Area Lithologies, Map generated for Santa Fe Gold Corporation (unpublished).

Morton, P. D., 1977, Geology and Mineral Resources of Imperial County, California, County Report No. 7, California Division of Mines and Geology, 104 pp.

Morton, P. K., 1966, Geologic Map of Imperial County, California, Williams and Heintz Map Corporation, Washington D. C.

Newmont USA Limited, Asset Purchase Agreement, Nov. 7, 2003 Hospah Coal Company, Western Goldfields, Inc. and Western Mesquite Mines, Inc., (unpublished).

Pincock, Allen & Holt, Inc. 1993, Mineable Reserve Audit, Twin Creeks, Lone Tree and Mesquite Properties, prepared for Santa Fe Pacific Gold Corporation, (unpublished).

Pincock, Allen & Holt, Inc. 1994, Mineable Reserve Audit, Twin Creeks, Lone Tree and Mesquite Properties, prepared for Santa Fe Pacific Gold Corporation, (unpublished).

Pincock, Allen & Holt, Inc. 1995, Mineable Reserve Audit, Twin Creeks, Lone Tree and Mesquite, Trenton Canyon and Mule Canyon Properties, prepared for Santa Fe Pacific Gold Corporation, (unpublished).

Sampson, R. J. and Tucker, W. B., 1942, Mineral Resources of Imperial County, in California Journal Mines Geology, Vol. 38, No. 2, p. 105-145.

Sherrod, D. R., and Tosdal, R. M., 1991, Geological setting and Tertiary Structural Evolution of Southwestern Arizona and Southeastern California, Journal of Geophysical Research, p. 10.

Sibson, R. H., 1987, Earthquake Rupturing as a Mineralizing Agent in Hydrothermal Systems, Geology, Vol. 15, p. 701-704.

Smith, L. E., 1969, Big Brother Group, Report of Preliminary Sampling Investibation, Mesquite District, Imperial County, California, 14 pp.

Spencer, J. E., 1982, Origin of Folds of Tertiary Low Angle Fault Surfaces, Southeastern California and Western Arizona, in E. G. Frost and D. L. Martin, eds., Mesozoic-Cenozoic Tectonic Evolution of the Colorado River Region, California, Arizona, and Nevada (Anderson-Hamilton Volume), p. 123-134.

Taylor, H.K., 1989, Review of Cost-Allocation and Cutoff-Grade Practices and Requirements, (Mesquite Mine, California) for Gold Fields Mining Corporation (unpublished).

Todd, L.R., 1987, Heap Leaching Practices at Gold Fields' Mesquite Operation, Imperial County, California, Print No. 87-112, Annual SME Meeting, 10 pp.

Tosdal, R. M., Manske, S. L., Willis, G. F., Lang, D., and Lusk, M., 1991, Day 1: Mesquite Mining District, Southeastern California, in M. Mckibben eds., Ancient and Modern Mineralization in the Salton Trough, SEG fieldtrip guidebook, 17 pp.

Van Campen, C., 1996, Gold Recovery vs. Liberation Size in Sulfide Ore Based on Small-Scale Operating Tests at Santa Fe Pacific Gold, Mesquite Mine, 8 pp.

Willis, G. F., 1987, Geology and Mineralization of the Mesquite Open Pit Gold Mine, Bulk Minable Precious Metal Deposits of the United States, Geological Society of Nevada Publication, 150 pp.

Willis, G. F., 1988, Geology and Mineralization of the Mesquite Open Pit Gold Mine, in R. W. Schafer, J. J. Copper, and P. G. Vikre eds., Bulk Minable Precious Metal Deposits of the Western United States, Geological Society of Nevada Symposium Proceedings, 1987, p. 473-486.

Willis, G. F., and Tosdal, R. M., 1992, Formation of Gold Veins and Breccias during Dextral Strike-Slip Faulting in the Mesquite Mining District, Southeastern California, Economic Geology, Vol. 87, p. 2002-2022.

23.0 AUTHOR'S CERTIFICATE

I, Neil B. Prenn, P. Eng., do hereby certify that:

1. I am currently employed as Principal Engineer by:

   Mine Development Associates, Inc.
   210 South Rock Blvd.
   Reno, Nevada 89502.

2. I graduated with an Engineer of Mines degree from the Colorado School of Mines in 1967.
3. I am a Registered Professional Mining Engineer in the state of Nevada (#7844) and a member of the Society of Mining Engineers and councilor-at-large for the Mining and Metallurgical Society of America.
4. I have worked as an engineer for a total of 35 years.
5. I have read the definition of "Qualified Person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101.
6. I am responsible for the preparation of the technical report titled *Technical Report for the Mesquite Mine Project, Imperial County, California, USA* and dated December 22, 2004 (the "Technical Report") relating to the Mesquite property. I visited the Mesquite mine site on May 15, 2003 for the duration of one day.
7. I have not had prior involvement with the property that is the subject of this Technical Report.
8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.
9. I am independent of the issuer applying all of the tests in Section 1.5 of National Instrument 43-101.
10. I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
11. I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 22nd day of December.

"Neil B. Prenn"
Signature of Qualified Person

Neil B. Prenn
Print Name of Qualified Person

APPENDIX A

List of Claims

Patented Mill Site Claims

Claim	Sec./Twp./Rge.	Mineral Survey No.	Patent No.	Book	Page
AP 1	17/13S/19E		04-90-0012	1642	558
AP 2	17/13S/19E		04-90-0012	1642	558
AP 3	17/13S/19E		04-90-0012	1642	558
AP 4	17/13S/19E		04-90-0012	1642	558
AP 5	17/13S/19E		04-90-0012	1642	558
AP 6	17/13S/19E		04-90-0012	1642	558
AP 7	17/13S/19E		04-90-0012	1642	558
AP 8	17/13S/19E		04-90-0012	1642	558
AP 9	17/13S/19E		04-90-0012	1642	558
AP 10	17/13S/19E		04-90-0012	1642	558
AP 11	17/13S/19E		04-90-0012	1642	558
AP 12	17/13S/19E		04-90-0012	1642	558
AP 13	17/13S/19E		04-90-0012	1642	558
AP 14	17/13S/19E		04-90-0012	1642	558
AP 15	17/13S/19E		04-90-0012	1642	558
AP 16	17/13S/19E		04-90-0012	1642	558
AP 17	17/13S/19E		04-90-0012	1642	558
AP 18	17/13S/19E		04-90-0012	1642	558
AP 19	17/13S/19E		04-90-0012	1642	558
AP 20	17/13S/19E		04-90-0012	1642	558
AP 21	17/13S/19E		04-90-0012	1642	558
AP 22	17/13S/19E		04-90-0012	1642	558
AP 26	17/13S/19E		04-90-0012	1642	558
AP 27	17/13S/19E		04-90-0012	1642	558
AP 28	17/13S/19E		04-90-0012	1642	558
AP 29	17/13S/19E		04-90-0012	1642	558
AP 30	17/13S/19E		04-90-0012	1642	558
AP 31	17/13S/19E		04-90-0012	1642	558
AP 32	17/13S/19E		04-90-0012	1642	558
MILS 1	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 2	8/13S/19E	6923	04-90-0066	1682	1301
MILS 3	8/13S/19E	6923	04-90-0066	1682	1301
MILS 4	8/13S/19E	6923	04-90-0066	1682	1301
MILS 5	8/13S/19E	6924	04-90-0066	1682	1301
MILS 6	8/13S/19E	6924	04-90-0066	1682	1301
MILS 7	8/13S/19E	6924	04-90-0066	1682	1301
MILS 8	8/13S/19E	6924	04-90-0066	1682	1301
MILS 9	8/13S/19E	6923	04-90-0066	1682	1301
MILS 10	8/13S/19E	6923	04-90-0066	1682	1301
MILS 11	8/13S/19E	6923	04-90-0066	1682	1301
MILS 12	8/13S/19E	6923	04-90-0066	1682	1301
MILS 13	8/13S/19E	6923	04-90-0066	1682	1301
MILS 14	8/13S/19E	6923	04-90-0066	1682	1301
MILS 15	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 16	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 17	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 18	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 19	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5

Patented Mill Site Claims

Claim	Sec./Twp./Rge.	Mineral Survey No.	Patent No.	Book	Page
MILS 20	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 21	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 22	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 23	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 24	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 25	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 26	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 27	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 28	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 29	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 51	8/13S/19E	6923	04-90-0066	1682	1301
MILS 52	8/13S/19E	6923	04-90-0066	1682	1301
MILS 53	8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 54	8/13S/19E	6923	04-90-0066	1682	1301
MILS 55	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 62	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 64	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 65	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 66	8/13S/19E	6924	04-90-0066	1656	1094-5
MILS 67	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 68	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 69	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 70	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 71	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 72	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 73	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 74	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 75	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 76	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 77	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 78	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 79	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 80	8 & 17/13S/19E	6924	04-90-0066	1656	1094-5
MILS 105	8/13S/19E	6923	04-90-0066	1682	1301
MILS 106	8/13S/19E	6923	04-90-0066	1682	1301
MILS 107	8/13S/19E	6923	04-90-0066	1682	1301
MILS 108	8/13S/19E	6923	04-90-0066	1682	1301
MILS 125	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 126	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 127	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 128	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 129	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 130	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 131	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 132	5,8 & 9/13S/19E	6932	04-91-0026	1682	1301
MILS 138	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 139	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 140	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5

Patented Mill Site Claims

Claim	Sec./Twp./Rge.	Mineral Survey No.	Patent No.	Book	Page
MILS 141	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 142	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 143	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 144	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 145	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 146	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 147	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 148	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 149	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 150	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 151	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 152	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 153	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 154	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 155	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 156	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 157	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 158	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 159	7 & 8/13S/19E	6923	04-90-0066	1656	1094-5
MILS 161	7/13S/19E	6923	04-90-0066	1656	1094-5
MILS 162	7/13S/19E	6923	04-90-0066	1656	1094-5
MILS 163	7/13S/19E	6923	04-90-0066	1656	1094-5
MILS 164	7/13S/19E	6923	04-90-0066	1656	1094-5
MILS 165	7/13S/19E	6923	04-90-0066	1656	1094-5
MILS 166	7/13S/19E	6923	04-90-0066	1656	1094-5
MILS 261	33/13S/19E	6921	04-88-0044	1608	368-384
MILS 262	33/13S/19E	6921	04-88-0044	1608	368-384
MILS 265	33/13S/19E	6921	04-88-0044	1608	368-384
MILS 267	33/13S/19E	6921	04-88-0044	1608	368-384
MILS 269	33/13S/19E	6921	04-88-0044	1608	368-384
MILS 299	7, 8 & 17/13S/19E	6924	04-90-0066	1656	1094-5

Unpatented Mill Site

Claim	BLM Number	Book	Page	Section	Township	Range
MILS 101	171111	1549	960	6, 7, 8, 9	T13S	R19E
MILS 102	171112	1549	961	6, 7, 8, 9	T13S	R19E
MILS 103	171113	1549	962	6, 7, 8, 9	T13S	R19E
MILS 104	171114	1549	963	4-9, 17, 33	T13S	R19E
MILS 133	171139	1549	988	6, 7, 8, 9	T13S	R19E
MILS 134	171140	1549	989	6, 7, 8, 9	T13S	R19E
MILS 135	171141	1549	990	6, 7, 8, 9	T13S	R19E
MILS 136	171142	1549	991	6, 7, 8, 9	T13S	R19E
MILS 160	173035	1551	397	6, 7, 8, 9	T13S	R19E
MILS 162	173037	1551	399	6, 7, 8, 9	T13S	R19E
MILS 164	173039	1551	401	6, 7, 8, 9	T13S	R19E
MILS 166	171171	1549	1020	6, 7, 8, 9	T13S	R19E
MILS 167	171172	1549	1021	6, 7, 8, 9	T13S	R19E
MILS 168	171173	1549	1022	6, 7, 8, 9	T13S	R19E
MILS 169	171174	1549	1023	6, 7, 8, 9	T13S	R19E
MILS 170	171175	1549	1024	6, 7, 8, 9	T13S	R19E
MILS 171	171176	1549	1025	4-9, 17, 33	T13S	R19E
MILS 172	171177	1549	1026	4-9, 17, 33	T13S	R19E
MILS 173	173040	1551	402	6, 7, 8, 9	T13S	R19E
MILS 174	171179	1549	1028	4-9, 17, 33	T13S	R19E
MILS 175	171180	1549	1029	6, 7, 8, 9	T13S	R19E
MILS 176	171181	1549	1030	4-9, 17, 33	T13S	R19E
MILS 177	171182	1549	1031	6, 7, 8, 9	T13S	R19E
MILS 178	171183	1549	1032	4-9, 17, 33	T13S	R19E
MILS 179	171184	1549	1033	6, 7, 8, 9	T13S	R19E
MILS 180	171185	1549	1034	4-9, 17, 33	T13S	R19E
MILS 181	171186	1549	1035	6, 7, 8, 9	T13S	R19E
MILS 182	171187	1549	1036	4-9, 17, 33	T13S	R19E
MILS 183	171188	1549	1037	4-9, 17, 33	T13S	R19E
MILS 184	171189	1549	1038	4-9, 17, 33	T13S	R19E
MILS 185	171190	1549	1039	4-9, 17, 33	T13S	R19E
MILS 186	171191	1549	1040	4-9, 17, 33	T13S	R19E
MILS 187	171192	1549	1041	4-9, 17, 33	T13S	R19E
MILS 188	171193	1549	1042	4-9, 17, 33	T13S	R19E
MILS 189	171194	1549	1043	4-9, 17, 33	T13S	R19E
MILS 190	171195	1549	1044	4-9, 17, 33	T13S	R19E
MILS 191	171196	1549	1045	4-9, 17, 33	T13S	R19E
MILS 192	171197	1549	1046	4-9, 17, 33	T13S	R19E
MILS 193	171198	1549	1047	6, 7, 8, 9	T13S	R19E
MILS 194	171199	1549	1048	6, 7, 8, 9	T13S	R19E
MILS 195	171200	1549	1049	6, 7, 8, 9	T13S	R19E
MILS 196	171201	1549	1050	4-9, 17, 33	T13S	R19E
MILS 197	171202	1549	1051	4-9, 17, 33	T13S	R19E
MILS 198	171203	1549	1052	4-9, 17, 33	T13S	R19E
MILS 199	171204	1549	1053	4-9, 17, 33	T13S	R19E
MILS 200	171205	1549	1054	6, 7, 8, 9	T13S	R19E
MILS 202	171206	1549	1055	6, 7, 8, 9	T13S	R19E
MILS 203	171207	1549	1056	6, 7, 8, 9	T13S	R19E

Unpatented Mill Site

Claim	BLM Number	Book	Page	Section	Township	Range
MILS 204	171208	1549	1057	4-9, 17, 33	T13S	R19E
MILS 205	171209	1549	1058	4-9, 17, 33	T13S	R19E
MILS 206	171210	1549	1059	4-9, 17, 33	T13S	R19E
MILS 207	171211	1549	1060	4-9, 17, 33	T13S	R19E
MILS 208	171212	1549	1061	4-9, 17, 33	T13S	R19E
MILS 209	171213	1549	1062	4-9, 17, 33	T13S	R19E
MILS 210	171214	1549	1063	4-9, 17, 33	T13S	R19E
MILS 211	171215	1549	1064	4-9, 17, 33	T13S	R19E
MILS 212	171216	1549	1065	4-9, 17, 33	T13S	R19E
MILS 213	171217	1549	1066	4-9, 17, 33	T13S	R19E
MILS 214	171218	1549	1067	4-9, 17, 33	T13S	R19E
MILS 215	171219	1549	1068	4-9, 17, 33	T13S	R19E
MILS 216	171220	1549	1069	4-9, 17, 33	T13S	R19E
MILS 217	171221	1549	1070	4-9, 17, 33	T13S	R19E
MILS 218	171222	1549	1071	4-9, 17, 33	T13S	R19E
MILS 219	171223	1549	1072	4-9, 17, 33	T13S	R19E
MILS 220	171224	1549	1073	4-9, 17, 33	T13S	R19E
MILS 221	171225	1549	1074	4-9, 17, 33	T13S	R19E
MILS 222	171226	1549	1075	4-9, 17, 33	T13S	R19E
MILS 223	171227	1549	1076	4-9, 17, 33	T13S	R19E
MILS 224	171228	1549	1077	4-9, 17, 33	T13S	R19E
MILS 225	171229	1549	1078	4-9, 17, 33	T13S	R19E
MILS 226	171230	1549	1079	4-9, 17, 33	T13S	R19E
MILS 227	171231	1549	1080	4-9, 17, 33	T13S	R19E
MILS 228	171232	1549	1081	4-9, 17, 33	T13S	R19E
MILS 229	171233	1549	1082	4-9, 17, 33	T13S	R19E
MILS 230	171234	1549	1083	4-9, 17, 33	T13S	R19E
MILS 231	171235	1549	1084	4-9, 17, 33	T13S	R19E
MILS 232	171236	1549	1085	4-9, 17, 33	T13S	R19E
MILS 234	171238	1549	1087	4-9, 17, 33	T13S	R19E
MILS 236	171240	1549	1089	4-9, 17, 33	T13S	R19E
MILS 237	171241	1549	1090	4-9, 17, 33	T13S	R19E
MILS 250	171254	1549	1103	4-9, 17, 33	T13S	R19E
MILS 253	171257	1549	1106	4-9, 17, 33	T13S	R19E
MILS 254	171258	1549	1107	4-9, 17, 33	T13S	R19E
MILS 255	171259	1549	1108	4-9, 17, 33	T13S	R19E
MILS 256	171260	1549	1109	4-9, 17, 33	T13S	R19E
MILS 257	171261	1549	1110	4-9, 17, 33	T13S	R19E
MILS 258	171262	1549	1111	4-9, 17, 33	T13S	R19E
MILS 259	171263	1549	1112	4-9, 17, 33	T13S	R19E
MILS 260	171264	1549	1113	4-9, 17, 33	T13S	R19E
MILS 263	171267	1549	1116	4-9, 17, 33	T13S	R19E
MILS 264	171268	1549	1117	4-9, 17, 33	T13S	R19E
MILS 266	171270	1549	1119	4-9, 17, 33	T13S	R19E
MILS 268	171272	1549	1121	4-9, 17, 33	T13S	R19E
MILS 270	171274	1549	1123	4-9, 17, 33	T13S	R19E
MILS 272	171275	1549	1124	4-9, 17, 33	T13S	R19E
MILS 273	171276	1549	1125	4-9, 17, 33	T13S	R19E
MILS 274	171277	1549	1126	4-9, 17, 33	T13S	R19E

Patented Mining Claims

Name of Claim	Sec./Twp./Rge.	Survey No.	Patent No.	Book	Page	Royalty
BIG BROTHER 1	5/13S/19E	6901	04-88-0045	1622	1253-1277	
BIG CHIEF 1	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
BIG CHIEF 2	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
BIG CHIEF 3	5 & 8/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
BIG CHIEF 4	5 & 8/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
BISCUIT SHOOTER 1	4/13S/19E	6930	04-89-0035	1622	1253-1277	
BISCUIT SHOOTER 2	3 & 4/13S/19E	6930	04-89-0035	1622	1253-1277	
BISCUIT SHOOTER 3	4/13S/19E	6930	04-89-0035	1622	1253-1277	
BU BU 2	4/13S/19E	6930	04-89-0035	1622	1253-1277	
BUDDY 8	5 & 6/13S/19E	6901	04-88-0045	1622	1253-1277	
BUDDY 9	5 & 6/13S/19E	6901	04-88-0045	1622	1253-1277	
BUDDY 10	5 & 6/13S/19E	6901	04-88-0045	1622	1253-1277	
CALCITE 3	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
CHEROKEE 1	4/13S/19E	6930	04-89-0035	1622	1253-1277	
CHEROKEE 6	4/13S/19E	6930	04-89-0035	1622	1253-1277	
CHOLLA	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
COPENHAGEN 1	3/13S/19E	6935	04-95-0021	1810	408-459	
COPENHAGEN 2	3/13S/19E	6935	04-95-0021	1810	408-459	
DESERT VIEW 1	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
DESERT VIEW 2	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
DON JUAN 1	9/13S/19E	6937	04-95-0020	1810	460-525	
DON JUAN 2	4 & 9/13S/19E	6937	04-95-0020	1810	460-525	
GOLD HILL 1	5 & 8 /13S/19E	6933	04-95-0019	1810	302-407	
GOLDEN ANNEX 4	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
GOLDEN ANNEX 5	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
GOLDEN ANNEX 6	8/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
GOLDEN ANNEX A	5 & 8/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
GOLDEN ANNEX D	5 & 8/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
GOLDEN ANNEX E	5/13S/19E	6900	04-90-0022	1642	555-557	6.3% NSR (1)
HIGHWAY FRACTION 1	4/13S/19E	6937	04-95-0020	1810	460-525	
HIGHWAY FRACTION 2	4 & 9/13S/19E	6937	04-95-0020	1810	460-525	
LADY JUNE 1	9/13S/19E	6937	04-95-0020	1810	460-525	
LADY JUNE 1/2	4 & 9/13S/19E	6937	04-95-0020	1810	460-525	
LADY JUNE 2	9/13S/19E	6937	04-95-0020	1810	460-525	
LENA 1	5/13S/19E	6938	04-2002-0004	2124	1170-1212	
LENA 2	5/13S/19E	6938	04-2002-0004	2124	1170-1212	
LENA 3	5/13S/19E	6938	04-2002-0004	2124	1170-1212	
LENA 4	5/13S/19E	6938	04-2002-0004	2124	1170-1212	
LITTLE SISTER 1	5/13S/19E	6901	04-88-0045	1622	1253-1277	
LITTLE SISTER 2	5/13S/19E	6901	04-88-0045	1622	1253-1277	
LOLA 1	9 & 10/13S/19E	6922	04-95-0018	1810	351-391	2% NSR (2)
LOLA 2	9 & 10/13S/19E	6922	04-95-0018	1810	351-391	2% NSR (2)
LOLA 3	9 & 10/13S/19E	6922	04-95-0018	1810	351-391	2% NSR (2)
LOLA 5	9/13S/19E	6922	04-95-0018	1810	351-391	2% NSR (2)
LOLA 6	9/13S/19E	6922	04-95-0018	1810	351-391	2% NSR (2)
LOLA 10	3, 4, 9 & 10/13S/19E	6922	04-95-0018	1810	351-391	2% NSR (2)

Patented Mining Claims

Name of Claim	Sec./Twp./Rge.	Survey No.	Patent No.	Book	Page	Royalty
LOLA EXTENSION	9/13S/19E	6922	04-95-0018	1810	351-391	2% NSR (2)
MESQ 29	5/13S/19E	6938	04-2002-0004	2124	1170-1212	
MESQ 30	5/13S/19E	6938	04-2002-0004	2124	1170-1212	
PANORAMA	3/13S/19E	6935	04-95-0021	1810	408-459	
RAINBOW	3/13S/19E	6935	04-95-0021	1810	408-459	
SEA 342	3/13S/19E	6935	04-95-0021	1810	408-459	
SEA 775	9/13S/19E	6937	04-95-0020	1810	460-525	

Unpatented Mining Claims

Name of Claim	Original BLM Serial No.	Book	Pages	Amended Book	Amended Pages	Section	Town ship	Range	Royalty	$ Cap
AUTOMATIC	52736	1362	1096	1506	833-34	2-11, 15*	T13S	R19E		
BEARCAT	42165	1216	926	1495	89-91	2-11, 15*	T13S	R19E		
BIG BROTHER 2	24626	1178	546	1590	624-25	2-11, 15*	T13S	R19E		
BLACK CAT 1	63547	1364	285	1506	763-64	2-11, 15*	T13S	R19E		
BLACK CAT 2	63548	1364	286	1506	765-66	2-11, 15*	T13S	R19E		
BLACK CAT 3	64791	1364	287	1506	767-68	2-11, 15*	T13S	R19E		
BLACK CAT 4	64792	1364	288	1506	769-70	2-11, 15*	T13S	R19E		
BLACK CAT 5	64793	1364	289	1506	771-72	2-11, 15*	T13S	R19E		
BLACK IRON 1	32876	1273	827	1493	1103-05	2-11, 15*	T13S	R19E		
BU BU 1	42164	1101	550	1492	1400-01	2-11, 15*	T13S	R19E		
BU BU 3	109003	1483	1083	1492	1411-13	2-11, 15*	T13S	R19E		
BUDDY 5	24633	1278	788	1492	1265-66	2-11, 15*	T13S	R19E		
BUDDY 6	24634	1373	739	1492	1267-68	2-11, 15*	T13S	R19E		
BUDDY 7	24635	1373	740	1492	1269-71	2-11, 15*	T13S	R19E		
BUDDY 11	24639	1373	744	1492	1279-81	2-11, 15*	T13S	R19E		
CHEROKEE 2	26094	1325	390	1492	1418-19	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
CHEROKEE 3	29102	1436	388	1492	1420-21	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
CHEROKEE 4	45364	1438	1207	1492	1422-24	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
CHEROKEE 5	58590	1442	1106	1492	1425-27	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
CINDY LYNN	52728	1364	278	1506	793-94	2-11, 15*	T13S	R19E		
DONNIES HOPE 2	92559	1471	1719	1506	755-58	2-11, 15*	T13S	R19E		
DTL 1	238260	1655	797			2-11, 15*	T13S	R19E		
GCB	17811	1423	1311	1590	620-21	2-11, 15*	T13S	R19E		
GCC	17812	1423	1312	1492	1228-30	2-11, 15*	T13S	R19E		
GOLD BUG 1	32398	1100	22	1492	1474-75	2-11, 15*	T13S	R19E		
GOLD BUG 2	32399	1100	24	1492	1476-77	2-11, 15*	T13S	R19E		
GOLD BUG 3	32400	1100	321	1492	1478-79	2-11, 15*	T13S	R19E		
GOLD BUG 6	32403	1195	384	1492	1486-88	2-11, 15*	T13S	R19E		
GOLD BUG 8	32405	1101	296	1492	1489-91	2-11, 15*	T13S	R19E		
GOLD BUG 9	32406	1100	321	1492	1492-93	2-11, 15*	T13S	R19E		
GOLD BUG 10	32407	1208	768	1492	1494-98	2-11, 15*	T13S	R19E		
GOLD BUG 11	32408	1208	768	1492	1494-98	2-11, 15*	T13S	R19E		
GOLD BUG 12	32409	1101	296	1493	350-53	2-11, 15*	T13S	R19E		
GOLD BUG 13	32410	1101	296	1493	350-53	2-11, 15*	T13S	R19E		
GOLD BUG 14	32411	1208	768	1492	1499-1500	2-11, 15*	T13S	R19E		
GOLD BUG 15	32412	1208	768	1492	1501-03	2-11, 15*	T13S	R19E		
GOLD BUG 16	32413	1215	211	1492	1504-05	2-11, 15*	T13S	R19E		
GOLD BUG 17	32414	1219	416	1493	348-49	2-11, 15*	T13S	R19E		
GOLD BUG 18	32415	1208	769	1492	1506-07	2-11, 15*	T13S	R19E		
GOLD BUG 19	32416	1215	211	1492	1508-10	2-11, 15*	T13S	R19E		
GOLD BUG 20	32417	1219	803	1492	1511-12	2-11, 15*	T13S	R19E		
GOLD BUG 21	32418	1221	69	1492	1513-15	2-11, 15*	T13S	R19E		
GOLD BUG 22	32419	1221	69	1492	1516-18	2-11, 15*	T13S	R19E		
GOLD BUG 23	32420	1257	327	1492	1519-21	2-11, 15*	T13S	R19E		
GOLD BUG 25	32422	1368	1736	1493	404-05	2-11, 15*	T13S	R19E		
GOLD BUG 26	32423	1368	1737	1492	1524-26	2-11, 15*	T13S	R19E		
GOLD BUG 27	109176	1483	1445	1492	1527-29	2-11, 15*	T13S	R19E		
GOLD BUG 28	109005	1483	1085	1492	1530-32	2-11, 15*	T13S	R19E		

Unpatented Mining Claims

Name of Claim	Original BLM Serial No.	Book	Pages	Amended Book	Amended Pages	Section	Town ship	Range	Royalty	$ Cap
GOLD HILL 2	30202	317	195	1497	320-21	8	T13S	R19E	6% NSR (3)	
GOLDEN ANNEX 1	29842	1207	751	1590	626-27	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN ANNEX 8	29849	1215	336	1492	1330-31	7, 8	T13S	R19E	6.3% NSR(1)	None
GOLDEN ANNEX C	107693	1482	1585	1492	1344-46	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN ANNEX F	107696	1482	1588	1590	617-19	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN DREAM 10**	29863	1368	1652	1492	1607-13	7, 8	T13S	R19E	6.3% NSR(1)	None
GOLDEN DREAM 11	29864	1368	1653	1492	1614-26	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN DREAM 12	29865	1368	1654	1492	1614-26	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN DREAM 13	29866	1368	1655	1492	1614-26	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN DREAM 14	29867	1368	1656	1492	1614-26	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN DREAM 15	29868	1368	1657	1492	1614-26	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN DREAM 16	29869	1368	1658	1492	1614-26	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
GOLDEN DREAM 8**	29861	1368	1650	1492	1607-13	7, 8	T13S	R19E	6.3% NSR(1)	None
GOLDEN DREAM 9**	29862	1368	1651	1492	1607-13	7, 8	T13S	R19E	6.3% NSR(1)	None
HIDDEN GOLD 1	65546	1448	1344	1506	843-48	2-11, 15**	T13S	R19E		
HIDDEN GOLD 2	65547	1448	1345	1506		2-11, 15**	T13S	R19E		
JACMAC 1	23747	1431	987	1492	1362-64	3, 4*	T13S	R19E		
JACMAC 2	23748	1431	989	1492	1365-66	3, 4*	T13S	R19E		
JACMAC 4	23750	1431	993	1492	1367-68	3, 4*	T13S	R19E		
JACMAC 5	23751	1431	995	1492	1369-70	3, 4*	T13S	R19E		
JACMAC 6	23752	1431	997	1492	1371-72	3, 4*	T13S	R19E		
JACMAC 7	23753	1431	999	1492	1373-74	3, 4*	T13S	R19E		
JACMAC 8	23754	1431	1001	1492	1375-76	3, 4*	T13S	R19E		
JACMAC 9	23755	1431	1003	1492	1377-78	3, 4*	T13S	R19E		
JACMAC 10	23756	1431	1005	1492	1379-81	3, 4*	T13S	R19E		
JACMAC 11	23757	1431	1007	1492	1382-83	3, 4*	T13S	R19E		
JACMAC 12	109008	1483	1084	1492	1384-85	3, 4*	T13S	R19E		
JILDA 1*	1787	1258	86	1590	622-23	5, 6	T13S	R19E		
KEYSTONE 1	28623	1265	741	1492	1468-71	2-11, 15**	T13S	R19E		
KEYSTONE 2	109009	1483	1088	1492	1472-73	2-11, 15**	T13S	R19E		
LADY BE GOOD	43085	522	399	1577	1791-92	2-11, 15**	T13S	R19E		
LITTLE JOHN 1	52720	1384	279	1506	773-74	2-11, 15**	T13S	R19E		
LITTLE JOHN 2	111060	1484	881	1506	775-76	2-11, 15**	T13S	R19E		
LITTLE JOHN 3	111061	1484	879	1506	777-78	2-11, 15**	T13S	R19E		
LITTLE JOHN 4	52724	1384	712	1506	779-80	2-11, 15**	T13S	R19E		
LITTLE JOHN 5	111062	1484	877	1506	781-82	2-11, 15**	T13S	R19E		
LITTLE JOHN 6	64794	1448	913	1506	783-84	2-11, 15**	T13S	R19E		
LITTLE JOHN 7	64795	1448	914	1506	785-88	2-11, 15**	T13S	R19E		
LITTLE JOHN 8	64796	1448	915	1506	785-88	2-11, 15**	T13S	R19E		
LITTLE JOHN 9	111063	1484	875	1506	789-90	2-11, 15**	T13S	R19E		
LITTLE JOHN 10	135917	1510	1128			2-11, 15**	T13S	R19E		
LOLA 4	52404	1172	140	1506	884-85	4, 9	T13S	R19E	2% NSR (2)	
LOLA 7	52407	1172	143	1578	6	9	T13S	R19E	2% NSR (2)	None
LOLA 8	52408	1172	144	1506	892-93	9	T13S	R19E	2% NSR (2)	None
LOLA 9	52409	1172	145	1578	7	4, 9	T13S	R19E	2% NSR (2)	
LUCKY STRIKE 1	94401	1473	198	1492	1294-95	2-11, 15**	T13S	R19E		
LUCKY STRIKE 2	109012	1483	1079	1492	1296-97	2-11, 15**	T13S	R19E		
MESQ 7	94380	1473	177	1590	628-29	2-11, 15**	T13S	R19E		
MESQ 8	94381	1473	178	1506	572-74	2-11, 15**	T13S	R19E		

Unpatented Mining Claims

Name of Claim	Original BLM Serial No.	Book	Pages	Amended Book	Pages	Section	Town ship	Range	Royalty	$ Cap
MESQ 9	94382	1473	179	1590	630-31	6	T13S	R19E	Collins?	
MESQ 31	108987	1483	1092	1506	578-79	2-11, 15*	T13S	R19E		
MESQ 42	108998	1483	1094			2-11, 15*	T13S	R19E		
MESQ 43	108999	1483	1095			2-11, 15*	T13S	R19E		
MESQ 44	109000	1483	1096			2-11, 15*	T13S	R19E		
MESQ 46	115872	1491	197	1495	1311-13	2-11, 15*	T13S	R19E		
MESQ 50	121208	1495	32	1506	607-08	2-11, 15*	T13S	R19E		
MESQ 51	121209	1495	33	1506	609-12	2-11, 15*	T13S	R19E		
MESQ 52	121210	1495	34							
MESQ 53	121211	1495	35	1506	613-14	2-11, 15*	T13S	R19E		
NEW GOLD 1	16221	1298	592	1492	1234-44	8, 9	T13S	R19E		
NEW GOLD 2	16222	1298	593	1492	1234-44	8, 9	T13S	R19E		
NEW GOLD 3	16223	1298	594	1492	1234-44	8, 9	T13S	R19E		
NEW GOLD 4	16224	1298	595	1492	1234-44	8, 9	T13S	R19E		
PAY DIRT 11**	15536	1419	21	1492	1431-34	6,7	T13S	R19E	5% NSR	136524
PAY DIRT 13**	15538	1419	23	1492	1435-37	6,7	T13S	R19E	5% NSR	136524
PAY DIRT 15	15540	1419	25	1492	1438-40	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
PAY DIRT 16	15541	1419	26	1492	1441-43	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
PAY DIRT 17	109013	1483	1081	1492	1444-46	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
PI	108134	1481	88	1521	332-33	2-11, 15*	T13S	R19E		
PRINCE 1*	29836	624	495	1590	615-16	5, 6, 7, 8	T13S	R19E	6.3% NSR(1)	
PROVIDENCE 1*	62094	1446	789	1492	1386-87	4*	T13S	R19E		
PROVIDENCE 2	62095	1446	790	1492	1388-89	4*	T13S	R19E		
PROVIDENCE 3	62096	1446	791	1492	1390-92	4*	T13S	R19E		
PROVIDENCE 4	62097	1446	792	1492	1393-94	4*	T13S	R19E		
PROVIDENCE 6	62099	1446	794	1492	1395-96	4*	T13S	R19E		
RIBBIT	111065	1484	871	1506	791-92	2-11, 15*	T13S	R19E		
SEA 1	105150	1479	1247	1506	615-18	9,10,15,16	T13S	R19E		
SEA 2	105151	1479	1248	1506	615-18	9,10,15,16	T13S	R19E		
SEA 3	105152	1479	1249	1506	619-20	9	T13S	R19E	2% NSR	None
SEA 4	105153	1479	1250	1506	621-22	9,10,15,16	T13S	R19E		
SEA 5	105154	1479	1251	1506	623-24	9	T13S	R19E	2% NSR	None
SEA 6	105155	1479	1252	1506	625-26	9,10,15,16	T13S	R19E		
SEA 7	105156	1479	1253	1506	627-28	9	T13S	R19E	2% NSR	None
SEA 9	121212	1495	36	1506	629-30	9	T13S	R19E	2% NSR	
SEA 15	105160	1479	1257	1506	631-36	9,10,15,16	T13S	R19E		
SEA 16	105161	1479	1258	1506	631-36	9,10,15,16	T13S	R19E		
SEA 17	105162	1479	1259	1506	631-36	9,10,15,16	T13S	R19E		
SEA 18	105163	1479	1260	1506	637-38	2-11, 15*	T13S	R19E		
SEA 19	105164	1479	1261	1506	639-42	2-11, 15*	T13S	R19E		
SEA 20	105165	1479	1262	1506	639-42	2-11, 15*	T13S	R19E		
SEA 29	105166	1479	1263	1506	643-62	2-11, 15*	T13S	R19E		
SEA 30	105167	1479	1264	1506	643-62	2-11, 15*	T13S	R19E		
SEA 31	105168	1479	1265	1506	643-62	2-11, 15*	T13S	R19E		
SEA 32	105169	1479	1266	1506	643-62	2-11, 15*	T13S	R19E		
SEA 33	105170	1479	1267	1506	643-62	2-11, 15*	T13S	R19E		
SEA 34	105171	1479	1268	1506	643-62	2-11, 15*	T13S	R19E		
SEA 35	105172	1479	1269	1506	643-62	2-11, 15*	T13S	R19E		
SEA 36	105173	1479	1270	1506	643-62	2-11, 15*	T13S	R19E		

Unpatented Mining Claims

Name of Claim	Original BLM Serial No.	Book	Pages	Amended Book	Amended Pages	Section	Town ship	Range	Royalty	$ Cap
SEA 37	105174	1479	1271	1506	643-62	2-11, 15*	T13S	R19E		
SEA 38	105175	1479	1272	1506	643-62	2-11, 15*	T13S	R19E		
SEA 40	105177	1479	1274	1506	663-64	2-11, 15*	T13S	R19E		
SEA 43	105180	1479	1277	1506	665-78	2-11, 15*	T13S	R19E		
SEA 44	105181	1479	1278	1506	665-78	2-11, 15*	T13S	R19E		
SEA 45	105182	1479	1279	1506	665-78	2-11, 15*	T13S	R19E		
SEA 46	105183	1479	1280	1506	665-78	2-11, 15*	T13S	R19E		
SEA 47	105184	1479	1281	1506	665-78	2-11, 15*	T13S	R19E		
SEA 48	105185	1479	1282	1506	665-78	2-11, 15*	T13S	R19E		
SEA 49	105186	1479	1283	1506	665-78	2-11, 15*	T13S	R19E		
SEA 56	105187	1479	1284	1506	679-80	2-11, 15*	T13S	R19E		
SEA 58	105189	1479	1286	1506	681-82	2-11, 15*	T13S	R19E		
SEA 60	105191	1479	1288	1506	683-86	2-11, 15*	T13S	R19E		
SEA 61	105192	1479	1289	1506	683-86	2-11, 15*	T13S	R19E		
SEA 80	105211	1479	1308	1851	478-79	9,10,15,16	T13S	R19E		
SEA 89	105220	1479	1317			2-11, 15*	T13S	R19E		
SEA 98	105229	1479	1326			2-11, 15*	T13S	R19E		
SEA 107	105238	1479	1335			2-11, 15*	T13S	R19E		
SEA 121	105247	1479	1344			2-11, 15*	T13S	R19E		
SEA 123	105249	1479	1346			2-11, 15*	T13S	R19E		
SEA 125	105251	1479	1348			2-11, 15*	T13S	R19E		
SEA 127	105253	1479	1350			2-11, 15*	T13S	R19E		
SEA 129	105255	1479	1352			2-11, 15*	T13S	R19E		
SEA 131	105257	1479	1354			2-11, 15*	T13S	R19E		
SEA 133	105259	1479	1356			2-11, 15*	T13S	R19E		
SEA 135	105261	1479	1358			2-11, 15*	T13S	R19E		
SEA 137	105263	1479	1360			2-11, 15*	T13S	R19E		
SEA 139	105265	1479	1362			2-11, 15*	T13S	R19E		
SEA 141	105267	1479	1364			2-11, 15*	T13S	R19E		
SEA 327	109895	1482	1160	1506	703-04	2-11, 15*	T13S	R19E		
SEA 328	109896	1482	1161	1506	705-06	2-11, 15*	T13S	R19E		
SEA 330	109898	1482	1163	1506	707-08	2-11, 15*	T13S	R19E		
SEA 332	109900	1482	1165	1506	709-10	2-11, 15*	T13S	R19E		
SEA 336	109904	1482	1169	1506	711-12	2-11, 15*	T13S	R19E		
SEA 339	109907	1482	1172	1506	715-16	2-11, 15*	T13S	R19E		
SEA 340	109908	1482	1173	1506	717-18	2-11, 15*	T13S	R19E		
SEA 746	121213	1495	37	1506	721-22	2-11, 15*	T13S	R19E		
SEA 747	121214	1495	38	1506	723-24	2-11, 15*	T13S	R19E		
SEA 748	121215	1495	39	1506	725-26	2-11, 15*	T13S	R19E		
SEA 759	121217	1495	41	1506	727-748	2-11, 15*	T13S	R19E		
SEA 760	121218	1495	42	1506	727-748	2-11, 15*	T13S	R19E		
SEA 761	121219	1495	43	1506	727-748	2-11, 15*	T13S	R19E		
SEA 762	121220	1495	44	1506	727-748	2-11, 15*	T13S	R19E		
SEA 763	121221	1495	45	1506	727-748	2-11, 15*	T13S	R19E		
SEA 764	121222	1495	46	1506	727-748	2-11, 15*	T13S	R19E		
SEA 765	121223	1495	47	1506	727-748	2-11, 15*	T13S	R19E		
SEA 766	121224	1495	48	1506	727-748	2-11, 15*	T13S	R19E		
SEA 767	121225	1495	49	1506	727-748	2-11, 15*	T13S	R19E		
SEA 768	121226	1495	50	1506	727-748	2-11, 15*	T13S	R19E		

Unpatented Mining Claims

Name of Claim	Original BLM Serial No.	Book	Pages	Amended Book	Pages	Section	Town ship	Range	Royalty	$ Cap
SEA 769	121227	1495	51	1506	727-748	2-11, 15*	T13S	R19E		
SEA 770	121228	1495	52	1506	1467-68	2-11, 15*	T13S	R19E		
SEA 773	121229	1495	53	1506	749-50	2-11, 15*	T13S	R19E		
SEA 774	121230	1495	54	1506	751-52	2-11, 15*	T13S	R19E		
STREAK OF SILVER 1	59548	1442	1350	1492	1581-83	4 *	T13S	R19E		
STREAK OF SILVER 2	59549	1442	1349	1492	1584-86	4 *	T13S	R19E		
STREAK OF SILVER 3	59550	1442	1348	1492	1587-89	4 *	T13S	R19E		
THEDFORD	53972	1253	56	1590	613-14	5	T13S	R19E	5% NSR	105113
THELMA L. 1	37971	1438	1208	1492	1447-48	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
THELMA L. 4	37974	1438	1211	1492	1453-55	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
THELMA L. 5	37975	1438	1212	1492	1456-57	3, 4, 5, 6, 7	T13S	R19E	5% NSR	136524
ZACKERY 2	32887	1344	261	1506	555-56	2-11, 15*	T13S	R19E		

Leased Unpatented Claims									
				Amended					
Name of Claim	Original BLM Serial Nos.	Book	Pages	Book	Pages	Section	Township	Range	Royalty
SINGER 1	86399	1465	1638	1492	1544-52	6, 7	T13S	R19E	5% NSR
SINGER 2	86400	1465	1639	1492	1544-52	6, 7	T13S	R19E	5% NSR
SINGER 3	86401	1465	1640	1492	1544-52	6, 7	T13S	R19E	5% NSR
SINGER 4	86402	1465	1641	1492	1544-52	6, 7	T13S	R19E	5% NSR
MESQ 45	109001	1483	1097			6, 7	T13S	R19E	5% NSR

Section 16: <u>Township 13 South, Range 19 East</u>

Excepting 20 acres of mineral rights, which were reserved in Deed recorded September 13, 1985 in Book 1546, Page 1740 in the Official Records of Imperial County, California.

Patent Number 04-97-0039 dated January 30, 1997, which is recorded in Book 1877, Pages 189-191 in the Official Records of Imperial County, California, covering the following:

<u>Township 13 South, Range 19 East</u>

Section 8:	Lots 8 and 9
Section 17:	Lots 1, 2, 3, SE/4 SW/4 SW/4 SE/4, S/2 SE/4 SW/4 SE/4, E/2 NE/4 SE/4 SE/4, SW/4 NE/4 SE/4 SE/4, and S/2 SE/4 SE/4
Subject to:	RESERVATION TO THE UNITED STATES from the land so granted a right-of-way thereon for ditches or canals constructed by the authority of the United States. Act of August 30, 1890 (43 U.S.C. 945); and Those rights for a utility corridor granted to Santa Fe Pacific Minerals Corporation, its successors or assigns, by right-of-way No CACA 19129, pursuant to the Act of October 21, 1976 (43 U.S.C. 1761).

NW/4 NW/4, W/2 SW/4 NW/4, SE/4 SW/4 NW/4, NW/4 SW/4, SW/4 SW/4, W/2 SE/4 SW/4, NE/4 SE/4 SW/4, SE/4 NE/4, NE/4 NW/4 SE/4, NW/4 SE/4 NW/4 SE/4, NE/4 SE/4 NW/4 SE/4, SW/4 SE/4 NW/4 SE/4, W/2 SW/4 SE/4, W/2 E/2 SW/4 SE/4, E/2 SE/4 SW/4 SE/4, N/2 NE/4 SE/4, N/2 SE/4 NE/4 SE/4, N/2 SW/4 NE/4 SE/4, SW/4 SE/4 SE/4, SW/4 SE/4 SE/4 SE/4; all in Section 25, Township 9 South, Range 17 East, S.B.M., Imperial County, California.

California State Lease

Mineral Extraction Lease effective October 1, 2002 by and the California State Lands Commission and Newmont USA Limited dba Newmont Mining Corporation, covering the following:

Lots 1-10, inclusive, of Section 5 and Lots 1-10, inclusive of Section 6, all in Township 13 South, Range 19 East, San Bernardino Base and Meridian, Imperial County, California, containing 657.87 acres, more or less, of vacant State-owned school lands.

Subject to the following royalty based on the gold price:

< $350/oz Au	4% NSR
> $350;<$450	(Gold Price-150)/50
> $450/oz Au	6% NSR

BLM Right of Way

Right-of-Way (CA-19129) dated September 12, 1986 by and between Bureau of Land Management and Newmont USA Limited (successor-in-interest to Gold Fields Mining Corporation) for a right to construct, operate, maintain, and terminate a utility corridor on public lands, described as follows:

Township 13 South, Range 19 East, S.B.B.& M.

Section 17: within the S/2 SE/4
Section 20: within the NE/4
Section 21: within the W/2
Section 28: within the W/2
Section 33: within the S/2 NW/4